                               CREDIT AGREEMENT

                           dated September 12, 2001

                                 by and among

                            URBAN OUTFITTERS, INC.,
               and its Subsidiaries listed on Schedule 1 hereto,

                                 as Borrowers,

                        the Lenders referred to herein,

                                      and

                          FIRST UNION NATIONAL BANK,
                            as Administrative Agent

                               TABLE OF CONTENTS
                               -----------------

                                                                                                 Page
                                                                                                 ----
ARTICLE I      DEFINITIONS.......................................................................   1
               Section 1.1.      Definitions.....................................................   1
               Section 1.2.      General.........................................................  15
               Section 1.3.      Other Definitions and Provisions................................  15

ARTICLE II     CREDIT FACILITY...................................................................  15
               Section 2.1.      Loans...........................................................  15
               Section 2.2.      Procedure for Advances of Loans.................................  16
               Section 2.3.      Repayment of Loans..............................................  17
               Section 2.4.      Notes...........................................................  17
               Section 2.5.      Permanent Reduction of the Commitment...........................  18
               Section 2.6.      Termination of the Aggregate Commitment.........................  18
               Section 2.7.      Use of Proceeds.................................................  18
               Section 2.8.      Joint and Several Obligations...................................  18
               Section 2.9.      Dollar Equivalent...............................................  18

ARTICLE III    LETTERS OF CREDIT.................................................................  19
               Section 3.1.      L/C Commitment..................................................  19
               Section 3.2.      Terms of Letters of Credit......................................  19
               Section 3.3.      Existing Letters of Credit issued by First Union................  20
               Section 3.4.      Cash Collateral for Letters of Credit...........................  20
               Section 3.5.      Procedure for Issuance of Letters of Credit.....................  21
               Section 3.6.      Commissions and Other Charges...................................  21
               Section 3.7.      L/C Participations..............................................  21
               Section 3.8.      Reimbursement Obligation of the Borrowers.......................  22
               Section 3.9.      Obligations Absolute............................................  22
               Section 3.10.     General Terms of Documentary Letters of Credit..................  23
               Section 3.11.     Effect of Application...........................................  24
               Section 3.12.     Continuing Letter of Credit Agreement...........................  24

ARTICLE IV     GENERAL LOAN PROVISIONS...........................................................  24
               Section 4.1.      Interest........................................................  24
               Section 4.2.      Notice and Manner of Conversion or Continuation of Loans........  26
               Section 4.3.      Fees............................................................  27
               Section 4.4.      Manner of Payment...............................................  27
               Section 4.5.      Credit of Payments and Proceeds.................................  28
               Section 4.6.      Changed Circumstances...........................................  28
               Section 4.7.      Indemnity.......................................................  30
               Section 4.8.      Capital Requirements............................................  30
               Section 4.9.      Taxes...........................................................  31

               Section 4.10.     Guaranty........................................................  32
               Section 4.11.     Adjustments.....................................................  32
               Section 4.12.     Nature of Obligations of Lenders Regarding Extensions of Credit;
                                 Assumption by the Administrative Agent..........................  32
               Section 4.13.     European Economic and Monetary Union............................  33

ARTICLE V      CLOSING; CONDITIONS OF CLOSING AND BORROWING......................................  35
               Section 5.1.      Closing.........................................................  35
               Section 5.2.      Conditions to Closing and Initial Extensions of Credit..........  35
               Section 5.3.      Conditions to All Extensions of Credit..........................  37

ARTICLE VI     REPRESENTATIONS AND WARRANTIES OF THE BORROWERS...................................  38
               Section 6.1.      Representations and Warranties..................................  38
               Section 6.2.      Survival of Representations and Warranties, Etc.................  44

ARTICLE VII    INFORMATION AND NOTICES...........................................................  44
               Section 7.1.      Financial Statements and Projections............................  45
               Section 7.2.      Officer's Compliance Certificate................................  46
               Section 7.3.      Accountants' Certificate........................................  46
               Section 7.4.      Other Reports...................................................  46
               Section 7.5.      Notice of Litigation and Other Matters..........................  46
               Section 7.6.      Accuracy of Information.........................................  47

ARTICLE VIII   AFFIRMATIVE COVENANTS.............................................................  47
               Section 8.1.      Preservation of Corporate Existence and Related Matters.........  47
               Section 8.2.      Maintenance of Property.........................................  47
               Section 8.3.      Insurance.......................................................  48
               Section 8.4.      Accounting Methods and Financial Records........................  48
               Section 8.5.      Payment and Performance of Obligations..........................  48
               Section 8.6.      Compliance With Laws and Approvals..............................  48
               Section 8.7.      Environmental Laws..............................................  48
               Section 8.8.      Compliance with ERISA...........................................  48
               Section 8.9.      Compliance With Agreements......................................  49
               Section 8.10.     Conduct of Business.............................................  49
               Section 8.11.     Visits and Inspections..........................................  49
               Section 8.12.     Additional Guarantors...........................................  49
               Section 8.13.     Maintain Cash Collateral Account................................  49
               Section 8.14.     Subsequent Credit Terms.........................................  49
               Section 8.15.     Opinions of Counsel to Non-U.S. Borrowers.......................  50
               Section 8.16.     Further Assurances..............................................  50

ARTICLE IX     FINANCIAL COVENANTS...............................................................  50
               Section 9.1.      Fixed Charge Coverage Ratio.....................................  50
               Section 9.2.      Adjusted Debt to EBITDAR Ratio..................................  50
               Section 9.3.      Minimum Tangible Net Worth......................................  50

ARTICLE X      NEGATIVE COVENANTS................................................................  50
               Section 10.1.     Limitations on Debt.............................................  51
               Section 10.2.     Limitations on Guaranty Obligations.............................  51
               Section 10.3.     Limitations on Liens............................................  51
               Section 10.4.     Limitations on Loans, Advances, Investments and Acquisitions....  52
               Section 10.5.     Limitations on Mergers and Liquidation..........................  53
               Section 10.6.     Limitations on Sale of Assets...................................  54
               Section 10.7.     Limitations on Dividends and Distributions......................  54
               Section 10.8.     Limitations on Exchange and Issuance of Capital Stock...........  54
               Section 10.9.     Transactions with Affiliates....................................  55
               Section 10.10.    Certain Accounting Changes......................................  55
               Section 10.11.    Amendments; Payments and Prepayments of Subordinated Debt.......  55
               Section 10.12.    Restrictive Agreements..........................................  55
               Section 10.13.    Capital Expenditures............................................  55

ARTICLE XI     DEFAULT AND REMEDIES..............................................................  55
               Section 11.1.     Events of Default...............................................  55
               Section 11.2.     Remedies........................................................  57
               Section 11.3.     Rights and Remedies Cumulative; Non-Waiver, etc.................  58

ARTICLE XII    THE ADMINISTRATIVE AGENT..........................................................  59
               Section 12.1.     Appointment.....................................................  59
               Section 12.2.     Delegation of Duties............................................  59
               Section 12.3.     Exculpatory Provisions..........................................  59
               Section 12.4.     Reliance by the Administrative Agent............................  59
               Section 12.5.     Notice of Default...............................................  60
               Section 12.6.     Non-Reliance on the Administrative Agent and Other Lenders......  60
               Section 12.7.     Indemnification.................................................  60
               Section 12.8.     The Administrative Agent in Its Individual Capacity.............  61
               Section 12.9.     Resignation of the Administrative Agent; Successor
                                 Administrative Agent............................................  61

ARTICLE XIII   MISCELLANEOUS.....................................................................  61
               Section 13.1.     Notices.........................................................  61
               Section 13.2.     Expenses; Indemnity.............................................  62
               Section 13.3.     Set-off.........................................................  63
               Section 13.4.     Governing Law...................................................  63
               Section 13.5.     Consent to Jurisdiction; Service of Process.....................  63
               Section 13.6.     Binding Arbitration; Waiver of Jury Trial;
                                 Preservation of Remedies........................................  64
               Section 13.7.     Reversal of Payments............................................  65
               Section 13.8.     Injunctive Relief; Punitive Damages.............................  65
               Section 13.9.     Accounting Matters..............................................  65
               Section 13.10.    Successors and Assigns..........................................  66

               Section 13.11.    Disclosure of Information; Confidentiality......................  67
               Section 13.12.    Amendments, Waivers and Consents................................  67
               Section 13.13.    Agreement Controls..............................................  68
               Section 13.14.    Covenants Independent...........................................  68
               Section 13.15.    Survival........................................................  68
               Section 13.16.    Counterparts....................................................  68
               Section 13.17.    Headings........................................................  68
               Section 13.18.    Severability....................................................  68
               Section 13.19.    Entirety........................................................  69
               Section 13.20.    Termination.....................................................  69
               Section 13.21.    Payment of Borrowers' Obligations...............................  69
               Section 13.22.    Powers of Attorney and Authorizations Irrevocable...............  69
               Section 13.23.    Register........................................................  69
               Section 13.24.    Judgment Currency...............................................  69

     CREDIT AGREEMENT, dated the 12th day of September, 2001, by and among URBAN OUTFITTERS, INC., a Pennsylvania corporation ("Urban"), the Subsidiaries (as hereinafter defined) of Urban listed on Schedule 1 hereto (including Urban, each
                                        ----------
individually a "Borrower" and collectively, the "Borrowers"), the Lenders who are or may become party to this Agreement and FIRST UNION NATIONAL BANK, a national banking association, as Administrative Agent for the Lenders.

                              STATEMENT OF PURPOSE
                              --------------------

     The Borrowers have requested, and the Lenders have agreed to extend, on the terms and conditions of this Agreement, certain credit facilities for use by the Borrowers to fund working capital (including capital expenditures), to support the issuance of documentary and standby Letters of Credit and to finance the general corporate purposes of the Borrowers.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, and intending to be legally bound hereby, such parties hereby agree as follows:

                                   ARTICLE  I

                                  DEFINITIONS
                                  -----------

  Section 1.1. Definitions.  The following terms when used in this Agreement
               -----------
shall have the meanings assigned to them below:

     "AAA" shall have the meaning assigned thereto in Section 13.6(a) hereof.
      ---                                             ---------------

     "Adjusted Debt" means, for any period of determination, as to Urban and its
      -------------
Consolidated Subsidiaries, the sum of eight times (8x) Rents plus Funded Debt.

     "Adjusted Debt to EBITDAR Ratio" means, as of any date of determination, as
      ------------------------------
to Urban and its Consolidated Subsidiaries, Adjusted Debt divided by EBITDAR, in each case for the most recently ended Rolling Period.

     "Administration Fee" shall have the meaning assigned thereto in Section
      ------------------                                             -------
4.3(b) hereof.
------

     "Administrative Agent" means First Union in its capacity as Administrative
      --------------------
Agent hereunder, and any successor thereto appointed pursuant to Section 12.9
                                                                 ------------
hereof.

     "Administrative Agent's Office" means the office of the Administrative
      -----------------------------
Agent specified or determined in accordance with the provisions of Section
                                                                   -------
13.1(c).
-------

     "Affiliate"  means, with respect to any Person, any other Person (other
      ---------
than a Subsidiary) which directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person or any Subsidiary. The term control means (a) the power to vote five percent (5%) or more of the securities or other equity interests of a Person having ordinary voting power, or (b) the possession, directly or indirectly, of any other power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

     "Aggregate Commitment" means the aggregate amount of the Lenders'
      --------------------
Commitments hereunder, as such amount may be reduced or modified at any time or from time to time pursuant to the terms hereof. On the Closing Date, the Aggregate Commitment shall be Twenty-Five Million Dollars ($25,000,000).

     "Agreement" means this Credit Agreement including the schedules and
      ---------
exhibits attached hereto, as amended, restated or otherwise modified from time to time.

     "Alternate Currency" means as of the date hereof Pounds Sterling, Irish
      ------------------
Punts and the euro and hereafter means such currencies or such other lawful currency other than Dollars that is freely transferable and convertible into Dollars as each Lender and Administrative Agent may mutually agree and from time to time designate as an Alternate Currency, each such Alternate Currency specified herein or hereafter designated to remain in effect as such until notice is given by any Lender or Administrative Agent that such currency is no longer available as an Alternate Currency.

     "Alternate Currency Loan" means a Loan denominated in an Alternate
      -----------------------
Currency.

     "Alternate Currency Exposure" means the aggregate outstanding principal
      ---------------------------
balance of all Alternate Currency Loans, plus the outstanding undrawn amount of, and all unreimbursed draws under, all Alternate Currency Letters of Credit.

     "Alternate Currency Letter of Credit" means a Letter of Credit denominated
      -----------------------------------
in an Alternate Currency.

     "Alternate Currency Sublimit" means the Dollar Equivalent of the portion of
      ---------------------------
the Aggregate Commitment up to which Lenders have agreed to make Alternate Currency Loans and/or issue Alternate Currency Letters of Credit, being Two Million Dollars ($2,000,000).

     "Applicable Law" means all applicable provisions of constitutions, laws,
      --------------
statutes, ordinances, rules, treaties, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities and all orders and decrees of all courts and arbitrators.

     "Applicable Margin" means with respect to the Loans (i) on the Closing Date
      -----------------
and through the date of delivery of the completed Officer's Compliance Certificate for the fiscal quarter ending on October 31, 2001, the percentages set forth in Level I for the chart below and (ii) for each fiscal quarter ending after October 31, 2001, the percentages determined by reference to the Adjusted Debt to EBITDAR Ratio as of the end of the fiscal quarter immediately preceding the delivery of the applicable Officer's Compliance Certificate as follows:

------------------------------------------------------------------------------------------------------
             Adjusted Debt to     Applicable Base     Applicable LIBO Market    Applicable LIBOR and
  Level        EBITDAR Ratio        Rate Margin         Rate Index Margin        Eurocurrency Margin
  -----        -------------        -----------         -----------------        -------------------
------------------------------------------------------------------------------------------------------
    I              *4.00                0%                     1.85%                    1.75%
 -----------------------------------------------------------------------------------------------------

                                      -2-

 ----------------------------------------------------------------------------
   II      *3.50 and ** 4.00        0%              1.60%            1.50%
 ----------------------------------------------------------------------------
   III         **3.50               0%              1.35%            1.25%
 ----------------------------------------------------------------------------

*   means  greater than
**  means less than or equals to

Adjustments, if any, in the Applicable Margin shall be made by the Administrative Agent on the fifth (5th) Business Day after receipt by the Administrative Agent of quarterly financial statements for the Borrowers and the accompanying Officer's Compliance Certificate setting forth the Adjusted Debt to EBITDAR Ratio of the Borrower as of the most recent fiscal quarter end. Notwithstanding the remedies available to Lenders under Section 4.1(c) hereof,
                                                         --------------
in the event the Borrowers fail to deliver such financial statements and certificate within the time required by Section 7.2 hereof, the Applicable
                                        -----------
Margin shall be the percentage set forth in Level I in the above chart until the delivery of such financial statements and certificate which indicate that an adjustment is available.

          "Application" means an application, in the form specified by the
           -----------
Issuing Lender from time to time, requesting the Issuing Lender to issue a Letter of Credit.

          "Arbitration Rules" shall have the meaning assigned thereto in
           -----------------
Section 13.6(a) hereof.
---------------

          "Assignment Agreement" shall have the meaning assigned thereto in
           --------------------
Section 13.10 hereof.
-------------

          "Base Rate" means, at any time, the higher of (a) the Prime Rate and
           ---------
(b) the sum of (i) the Federal Funds Rate plus (ii) 1/2 of 1%; each change in
                                          ----
the Base Rate shall take effect simultaneously with the corresponding change or changes in the Prime Rate or the Federal Funds Rate.

          "Base Rate Loan" means any Loan bearing  the Base Rate as provided in
           --------------
Section 4.1(a) hereof.
--------------


          "Borrower" means individually, and "Borrowers" means collectively,
           --------                           ---------
Urban Outfitters, Inc., a Pennsylvania corporation, and each Subsidiary set forth on Schedule 1 hereto, including without limitation each Non-U.S. Borrower,
         ----------
each in its capacity as a borrower hereunder.

          "Business Day" means (a) for all purposes other than as set forth in
           ------------
clause (b) below, any day other than a Saturday, Sunday or legal holiday on which banks in Philadelphia, Pennsylvania are open for the conduct of its commercial banking business, and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, any LIBOR Rate Loan or LIBO Market Index Rate Loan, any day that is a Business Day described in clause (a) and that is also a day for trading by and between banks in Dollar deposits in the London interbank market.

          "Capital Asset" means, with respect to the Borrowers and their
           -------------
Subsidiaries, any asset that should, in accordance with GAAP, be classified and accounted for as a capital asset on a Consolidated balance sheet of the Borrowers and their Subsidiaries.

          "Capital Expenditure Payment(s)" means capital expenditures, net of
           ------------------------------
all applicable tenant improvement allowances, on the annual audited financial statements of Urban and its Consolidated Subsidiaries as prepared in accordance with GAAP.

          "Capital Lease" means, with respect to the Borrowers and  their
           -------------
Subsidiaries, any lease of any property that should, in accordance with GAAP, be classified and accounted for as a capital lease on a Consolidated balance sheet of the Borrowers and their Subsidiaries.

          "Cash Taxes" means, cash taxes as calculated in accordance with GAAP.
           ----------

          "Change in Control" shall have the meaning assigned thereto in
           -----------------
Section 11.1(i) hereof.
---------------

          "Closing Adjusted Tangible Net Worth" means 85% of the Tangible Net
           -----------------------------------
Worth of Urban and its Consolidated Subsidiaries on the Closing Date based on the most recent quarterly or year-end balance sheet of Urban and its Consolidated Subsidiaries.

          "Closing Date" means the date of this Agreement or such later Business
           ------------
Day upon which each condition described in Sections 5.1 and 5.2 hereof shall be
                                           --------------------
satisfied or waived in all respects in a manner acceptable to the Administrative Agent, in its sole discretion.

          "Code" means the Internal Revenue Code of 1986, and the rules and
           ----
regulations thereunder, each as amended, supplemented or otherwise modified.

          "Commitment" means, as to any Lender, the obligation of such Lender to
           ----------
make Loans to, and, subject to the L/C Commitment, to issue or participate in Letters of Credit for the account of, the Borrowers hereunder in an aggregate principal or face amount at any time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 2 hereto, as the same may be
                                     ----------
reduced or modified at any time or from time to time pursuant to the terms hereof.

          "Commitment Percentage" means, as to any Lender at any time, the ratio
           ---------------------
of (a) the amount of the Commitment of such Lender to (b) the Aggregate Commitment of all the Lenders.

          "Consolidated" means, when used with reference to financial statements
           ------------
or financial statement items of the Borrowers and their Subsidiaries, such statements or items on a consolidated basis in accordance with applicable principles of consolidation under GAAP.

          "Continuing Letter of Credit Agreement" means the Continuing Letter of
           -------------------------------------
Credit Agreement in the form of Exhibit I hereto to be entered into by the Borrowers, Guarantors and Issuing Lender.

          "Debt" means, with respect to the Borrowers and their Subsidiaries at
           ----
any date and without duplication, the sum of the following calculated in accordance with GAAP: (a) all liabilities, obligations and indebtedness for borrowed money, including without limitation obligations evidenced by bonds, debentures, notes or other similar instruments of any such Person, provided,
                                                                   --------
however,  that liabilities, obligations and indebtedness under operating leases
-------
shall not constitute Debt unless and until payments thereunder become past due or accelerated in accordance with GAAP; (b) all obligations to pay the deferred purchase price of property or services of any such Person, except trade payables arising in the ordinary course of business not more than thirty (30) days past due; (c) all obligations of any such Person as lessee under Capital Leases and under "synthetic" or similar leases; (d) all Debt secured by any Lien upon property or assets owned by such Person, notwithstanding that such Person has not assumed or become liable for the payment of such Debt; (e) all Guaranty Obligations of any such Person; (f) all obligations, contingent or otherwise, of any such Person relative to the face amount of letters of credit, whether or not drawn, including without limitation any Reimbursement Obligation, and banker's acceptances issued for the account of any such Person; (g) all obligations of any such Person to redeem, repurchase, exchange, defease or otherwise make payments in respect of capital stock or other securities of such Person; and (h) all obligations incurred by any such Person pursuant to Hedging Agreements.

          "Default" means any of the events specified in Section 11.1 hereof
           -------                                       ------------
which with the passage of time, the giving of notice or any other condition, would constitute an Event of Default.

          "Defaulting Lender" has the meaning assigned to such term in
           -----------------
Section 4.6(d) hereof.
--------------

          "Disputes" shall have the meaning assigned thereto in Section
           --------                                             -------
13.6(a) hereof.
-------

          "Dollar Equivalent" means, on any date of determination with respect
           -----------------
to any Alternate Currency Loan or Alternate Currency Letter of Credit, the amount, as determined by Administrative Agent, of Dollars which could be purchased with the amount of the relevant Alternate Currency involved in such computation at the spot rate at which Dollars may be exchanged into such Alternate Currency as set forth on such date on the applicable Dow Jones Telerate page (or any successor pages) or, if such rate does not appear on such pages, at the rate of exchange quoted by the Administrative Agent in Philadelphia, Pennsylvania at 11:00 a.m. on the date of determination, to prime banks in New York City for the spot purchase in the New York foreign exchange market of such amount of Dollars with such Alternate Currency, as the case may be.

          "Dollars or $"  means, unless otherwise qualified, dollars in lawful
           ------------
currency of the United States.

          "EBIT" means, for any period of determination, as to Urban and its
           ----
Consolidated Subsidiaries, net income for such period, plus Interest Expense and taxes, in each case as defined in accordance with GAAP and, if applicable, to the extent each has been deducted in determining net income.

          "EBITDAR" means, for any period of determination, as to Urban and its
           -------
Consolidated Subsidiaries, EBIT plus depreciation expense, amortization expense and Rents for such period, in each case as defined in accordance with GAAP (except Rents, which shall be determined on a cash rather than an accrual basis) and, if applicable, to the extent each has been deducted in determining net income.

          "Eligible Assignee" means, with respect to any assignment of the
           -----------------
rights, interest and obligations of a Lender hereunder, a Person that is at the time of such assignment: (a) a commercial bank organized under the laws of the United States or any state thereof, having combined capital and surplus in excess of $500,000,000; (b) a commercial bank organized under the laws of any other country that is a member of the Organization of Economic Cooperation and Development, or a political subdivision of any such country, having combined capital and surplus in excess of $500,000,000; (c) a finance company, insurance company or other financial institution which in the ordinary course of business extends credit of the type extended hereunder and that has total assets in excess of $1,000,000,000; (d) already a Lender hereunder (whether as an original party to this Agreement or as the assignee of the Lender); (e) the successor (whether by transfer of assets, merger or otherwise) to all or substantially all of the commercial lending business of the assigning Lender; or (f) any other Person that has been approved in writing as an Eligible Assignee by the Borrowers and the Administrative Agent.

          "Employee Benefit Plan" means any employee benefit plan within the
           ---------------------
meaning of Section 3(3) of ERISA which (a) is maintained for employees of any Borrower or any ERISA Affiliate or (b) has at any time within the preceding six years been maintained for the employees of any Borrower or any current or former ERISA Affiliate.

          "EMU" means economic and monetary union as contemplated in the Treaty
           ---
on European Union.

          "EMU Legislation" means legislative measures of the Council of
           ---------------
European Union for the introduction of, change over to or operation of a single or unified European currency (whether known as the euro or otherwise), being in part the commencement of the Third Stage of EMU.

          "Environmental Laws" means any and all federal, state and local laws,
           ------------------
statutes, ordinances, rules, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities, relating to the protection of human health or the environment, including without limitation requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Materials.

          "ERISA" means the Employee Retirement Income Security Act of 1974, and
           -----
the rules and regulations thereunder, each as amended, supplemented or otherwise modified.

          "ERISA Affiliate" means any Person who together with any Borrower or
           ---------------
Subsidiary is treated as a single employer within the meaning of Section 414(b),
(c), (m) or (o) of the Code or Section 4001(b) of ERISA.

          "Eurodollar Reserve Percentage" means, for any day, the percentage
           -----------------------------
(expressed as a decimal and rounded upwards, if necessary, to the next higher one-hundredth of one percent (1/100%)) which is in effect for such day as prescribed by the Federal Reserve Board (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) in respect of eurocurrency liabilities or any similar category of liabilities for a member bank of the Federal Reserve System in New York City.

          "Event of Default" means any of the events specified in Section 11.1
           ----------------                                       ------------
hereof, provided that any requirement for passage of time, giving of notice, or any other condition, has been satisfied.

          "Existing FUNB Facility" means that certain standby letter of credit
           ----------------------
facility, documentary letter of credit facility and forward contract foreign exchange facility by and between Urban Outfitters UK Limited, as the borrower, and First Union National Bank, London Branch, as the lender, as in effect from time to time.

          "Existing PNC Facility" means that certain discretionary line of
           ---------------------
credit made available by PNC Bank, National Association, to Urban, as in effect on the date hereof and as evidenced by that certain Discretionary Line of Credit Demand Note dated September 11, 2000 in the original principal amount of Ten Million Dollars ($10,000,000) executed by Urban, as the maker, in favor of PNC Bank, National Association, as the payee.

          "Existing Letters of Credit" shall have the meaning assigned thereto
           --------------------------
in Section 3.3 hereof.
   -----------

          "Extensions of Credit" means an amount equal to the sum of: (a) the
           --------------------
aggregate principal amount of all Loans then outstanding, and (b) the L/C Obligations then outstanding.

          "euro" means the single currency to which the Participating Member
           ----
States of the European Union are converting or have converted (as introduced on the date of commencement of the Third Stage of EMU).

          "euro unit" means the currency unit of the euro.
           ---------

     "Eurocurrency Rate" shall mean, with respect to any Eurocurrency Loan, a
      -----------------
rate per annum (rounded to the next higher 1/100 of 1%) at which deposits in the relevant Alternate Currency are offered to the Administrative Agent at its principal office in London, England by prime banks in the London Interbank Market, in each case, as of 11:00 a.m. London time, on the second Business Day prior to the commencement of the relevant Interest Period in amounts substantially equal to the Alternate Currency Loan as to which Borrowers may elect the Eurocurrency Rate to be applicable and with a maturity of comparable duration to the Interest Period selected by Borrowers for such Alternate Currency Loan, as may be adjusted for reserves by dividing that rate by 1.00 minus the Eurodollar Reserve Percentage, and as may be further adjusted for MLA Costs.

     "FDIC" means the Federal Deposit Insurance Corporation, or any successor
      ----
thereto.

     "Federal Funds Rate" means, the rate per annum (rounded upwards, if
      ------------------
necessary, to the next higher one-hundredth of one percent (1/100%)) representing the daily effective federal funds rate as quoted by the Administrative Agent and confirmed in Federal Reserve Board Statistical Release
H.15 (519) or any successor or substitute publication selected by the Administrative Agent. If, for any reason, such rate is not available, then "Federal Funds Rate" shall mean a daily rate which is determined, in the opinion of the Administrative Agent, to be the rate at which federal funds are being offered for sale in the national federal funds market at 9:00 a.m. (Philadelphia time). Rates for weekends or holidays shall be the same as the rate for the most immediate preceding Business Day.

     "First Union" means First Union National Bank, a national banking
      -----------
association, and its successors.

     "Fiscal Year" means the fiscal year of the Borrowers and their Subsidiaries
      -----------
ending on January 31.

     "Fixed Charge Coverage Ratio" means, as of any date of determination, as to
      ---------------------------
Urban and its Consolidated Subsidiaries, the ratio of EBITDAR divided by Fixed Charges, in each case for the most recently ended Rolling Period.

     "Fixed Charges" means the sum of Interest Expense, Cash Taxes, Rents, stock
      -------------
repurchases, and dividends and other equity distributions.

     "Fixed Exchange Rate" means the exchange rate for a national currency unit
      -------------------
into a euro unit set in accordance with EMU Legislation in effect from time to time.

     "Funded Debt" means, for any period of determination, the aggregate
      -----------
principal amount of all Debt of the Borrowers and their Consolidated Subsidiaries for: (i) borrowed money (including without limitation the face amount of Letters of Credit whether or not drawn); (ii) installment purchase of real or personal property; (iii) the principal portion of obligations owing under Capital Leases calculated in accordance with GAAP; (iv) "synthetic leases" and other similar lease arrangements; and (v) guaranties of Funded Debt of others, without duplication.

     "FX Calculation Date" means (a) each date of delivery of a Notice of
      -------------------
Borrowing or Application, (b) each date of delivery of an Officer's Compliance Certificate, and (c) each other date on which Administrative Agent shall, in its discretion, calculate the Dollar Equivalent of outstanding Alternate Currency Exposure, provided, that Administrative Agent agrees to make such calculation upon receipt of written notice from any Lender that such Lender believes the Aggregate Commitment or Alternate

Currency Sublimit may be exceeded as a result of currency fluctuations affecting the Dollar Equivalent of outstanding Alternate Currency Exposure, provided further, that, except as set forth in the foregoing proviso, Administrative Agent shall have no obligation to calculate the Dollar Equivalent of outstanding Alternate Currency Exposure other than on an FX Calculation Date as set forth in clauses (a) and (b).

     "GAAP" means generally accepted accounting principles, as recognized by the
      ----
American Institute of Certified Public Accountants and the Financial Accounting Standards Board, consistently applied and maintained on a consistent basis for the Borrowers and their Subsidiaries throughout the period indicated and consistent with the prior financial practice of the Borrowers and their Subsidiaries.

     "Governmental Approvals" means all authorizations, consents, approvals,
      ----------------------
licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

     "Governmental Authority" means any nation, province, state or political
      ----------------------
subdivision thereof, and any government or any Person exercising executive, legislative, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

     "Guaranty Agreement" means that certain Guaranty Agreement, dated the date
      ------------------
of this Agreement, executed by the Guarantors in favor of the Administrative Agent for the benefit of Lenders, pursuant to which the Guarantors have agreed to unconditionally guaranty, on a joint and several basis, the full, prompt and complete performance of all of the Borrowers' duties, covenants and obligations under this Agreement, the Notes and the other Loan Documents. The term "Guaranty Agreement" shall also be deemed to mean and refer to all amendments, modifications, extensions, renewals, refinancings and/or supplements to said agreement made and/or entered into subsequent to the Closing Date, including without limitation all amendments which are consummated for the purposes of adding any new and/or additional Persons as Guarantors, as provided for in
Section 8.12 of this Agreement.
------------

     "Guarantors" means collectively each direct and indirect Subsidiary of each
      ----------
Borrower, whether now owned or hereafter acquired, listed on Schedule 3 hereto,
                                                             ----------
and "Guarantor" means any of such Guarantors; provided, however, that Urban
     ---------                                --------  -------
Outfitters Canada, Inc., a corporation formed under the laws of Canada, shall not be a Guarantor.

     "Guaranty Obligation" means, with respect to the Borrowers and their
      -------------------
Subsidiaries, without duplication, any obligation, contingent or otherwise, of any such Person pursuant to which such Person has directly or indirectly guaranteed any Debt of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, with respect to such Debt: (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt (whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement condition or otherwise), or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, that the term
                                                       --------
"Guaranty Obligation" shall not include (i) endorsements for collection or deposit in the ordinary course of business, or (ii) obligations under real estate leases to the extent that such obligations do not constitute Debt.

     "Hayne" shall have the meaning assigned thereto in Section 11.1(i) hereof.
      -----                                             ---------------

     "Hazardous Materials" means any substances or materials:  (a) which are or
      -------------------
become defined as hazardous wastes, hazardous substances, pollutants, contaminants, chemical substances or mixtures or toxic substances under any Applicable Law; (b) which are toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise harmful to human health or the environment and are or become regulated by any Governmental Authority; (c) the presence of which require investigation or remediation under any Applicable Law; (d) the discharge or emission or release of which requires a permit or license under any Applicable Law or other Governmental Approval; (e) which are deemed to constitute a nuisance, a trespass or pose a health or safety hazard to persons or neighboring properties; (f) which consist of underground or aboveground storage tanks, whether empty, filled or partially filled with any substance; or (g) which contain, without limitation, asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum derived substances or waste, crude oil, nuclear fuel, natural gas or synthetic gas.

     "Hedging Agreement" means any agreement with respect to an interest rate or
      -----------------
currency exchange rate swap, collar, cap, floor or forward rate agreement or other agreement regarding the hedging of interest rate risk exposure or currency exchange rate risk exposure executed in connection with hedging the interest rate exposure or exchange rate exposure of any Borrower, and any confirming letter executed pursuant to such hedging agreement, all as amended, restated or otherwise modified.

     "Intangible Assets" means for Urban and its Consolidated Subsidiaries, all
      -----------------
assets which would be classified in accordance with GAAP as intangible assets, including without limitation, all franchises, licenses, permits, patents, patent applications, copyrights, trademarks, tradenames, goodwill, experimental or organization expenses and other like intangibles, the cash surrender value and other like intangibles of any life insurance policy, treasury stock and unamortized debt discount.

     "Interest Expense" means, for any period of determination, as to Urban and
      ----------------
its Consolidated Subsidiaries, total interest expense (including without limitation interest expense attributable to Capital Leases), without duplication, determined in accordance with GAAP.

     "Interest Period" shall have the meaning assigned thereto in Section 4.1(b)
      ---------------                                             --------------
hereof.

     "Irish Punts" means the Irish Pound Unit (within the meaning of the
      -----------
Economic and Monetary Union Act, 1998) which is the subdivision of the euro.

     "Issuing Lender" means First Union, in its capacity as issuer of any Letter
      --------------
of Credit, or any successor thereto.

     "L/C Commitment" means the lesser of: (a) the Commitment and (b)(i) Twenty
      --------------
Million Dollars ($20,000,000) in the case of documentary Letters of Credit and
(ii) Five Hundred Thousand Dollars ($500,000) in the case of standby Letters of Credit.

     "L/C Obligations" means at any time, an amount equal to the sum of (a) the
      ---------------
aggregate undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to Section 3.8 hereof.
                                 -----------
     "L/C Participants" means the collective reference to all Lenders
      ----------------
participating in the issuance of Letters of Credit.

     "Lender" means each Person executing this Agreement as a Lender set  forth
      ------
on the signature pages hereto and each Person that hereafter becomes a party to this Agreement as a Lender pursuant to Section 13.10 hereof.
                                       -------------

     "Lending Office" means, with respect to any Lender, the office of such
      --------------
Lender maintaining such Lender's Commitment Percentage of the Loans.

     "Letters of Credit" shall have the meaning assigned thereto in Section 3.1
      -----------------                                             -----------
hereof.

     "LIBO Market Index Rate" means for any day, the rate for one (1) month U.S.
      ----------------------
Dollar deposits as reported on the Telerate page 3750 as of 11:00 a.m. London time, for such day, provided that, if such day is not a London Business Day, then the immediately preceding London Business Day (or if not so reported, then as determined by the Administrative Agent from another recognized source or interbank quotation).

     "LIBO Market Index Rate Loan" means any Loan bearing interest at a rate
      ---------------------------
based upon the LIBO Market Index Rate as provided in Section 4.1(a) hereof.
                                                     --------------

     "LIBOR" means the rate of interest per annum determined on the basis of the
      -----
rate for deposits in Dollars, in amounts substantially equal to the amount of the LIBOR Rate Loan to which such LIBOR Rate will apply, for a period equal to the applicable Interest Period which appears on the Telerate Page 3750 at approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of the applicable Interest Period (rounded upwards, if necessary, to the next higher one-hundredth of one percent (1/100%)). If, for any reason, such rate does not appear on Telerate Page 3750, then LIBOR shall be determined by the Administrative Agent to be the arithmetic average (rounded upwards, if necessary, to the next higher one-hundredth of one percent (1/100%)) of the rate per annum at which deposits in Dollars would be offered by first class banks in the London interbank market to the Administrative Agent approximately 11:00 a.m. (London time) two (2) Business Days prior to the first day of the applicable Interest Period for a period equal to such Interest Period and in an amount substantially equal to the amount of the applicable Loan.

     "LIBOR Rate" means a rate per annum (rounded upwards, if necessary, to the
      ----------
next higher one-hundredth of one percent (1/100%)) determined by the Administrative Agent pursuant to the following formula:

                              -
                                                  LIBOR
                               --------------------------------------------]
               LIBOR Rate =
                                   1.00 - Eurodollar Reserve Percentage
                              -

     "LIBOR Rate Loan" means any Loan bearing interest at a rate based upon the
      ---------------
LIBOR Rate as provided in Section 4.1 hereof.
                          -----------

     "Lien" means, with respect to any asset, any mortgage, lien pledge,
      ----
charge, security interest or encumbrance of any kind in respect of such asset, including without limitation acquiring or holding any asset subject to the interest of a vendor, lessor or other creditor under any conditional sale agreement, Capital Lease or other title retention agreement relating to such asset.

     "Loans" means any revolving loan made to the Borrowers pursuant to Section
      -----                                                             -------
2.1 hereof, including without limitation all Alternate Currency Loans, and all
---
such revolving loans collectively as the context requires, and "Loan" means any
                                                                ----
of such Loans.

     "Loan Documents" means, collectively, this Agreement, the Note, the
      --------------
Guaranty Agreement, the Applications, the Letters of Credit and each other document, instrument, certificate and agreement executed and delivered by any Borrower, any Subsidiary, any Guarantor or their counsel in connection with this Agreement or otherwise referred to herein or contemplated hereby, all as may be amended, restated or otherwise modified.

     "London Business Day" means any Business Day on which banks in London,
      -------------------
England are open for business.

     "Management Report" means that certain memorandum entitled "Material
      -----------------
Weaknesses in Internal Control" furnished to the Borrowers by their auditors, or any similar successor report, in its entirety, as required to be delivered in accordance with Generally Accepted Auditing Standards.

     "Material Adverse Effect"  means, with respect to the Borrowers and their
      -----------------------
Subsidiaries taken as a whole, a material adverse effect on the properties, business, prospects, operations or condition (financial or otherwise) of the Borrowers and their Subsidiaries or the ability of the Borrowers and their Subsidiaries to perform their obligations under the Loan Documents or Material Contracts, in each case to which they are a party.

     "Material Contract" means (a) any contract or other agreement, written or
      -----------------
oral, of any Borrower or any Subsidiary involving monetary liability of or to any such Person in an amount in excess of $2,000,000 per annum, or (b) any other contract or agreement, written or oral, of any Borrower or any Subsidiary the failure to comply with which could reasonably be expected to have a Material Adverse Effect; provided, however, that operating leases in the aggregate, in
                --------  -------
and of themselves, shall not be deemed a Material Contract; provided, further,
                                                            --------  -------
however, that any single operating lease may constitute a Material Contract in accordance with the foregoing definition of Material Contract.

     "MLA Cost" shall mean, with respect to any Alternate Currency Loan made by
      --------
any Lender, the cost imputed to such Lender of compliance with the Mandatory Liquid Assets requirements of the Bank of England during the Interest Period applicable to such Alternate Currency Loan, expressed as a rate per annum and determinated in accordance with Exhibit H hereto.
                                ---------

     "Multiemployer Plan" means a "multiemployer plan" as defined in Section
      ------------------
4001(a)(3) of ERISA to which any Borrower, any Subsidiary or any ERISA Affiliate is making, or is accruing an obligation to make, contributions within the preceding six years.

     "national currency unit" means the unit of currency (other than a euro
      ----------------------
unit) of a Participating Member State.

     "Non-U.S. Borrowers" means collectively all Borrowers formed under a
      ------------------
jurisdiction outside of the United States, including without limitation Urban Outfitters UK Limited, a corporation formed under the laws of England and Wales, and Urban Outfitters Ireland Limited, a corporation formed under the laws of the Republic of Ireland, and "Non-U.S. Borrower" means any of such Non-U.S.
                          -----------------
Borrowers.

     "Non-U.S. Sublimit" means the maximum amount which may be outstanding at
      -----------------
any time, in the aggregate, for: (i) Loans borrowed by or on behalf of any Non-U.S. Borrower, (ii) intercompany loans to any Non-U.S. Borrower permitted under
Section 10.4(d) hereof and (iii) L/C Obligations for Letters of Credit issued
---------------
for the account of any Non-U.S. Borrower, being Eight Million Dollars ($8,000,000) on the date hereof.

     "Note(s)" means the collective reference to the Notes executed by the
      -------
Borrowers payable to the order of each Lender, substantially in the form of Exhibit A hereto, evidencing the Commitments, and any amendments and
---------
modifications thereto, any substitutes therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part.

     "Notice of Account Designation" shall have the meaning assigned thereto in
      -----------------------------
Section 2.2 hereof.
-----------

     "Notice of Borrowing" shall have the meaning assigned thereto in Section
                                                                      -------
2.2 hereof.
---


     "Notice of Conversion/Continuation" shall have the meaning assigned thereto
      ---------------------------------
in Section 4.2 hereof.
   -----------

     "Obligations" means, in each case, whether now in existence or hereafter
      -----------
arising: (a) the principal of and interest on (including without limitation interest accruing after the filing of any bankruptcy or similar petition) the Loans; (b) the L/C Obligations; (c) all payment and other obligations owing by the Borrowers and Guarantors to any Lender or the Administrative Agent under any Hedging Agreement with any Lender; and (d) all other fees and commissions (including without limitation attorney's fees), charges, indebtedness, loans, liabilities, financial accommodations, obligations, covenants and duties owing by the Borrowers and Guarantors to the Lenders or the Administrative Agent, of every kind, nature and description, direct or indirect, absolute or contingent, due or to become due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any note, in each case under or in respect of this Agreement, the Note, any Letter of Credit or any of the other Loan Documents, or any Hedging Agreement with any Lender or the Administrative Agent.

     "Officer's Compliance Certificate" shall have the meaning assigned thereto
      --------------------------------
in Section 7.2 hereof.
   -----------

     "Other Taxes" shall have the meaning assigned thereto in Section 4.9(b)
      -----------                                             --------------

     hereof. "Participants" shall have the meaning assigned thereto in
              ------------
Section 13.10 hereof.
-------------

     "Participating Member State" means each state so described in any EMU
      --------------------------
Legislation.

     "Participations" shall have the meaning assigned thereto in Section 13.10
      --------------                                             -------------
hereof.

     "PBGC" means the Pension Benefit Guaranty Corporation or any successor
      ----
agency.

     "Pension Plan" means any Employee Benefit Plan, other than a Multiemployer
      ------------
Plan, which is subject to the provisions of Title IV of ERISA or Section 412 of the Code and which (a) is maintained for employees of any Borrower, Subsidiary or ERISA Affiliate or (b) has at any time within the preceding six years been maintained for the employees of any Borrower, Subsidiary or current or former ERISA Affiliate.

     "Person" means an individual, corporation, limited liability company,
      ------
partnership, association, trust, business trust, joint venture, joint stock company, pool, syndicate, sole proprietorship, unincorporated organization, Governmental Authority or any other form of entity or group thereof.

     "Pounds Sterling" means the lawful currency of the United Kingdom.
      ---------------

     "Prime Rate" means, at any time, the rate of interest per annum publicly
      ----------
announced from time to time by First Union as its prime rate. Each change in the Prime Rate shall be effective as of the opening of business on the day such change in the Prime Rate occurs. The parties hereto acknowledge that the rate announced publicly by First Union as its Prime Rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.

     "Reimbursement Obligation" means the obligation of the Borrowers to
      ------------------------
reimburse the Issuing Lender pursuant to Section 3.8 hereof for amounts drawn
                                         -----------
under Letters of Credit.

     "Remaining Lenders" means the Lenders other than the Lender(s) which the
      -----------------
Borrowers have requested to be terminated, replaced or added under this Agreement; provided, however, that such Remaining Lenders hold in the aggregate at least sixty percent (60%) of the Aggregate Commitment immediately prior to such termination, replacement or addition.

     "Rents" means all cash payments made to a landlord in connection with a
      -----
lease of real property, including without limitation payments for rent, utilities and taxes.

     "Required Lenders" means: (i) if there are less than three Lenders, all
      ----------------
Lenders, or (ii) if there are three or more Lenders, at any date, any combination of holders of at least sixty-six and two-thirds percent (66 2/3%) of the aggregate unpaid principal amount of the Notes, or if no amounts are outstanding under the Notes, any combination of Lenders whose Commitment Percentages aggregate at least sixty-six and two-thirds percent (66 2/3%).

     "Responsible Officer"  means any of the following: the chief executive
      -------------------
officer, chief financial officer or treasurer of each Borrower or Guarantor or any other officer of such Borrower or Guarantor reasonably acceptable to the Administrative Agent.

     "Rolling Period" means, as of any date, the most recent four (4)
      --------------
consecutive fiscal quarters of Urban and its Consolidated Subsidiaries completed on or before such date.

     "Solvent" means, as to any Borrower or Guarantor on a particular date, that
      -------
any such Person (a) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage and is able to pay its debts as they mature, (b) owns property having a value, both at fair valuation and at present fair saleable value, greater than the amount required to pay its probable liabilities (including without limitation contingencies), and (c) does not believe that it will incur debts or liabilities beyond its ability to pay such debts or liabilities as they mature.

     "Subordinated Debt" means the collective reference to Debt on Schedule
      -----------------                                            --------
6.1(t) hereto designated as Subordinated Debt and any other Debt of any Borrower
------
or Subsidiary subordinated in right and time of payment to the Obligations on terms satisfactory to the Required Lenders.

     "Subsidiary" means as to any Person, any corporation, partnership, limited
      ----------
liability company or other entity of which more than fifty percent (50%) of the outstanding capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other managers of such corporation, partnership, limited liability company or other entity is at the time, directly or indirectly, owned by or the management is otherwise controlled by such Person (irrespective of whether, at the time, capital stock or other ownership interests of any other class or classes of such corporation, partnership, limited liability company or other entity shall have or might have voting power by reason of the happening of any contingency). Unless otherwise qualified references to "Subsidiary" or
                                                        ----------
"Subsidiaries" herein shall refer to those of any Borrower.
 ------------

     "Tangible Net Worth" means Urban and its Consolidated Subsidiaries' net
      ------------------
worth, as defined in accordance with GAAP, minus Intangible Assets.

     "Taxes" shall have the meaning assigned thereto in Section 4.9 hereof.
      -----                                             -----------

     "Termination Date" means the earliest of the dates referred to in Section
      ----------------                                                 -------
2.6 hereof.
---

     "Termination Date Extension Request"means a request by Urban to the
      ----------------------------------
Administrative Agent, substantially in the form of Exhibit F hereto, which shall
                                                   ---------
be submitted no earlier than one hundred fifty (150) days and no later than forty-five days (45) days prior to the Termination Date referred to in subsection (a) of Section 2.6 hereof.
                   -----------

     "Termination Event" means one or more of any of the following:  (a) a
      -----------------
"Reportable Event" described in Section 4043 of ERISA; (b) the withdrawal of any Borrower, Subsidiary or any ERISA Affiliate from a Pension Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA; (c) the termination of a Pension Plan, the filing of a notice of intent to terminate a Pension Plan or the treatment of a Pension Plan amendment as a termination under Section 4041 of ERISA; (d) the institution of proceedings to terminate, or the appointment of a trustee with respect to, any Pension Plan by the PBGC; (e) any other event or condition which would constitute grounds under Section 4042(a) of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (f) the partial or complete withdrawal of any Borrower, Subsidiary or ERISA Affiliate from a Multiemployer Plan; (g) the imposition of a Lien pursuant to Section 412 of the Code or Section 302 of ERISA; (h) any event or condition which results in the reorganization or insolvency of a Multiemployer Plan under Sections 4241 or 4245 of ERISA; or (i) any event or condition which results in the termination of a Multiemployer Plan under Section 4041A of ERISA or the institution by PBGC of proceedings to terminate a Multiemployer Plan under Section 4042 of ERISA.

     "Third Stage of EMU" means the date the third stage of EMU begins as
      ------------------
contemplated by the Treaty on European Union (which commenced on January 1, 1999).

     "Treaty on European Union" means the Maastricht Treaty on European Union
      ------------------------
(signed February 7, 1992) which came into effect on November 1, 1993, as amended from time to time.

     "Uniform Customs" means in the case of (a) standby Letters of Credit, the
      ---------------
International Standby Practices - ISP98 (1998), International Chamber of Commerce Publication No. 590, as the same may be amended or revised from time to time, and (b) documentary Letters of Credit, the Uniform Customs and Practice for Documentary Credits (1994 Revision), International Chamber of Commerce Publication No. 500, as the same may be amended or revised from time to time.

     "UCC" means the Uniform Commercial Code as in effect in the Commonwealth of
      ---
Pennsylvania, as amended, restated or otherwise modified.

     "United States" means the United States of America.
      -------------

     "U.S. Borrowers" means collectively all Borrowers formed under a
      --------------
jurisdiction within the United States, and "U.S. Borrower" means any of such
                                            -------------
U.S. Borrowers.

     "Wholly-Owned" means, with respect to a Subsidiary, that all of the shares
      ------------
of capital stock or other ownership interests of such Subsidiary are, directly or indirectly, owned or controlled by a Borrower and/or one or more of a Borrower's Wholly-Owned Subsidiaries.

     Section 1.2.   General.  Unless otherwise specified, a reference in this
                    -------
Agreement to a particular section, subsection, Schedule or Exhibit is a reference to that section, subsection, Schedule or Exhibit of this Agreement. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter. Any reference herein to "Philadelphia time" shall refer to the applicable time of day in Philadelphia, Pennsylvania.

     Section 1.3.   Other Definitions and Provisions.
                    --------------------------------

                    (a)  Use of Capitalized Terms. Unless otherwise defined
                         ------------------------
therein, all capitalized terms defined in this Agreement shall have the defined meanings when used in this Agreement, the Note and the other Loan Documents or any certificate, report or other document made or delivered pursuant to this Agreement.

                    (b)  Miscellaneous. The words hereof, herein and hereunder
                         -------------
and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.


                                  ARTICLE II

                                CREDIT FACILITY
                                ---------------

     Section 2.1.   Loans.  Subject to the terms and conditions of this
                    -----
Agreement, each Lender severally agrees to make Loans to the Borrowers from time to time from the Closing Date through the Termination Date as requested by the Borrowers in accordance with the terms of Section 2.2 hereof; provided, that
                                          -----------         --------

                    (a) the aggregate principal amount of all outstanding Loans (after giving effect to any amount requested) shall not exceed the Aggregate Commitment less the sum of all L/C Obligations,
           ----

                    (b) the principal amount of outstanding Loans from any Lender to the Borrowers shall not at any time exceed such Lender's Commitment as set forth on Schedule 2 hereto less such Lender's Commitment Percentage of
             ----------        ----
outstanding L/C Obligations,

                    (c) the aggregate principal amount of all outstanding Loans to Non-U.S. Borrowers (after giving effect to any amount requested) shall not at any time exceed the Non-U.S. Sublimit less the sum of: (i) the aggregate
                                      ----
principal amount of all outstanding intercompany loans to
any Non-U.S. Borrower permitted under Section 10.4(d) hereof and (ii) all L/C
                                      ---------------
Obligations for Letters of Credit issued for the account of any Non-U.S.
Borrower,

                    (d) Lenders may make Alternate Currency Loans only to Non-U.S. Borrowers; and

                    (e) the Dollar Equivalent of the Alternate Currency Exposure shall not at any time exceed the Alternate Currency Sublimit.

Each Loan by a Lender shall be in a principal amount equal to such Lender's Commitment Percentage of the aggregate principal amount of Loans requested on such occasion. Subject to the terms and conditions hereof, the Borrowers may borrow, repay and reborrow Loans hereunder until the Termination Date.

     Section 2.2.   Procedure for Advances of Loans.
                    -------------------------------

                    (a)  Requests for Borrowing.  The Borrowers shall give the
                         ----------------------
Administrative Agent irrevocable prior written notice in the form attached hereto as Exhibit B (a "Notice of Borrowing") not later than 11:00 a.m.
          ---------
(Philadelphia time) (i) on the same Business Day as each Base Rate Loan or LIBO Market Index Rate Loan, (ii) at least three (3) Business Days before each LIBOR Rate Loan, and (iii) at least three(3) London Business Days before each Alternate Currency Loan, of its intention to borrow, specifying: (A) the date of such borrowing, which shall be a Business Day (and a London Business Day with respect to an Alternate Currency Loan); (B) the amount of such borrowing, which shall be in an amount equal to the amount of the Aggregate Commitment then available to the Borrowers, or, if less, (w) with respect to Base Rate Loans, in an aggregate principal amount of $250,000 or a whole multiple of $250,000 in excess thereof, (x) with respect to LIBO Market Index Rate Loans, in an aggregate principal amount of $500,000 or a whole multiple of $250,000 in excess thereof, (y) with respect to LIBOR Rate Loans in an aggregate principal amount of $1,000,000 or a whole multiple of $500,000 in excess thereof, and (z) with respect to Eurodollar Loans, the Dollar Equivalent of $100,000 or a whole multiple of $100,000 in excess thereof; (C) whether such Loans are to be Base Rate Loans, LIBO Market Index Rate Loans, LIBOR Rate Loans or Eurodollar Loans or, if a combination thereof, the amount allocated to each; and (D) in the case of a LIBOR Rate Loan or Eurodollar Loan, the duration of the Interest Period applicable thereto. Notices received after 11:00 a.m. (Philadelphia time) shall be deemed received on the next Business Day. The Administrative Agent shall promptly notify the Lenders of each Notice of Borrowing.

                    (b)  Authority of Urban. Each Borrower hereby irrevocably
                         ------------------
authorizes and requests that Urban execute all Notices of Borrowing, make all elections as to interest rates and take any other actions required of or permitted by the Borrowers under this Agreement, on its respective behalf, in each case, with the same force and effect as if such Borrower had executed such Notice of Borrowing, made such election or taken such other action itself. Any request, application, or other communication by Urban may be relied on by the Administrative Agent and the Lenders, and any communication by the Administrative Agent and the Lenders shall be made to Urban, and shall be binding on each Borrower, jointly and severally, as fully as if such request, application or other communication were made directly by or to each such Borrower.

                    (c)  Disbursement of Loans. Not later than 2:00 p.m.
                         ---------------------
(Philadelphia time) on the proposed borrowing date, each Lender will make available to the Administrative Agent, for the account of the Borrowers, at the office of the Administrative Agent, in funds immediately available to the Administrative Agent, such Lender's Commitment Percentage of the Loans to be made on such borrowing date. The Borrowers hereby irrevocably authorize the Administrative Agent to disburse the proceeds of each borrowing requested pursuant to this
Section 2.2 in immediately available funds by crediting or wiring such proceeds
-----------
to the deposit account of the Borrowers identified in the most recent notice substantially in the form of Exhibit C hereto (a "Notice of Account
                             ---------
Designation") delivered by the Borrowers to the Administrative Agent or as may be otherwise agreed upon by the Borrowers and the Administrative Agent from time to time. Subject to Section 4.12 hereof, the Administrative Agent shall not be
                    ------------
obligated to disburse the portion of the proceeds of any Loan requested pursuant to this Section 2.2 to the extent that any Lender has not made available to the
        -----------
Administrative Agent its Commitment Percentage of such Loan.

     Section 2.3.   Repayment of Loans.
                    ------------------

                    (a)  Repayment of Loans. The Borrowers shall repay the
                         ------------------
outstanding principal amount of all Loans in full on the Termination Date, together with all accrued but unpaid interest thereon and fees, costs and expenses.

                    (b)  Mandatory Repayments. (i) If at any time the
                         --------------------
outstanding principal amount of all Loans exceeds the Aggregate Commitment less
                                                                           ----
the sum of all L/C Obligations, the Borrowers shall repay immediately upon notice from the Administrative Agent, by payment to the Administrative Agent for the account of the Lenders, the Loans, and shall furnish cash collateral reasonably satisfactory to the Administrative Agent and/or repay the L/C Obligations, in an amount equal to such excess with each such repayment applied first to the aggregate amount of drawings under Letters of Credit which have not
-----
then been reimbursed pursuant to Section 3.8 hereof, second to the principal
                                 -----------         ------
amount of outstanding Loans, and third to the cash collateral account described
                                 -----
in, and to be applied in accordance with the terms of, Section 11.2(b) hereof. Each such repayment shall be accompanied by any amount required to be paid pursuant to Section 4.7 hereof, and (ii) if at any time the Dollar Equivalent of
            -----------
all Alternate Currency Exposure exceeds the Alternate Currency Sublimit, then the Borrowers shall make a prepayment of Alternate Currency Loans and/or furnish cash collateral reasonably satisfactory to Administrative Agent or repay the L/C Obligations for the Alternate Currency Letters of Credit in the amount of such excess.

                    (c)  Optional Repayments; Limitation on Prepayment of LIBOR
                         ------------------------------------------------------
Rate Loans and Eurocurrency Loans. The Borrowers: (i) may at any time and from
---------------------------------
time to time repay all or any portion of the outstanding principal balance of any Base Rate Loan or LIBO Market Index Rate Loan without premium or penalty, provided that any such repayment shall include all accrued interest on the amount repaid; and (ii) may not repay any LIBOR Rate Loan or Eurocurrency Loan on any day other than on the last day of the Interest Period applicable thereto unless such repayment is accompanied by all accrued interest on the amount repaid and by any amount required to be paid pursuant to Section 4.7 hereof
                                                         -----------

     Section 2.4.   Notes.  The Loans and the obligation of the Borrowers to
                    -----
repay such Loans shall be evidenced by a Note executed by the Borrowers payable to the order of each Lender representing the Borrowers' obligation to pay such Lender's Commitment or, if less, the aggregate unpaid principal amount of all Loans made and to be made by such Lender to the Borrowers hereunder, plus
                                                                     ----
interest and all other fees, charges and other amounts due thereon.   Each Note
shall be dated the Closing Date and shall bear interest on the unpaid principal amount thereof at the applicable interest rate per annum specified in Section
                                                                      -------
4.1 hereof.
---

     Section 2.5.   Permanent Reduction of the Commitment.
                    -------------------------------------

                    (a) The Borrowers shall have the right at any time and from time to time, upon at least five (5) Business Days prior written notice to the Administrative Agent, to permanently reduce, without premium or penalty, (i) the Aggregate Commitment at any time or (ii) portions of the Aggregate Commitment, from time to time, in an aggregate principal amount not less than $1,000,000 or any whole multiple of $1,000,000 in excess thereof.

                    (b)  Each permanent reduction permitted pursuant to this
Section 2.5 shall be accompanied by a payment of principal sufficient to reduce
-----------
the aggregate outstanding Extensions of Credit after such reduction to the Aggregate Commitment as so reduced and if the Aggregate Commitment as so reduced is less than the aggregate amount of all outstanding and unexpired Letters of Credit, the Borrowers shall be required to deposit collateral, of the type and in the amounts required by Section 3.4 hereof, in a cash collateral account
                           -----------
opened by the Administrative Agent. Any reduction of the Aggregate Commitment to zero shall be accompanied by payment of all outstanding Obligations thereunder (and furnishing of cash collateral satisfactory to the Administrative Agent for all L/C Obligations) and shall result in the termination of the Aggregate Commitment. Such cash collateral shall be applied in accordance with Section
                                                                     -------
11.2(b) hereof. If the reduction of the Aggregate Commitment requires the
-------
repayment of any LIBOR Rate Loan, such repayment shall be accompanied by any amount required to be paid pursuant to Section 4.7 hereof.
                                       -----------

     Section 2.6.   Termination of the Aggregate Commitment.  The Aggregate
                    ---------------------------------------
Commitment shall terminate on the earliest of: (a) September 11, 2002; (b) the date of termination by the Borrowers pursuant to Section 2.5(a) hereof; and (c)
                                                 --------------
the date of termination by the Administrative Agent on behalf of the Lenders pursuant to Section 11.2(a) hereof; provided, however, that Urban may submit to
            ---------------         --------  -------
the Administrative Agent a Termination Date Extension Request (which shall be submitted without limitation with the annual business plan and financial projections required to be delivered under Section 7.1(d) hereof), pursuant to
                                           --------------
which each Lender, at its sole discretion, may agree to extend the Termination Date of its respective Commitment set forth in subsection (a) of this Section
                                                                      -------
2.6 by an additional three hundred sixty-four (364) day term.
---

     Section 2.7.   Use of Proceeds.  The Borrowers shall use the proceeds of
                    ---------------
the Extensions of Credit: (a) to fund working capital (including expenditures for Capital Assets); (b) to support the issuance of Letters of Credit for the account of any Borrower; and (c) for the general corporate requirements of the Borrowers (including without limitation the payment of certain fees and expenses incurred in connection with the transactions contemplated hereby).

     Section 2.8.   Joint and Several Obligations.  The obligations of the
                    -----------------------------
Borrowers hereunder are and shall be joint and several. It is the intent of Borrowers and Lenders that Non-U.S. Borrowers shall not be liable hereunder, except with respect to Loans made to Non-U.S. Borrowers and L/C Obligations for Letters of Credit issued for the account of Non-U.S. Borrowers.

     Section 2.9.   Dollar Equivalent.  All limitations relating to the amount
                    ------------------
of Alternate Currency Advances and Alternate Currency Letters of Credit shall be calculated from time to time based on the Dollar Equivalent thereof as of the most recent FX Calculation Date.

                                  ARTICLE III

                               LETTERS OF CREDIT
                               -----------------

     Section 3.1.   L/C Commitment.  Subject to the terms and conditions hereof,
                    --------------
the Issuing Lender: (i) agrees to issue standby and documentary letters of credit for the account of any Borrower or Guarantor, and (ii) Alternate Currency Letters of Credit for the account of any Non-U.S. Borrower (collectively, "Letters of Credit"), on any Business Day from the Closing Date through but not including the Termination Date in such form as may be approved from time to time by the Issuing Lender; provided, that the Issuing Lender shall have no
                       --------
obligation to issue any Letter of Credit if:

                    (a) there exists a Default or an Event of Default, or the issuance of such Letter of Credit would give rise to a Default or an Event of Default;

                    (b)  after giving effect to such issuance:

                         (i)    the L/C Obligations would exceed the L/C
Commitment,

                         (ii)   the Aggregate Commitment minus the Extensions of
Credit would be less than zero,

                         (iii)  any Lender's Commitment minus such Lender's
Extensions of Credit would be less than zero,

                         (iv)   (A) the L/C Obligations for all Letters of
Credit issued for the account of any Non-U.S. Borrower plus (B) the aggregate principal amount of all Loans outstanding to any Non-U.S. Borrower plus (C) the aggregate principal amount of all outstanding intercompany loans to Non-U.S. Borrowers permitted under Section 10.4(d) hereof, would exceed the Non U.S.
                          ---------------
Sublimit, or

                         (v)    at the time of issuance of any Alternate
Currency Letter of Credit, the amount available to be drawn under such Alternate Currency Letter of Credit and all other Alternate Currency Letters of Credit then outstanding hereunder plus any unreimbursed draws under Alternate Currency Letters of Credit, together with the outstanding principal amount of all Alternate Currency Loans, shall not exceed the Alternate Currency Sublimit.

                    (c) such issuance would conflict with, or cause the Issuing Lender or any L/C Participant to exceed any limits imposed by, any Applicable Law.

References herein to "issue" and derivations thereof with respect to Letters of Credit shall also include extensions or modifications of any existing Letters of Credit, unless the context otherwise requires.

     Section 3.2.   Terms of Letters of Credit.  Subject without limitation to
                    --------------------------
Section 3.1 hereof, each Letter of Credit shall:
----------

                    (a) be denominated in Dollars in a minimum amount of $1,500, or be denominated in an Alternate Currency in a minimum amount of a Dollar Equivalent of $1,500;

                    (b) be issued to support obligations of a Borrower or a Subsidiary, contingent or otherwise, incurred in the ordinary course of business;

                    (c) expire on a date which shall be no later than the earlier of:

                         (i)    one (1) year from the date of issuance, in the
case of standby Letters of Credit;

                         (ii)   one hundred eighty (180) days from the date of
issuance, in the case of documentary Letters of Credit; or

                         (iii)  in all cases, subject to Section 3.4, the
                                                         -----------
Termination Date; and

                    (d) be subject to the Uniform Customs and, to the extent not inconsistent therewith, the laws of the Commonwealth of Pennsylvania.

     Section 3.3.   Existing Letters of Credit issued by First Union.  Reference
                    ------------------------------------------------
is made to the letters of credit issued by First Union on behalf of one or more Borrowers prior to the date of this Agreement, the face amount, beneficiary and number of which are listed on Schedule 4 hereto (the "Existing Letters of
                              ----------
Credit"). The Borrowers and the Lenders hereby agree that as of the date of this Agreement: (a) all such Existing Letters of Credit shall hereinafter be deemed Letters of Credit, as if originally issued hereunder, and shall be subject to the terms of this Agreement; provided, however, that the Borrowers
                                        --------  -------
shall not be obligated to pay any additional issuance fees in connection with such Existing Letters of Credit which are deemed to be Letters of Credit hereunder; and (b) each of (i) the Existing FUNB Facility, (ii) that certain FUNB Group Irrevocable Continuing Commercial Letter of Credit Agreement Terms and Conditions executed by Urban on August 4, 2000, and (iii) each other master letter of credit agreement previously executed by any Borrower or Subsidiary with First Union, is hereby deemed superseded in its entirety by the terms and conditions of this Agreement.

     Section 3.4.   Cash Collateral for Letters of Credit.
                    -------------------------------------

                    (a)  Notwithstanding the provisions of Section 3.2 hereof
                                                           -----------
requiring that the final expiry of each Letter of Credit be on or before the Termination Date, the Issuing Lender may issue, upon the Borrowers' request if required by a proposed beneficiary, a Letter of Credit which by its terms may be extended beyond the Termination Date. With respect to any such Letter of Credit issued hereunder, the Borrowers hereby agree that they will deliver on or before the Termination Date collateral, of the type and in the amounts required by subparagraph (b) below and subject to subparagraph (c) below, in an amount equal to one hundred five percent (105%) of the outstanding undrawn amount of each such Letter of Credit.

                    (b) On the Termination Date, upon a reduction of the Aggregate Commitment in the manner set forth in Section 2.5 hereof or upon the
                                                -----------
occurrence of and during the continuance of an Event of Default, the Issuing Lender may require (and in the case of an Event of Default occurring under
Section 11.1(j) or Section 11.1(k) it shall be required automatically) that the
---------------    ---------------
Borrowers deliver to the Issuing Lender cash or U.S. Treasury Bills with maturities of not more than ninety (90) days from the date of delivery (discounted in accordance with customary banking practice to present value to determine amount) in an amount equal at all times to one hundred five percent (105%) of the outstanding undrawn amount of all Letters of Credit, such cash or U.S. Treasury Bills and all interest earned thereon to constitute cash collateral for all such Letters of Credit.

                    (c) Any cash collateral deposited under subparagraph (b) above, and all interest earned thereon, shall be held by the Issuing Lender and invested and reinvested at the expense and the written direction of Borrowers, in U.S. Treasury Bills with maturities of no more than ninety (90) days from the date of investment.

     Section 3.5.   Procedure for Issuance of Letters of Credit.  The Borrowers
                    -------------------------------------------
may from time to time request that the Issuing Lender issue a Letter of Credit, or request that a Letter of Credit be amended or extended, by delivering to the Issuing Lender at the Administrative Agent's Office an Application therefor, completed to the satisfaction of the Issuing Lender, and such other certificates, documents and other papers and information as the Issuing Lender may request. Upon receipt of any Application, the Issuing Lender shall process such Application and the certificates, documents and other papers and information delivered to it in connection therewith in accordance with its customary procedures and shall, subject to Section 3.1 and Article V hereof,
                                           -----------     ---------
promptly issue the Letter of Credit requested thereby (but in no event shall the Issuing Lender be required to issue any standby Letter of Credit earlier than three (3) Business Days, or any documentary Letter of Credit earlier than one
(1) Business Day, after its receipt of the Application therefor and all such other certificates, documents and other papers and information relating thereto) by issuing the original of such Letter of Credit to the beneficiary thereof or as otherwise may be agreed by the Issuing Lender and the Borrowers. The Issuing Lender shall promptly furnish to the Borrowers a copy of such Letter of Credit and promptly notify each Lender of the issuance, and upon request by any Lender, furnish to such Lender a copy of such Letter of Credit and the amount of such Lender's participation therein.

     Section 3.6.   Commissions and Other Charges.
                    -----------------------------

                    (a) The Borrowers shall pay to the Administrative Agent for the account of the Issuing Lender and the L/C Participants on a pro rata basis
(i) a letter of credit fee with respect to each documentary Letter of Credit in an amount equal to 0.50% on a per annum basis multiplied by the average outstanding amount of all documentary Letters of Credit issued during the preceding calendar quarter and (ii) a letter of credit fee with respect to each standby Letter of Credit in an amount equal to 1.75% on a per annum basis multiplied by the face amount of each standby Letter of Credit as then in effect. Each such commission shall be payable quarterly in arrears on the last Business Day of each calendar quarter and on the Termination Date.

                    (b) In connection with the issuance, transfer, extension, modification or other administration of any Letter of Credit, the Borrowers shall pay to the Issuing Lender upon request all customary costs and expenses of the Issuing Lender therefor, including without limitation those set forth in
Schedule 5 hereto and in effect during the term of this Agreement without
----------
extension or renewal.

     Section 3.7.   L/C Participations.
                    ------------------

                    (a) The Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's Commitment Percentage in the Issuing Lender's obligations and rights under each Letter of Credit issued hereunder and the amount of each draft paid by the Issuing Lender thereunder. Each L/C Participant unconditionally and irrevocably agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit for which the Issuing Lender is not reimbursed in full by the Borrowers in accordance with the terms of this Agreement, such L/C Participant shall pay to the Issuing Lender upon demand at the Issuing Lender's address for notices specified herein an amount equal to such L/C Participant's Commitment Percentage of the amount of such draft, or any part thereof, which is not so reimbursed.

                    (b) Upon becoming aware of any amount required to be paid by any L/C Participant to the Issuing Lender pursuant to Section 3.7(a) hereof
                                                         --------------
in respect of any unreimbursed portion of any payment made by the Issuing Lender under any Letter of Credit, the Issuing Lender shall notify each L/C Participant of the amount and due date of such required payment and such L/C Participant shall pay to the Issuing Lender the amount specified on the applicable due date. If any such amount is paid to the Issuing Lender after the date such payment is due, such L/C Participant shall pay to the Issuing Lender on demand, in addition to such amount, the product of (i) such amount, times (ii) the daily average
                                                -----
Federal Funds Rate as determined by the Administrative Agent during the period from and including the date such payment is due to the date on which such payment is immediately available to the Issuing Lender, times (iii) a fraction
                                                        -----
the numerator of which is the number of days that elapse during such period and the denominator of which is 360. A certificate of the Issuing Lender with respect to any amounts owing under this Section 3.7(b) shall be conclusive in
                                        --------------
the absence of manifest error. With respect to payment to the Issuing Lender of the unreimbursed amounts described in this Section 3.7(b), if the L/C
                                           --------------
Participants receive notice that any such payment is due (A) prior to 1:00 p.m. (Philadelphia time) on any Business Day, such payment shall be due that Business Day, and (B) after 1:00 p.m. (Philadelphia time) on any Business Day, such payment shall be due on the following Business Day.

                    (c) Whenever, at any time after the Issuing Lender has made payment under any Letter of Credit and has received from any L/C Participant its Commitment Percentage of such payment in accordance with this Section 3.7, the
                                                              -----------
Issuing Lender receives any payment related to such Letter of Credit (whether directly from the Borrowers or otherwise, or any payment of interest on account thereof, the Issuing Lender will distribute to such L/C Participant its pro rata
                                                                        --- ----
share thereof; provided, that in the event that any such payment received by the
               --------
Issuing Lender shall be required to be returned by the Issuing Lender, such L/C Participant shall return to the Issuing Lender the portion thereof previously distributed by the Issuing Lender to it.

     Section 3.8.   Reimbursement Obligation of the Borrowers.  The Borrowers
                    -----------------------------------------
agree to reimburse the Issuing Lender on each date on which the Issuing Lender notifies the Borrowers of the date and amount of a draft paid under any Letter of Credit for the amount of (a) such draft so paid or presented purporting to be drawn and (b) any taxes, fees, charges or other costs or expenses incurred by the Issuing Lender in connection with such payment. Each such payment shall be made to the Issuing Lender at its address for notices specified herein in Dollars, (except for payments in connection with Alternate Currency Letters of Credit which shall be repaid in the currency in which such draft was paid) and in immediately available funds. If the Borrowers fail to timely reimburse the Issuing Lender on the date the Borrowers receive the notice referred to in this
Section 3.8, the Borrowers shall be deemed to have timely given a Notice of
-----------
Borrowing hereunder to the Administrative Agent requesting the Lenders to make a Base Rate Loan on such date in an amount equal to the amount of such drawing and, regardless of whether or not the conditions precedent specified in Article
                                                                        -------
V have been satisfied, the Lenders shall make Base Rate Loans in such amount,
-
the proceeds of which shall be applied to reimburse the Issuing Lender for the amount of the related drawing and costs and expenses; provided, however, that
                                                      --------  -------
absent an Event of Default, the Borrowers may elect to convert amounts remaining unpaid by the Borrowers under any Letter of Credit to Base Rate Loans, LIBO Market Index Rate Loans, LIBOR Rate Loans or Eurocurrency Loans, subject to

Section 4.2 hereof.
-----------

     Section 3.9.   Obligations Absolute.  The Borrowers' obligations under this
                    --------------------
Article III (including without limitation the Reimbursement Obligation) shall be
-----------
absolute and unconditional under
any and all circumstances and irrespective of any set-off, counterclaim or defense to payment which any Borrower may have or have had against the Issuing Lender or any beneficiary of a Letter of Credit. The Borrowers also agree with the Issuing Lender that the Issuing Lender shall not be responsible for, and the Borrowers' Reimbursement Obligation under Section 3.8 shall not be affected by,
                                          -----------
among other things, the validity or genuineness of documents or of any endorsements thereon, even though such documents shall in fact prove to be invalid, fraudulent or forged, or any dispute between or among any Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred or any claims whatsoever of any Borrower against any beneficiary of such Letter of Credit or any such transferee. The Borrowers assume all risks of the acts or omissions of the beneficiary of each Letter of Credit with respect to the use of the Letter of Credit or with respect to the beneficiary's obligations to any Borrower. The Issuing Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit, except for errors or omissions caused by the Issuing Lender's gross negligence or willful misconduct. The Borrowers agree that any action taken or omitted by the Issuing Lender under or in connection with any Letter of Credit or the related drafts or documents, if done in the absence of gross negligence or willful misconduct and in accordance with the standards of care specified in the Uniform Customs and, to the extent not inconsistent therewith, the UCC shall be binding on the Borrowers and shall not result in any liability of the Issuing Lender to the Borrowers. The responsibility of the Issuing Lender to the Borrowers in connection with any draft presented for payment under any Letter of Credit shall, in addition to any payment obligation expressly provided for in such Letter of Credit, be limited to determining that the documents (including each draft) delivered under such Letter of Credit in connection with such presentment are in conformity with such Letter of Credit. In furtherance and not in limitation of the foregoing, in accordance with the Uniform Customs, the Issuing Lender may accept facially conforming documents.

     Section 3.10.  General Terms of Documentary Letters of Credit.
                    ----------------------------------------------

                    (a) To the extent any failure to comply with the provisions of this Section 3.10 would, either individually or in the aggregate, result in a
        ------------
Material Adverse Effect, the Borrowers agree to procure or to cause the beneficiaries of each documentary Letter of Credit to procure promptly any necessary import and export or other licenses for the import or export or shipping of any goods referred to in or pursuant to a Letter of Credit and to comply and to use its commercially reasonable efforts to cause the beneficiaries to comply with all foreign and domestic governmental regulations with respect to the shipment and warehousing of such goods or otherwise relating to or affecting such Letter of Credit, including without limitation governmental regulations pertaining to transactions involving designated foreign countries or their nationals, and to furnish such certificates in that respect as the Issuing Lender may at any time reasonably require, and to keep such goods adequately covered by insurance in amounts, with carriers and for such risks as shall be customary in the industry and to cause the Issuing Lender's interest to be endorsed on such insurance and to furnish the Issuing Lender at its request with reasonable evidence thereof. Should such insurance (or lack thereof) upon said goods for any reason not be reasonably satisfactory to the Issuing Lender, the Issuing Lender may (but is not obligated to) obtain, after notice, at the Borrowers' expense, insurance satisfactory to the Issuing Lender.

                    (b) In connection with each documentary Letter of Credit, neither the Issuing Lender nor any correspondent shall be responsible for: (i) the existence, character, quality, quantity, condition, packing, value or delivery of the property purporting to be represented by documents; (ii) any difference in character, quality, condition or value of the property from that expressed in documents; (iii) the time, place, manner or order in which shipment of the property is made; (iv) partial or incomplete shipment referred to in such Letter of Credit; (v) the character, adequacy or responsibility of any insurer, or any other risk connected with insurance other than insurance procured by the Issuing Lender; (vi) any deviation from instructions, delay, default or fraud by the beneficiary or anyone else in connection with the property or the shipping thereof; (vii) the solvency, responsibility or relationship to the property of any party issuing any documents in connection with the property; (viii) delay in arrival or failure to arrive of either the property or any of the documents relating thereto; (ix) delay in giving or failure to give notice of arrival or any other notice; (x) any breach of contract between the Letter of Credit beneficiaries and any Borrower; (xi) any laws, customs, and regulations which may be effective in any jurisdiction where any negotiation and/or payment of such Letter of Credit occurs; (xii) failure of documents (other than documents required by the terms of the Letter of Credit) to accompany any draft at negotiation; or (xiii) failure of any entity to note the amount of any document or draft on the reverse of such Letter of Credit or to surrender or to take up such Letter of Credit or to forward documents other than documents required by the terms of the Letter of Credit. In connection with each Letter of Credit, the Issuing Lender shall not be responsible for any error, neglect or default of any of its correspondents. None of the above shall affect, impair or prevent the vesting of any of the Issuing Lender's rights or powers hereunder. If a Letter of Credit provides that payment is to be made by the Issuing Lender's correspondent, neither the Issuing Lender nor such correspondent shall be responsible for the failure of any of the documents specified in such Letter of Credit to come into the Issuing Lender's hands, or for any delay in connection therewith, and the Borrowers' obligation to make reimbursements shall not be affected by such failure or delay in the receipt of any such documents.

                    (c) To the extent not inconsistent with this Agreement, the Uniform Customs are hereby made a part of this Agreement with respect to obligations in connection with each documentary Letter of Credit.

     Section 3.11.  Effect of Application.  To the extent that any provision of
                    ---------------------
any Application related to any Letter of Credit is inconsistent with the provisions of this Article III, the provisions of this Article III shall apply.
                   -----------                         -----------

     Section 3.12.  Continuing Letter of Credit Agreement.  Letters of Credit
                    -------------------------------------
and amendments thereto shall be requested, processed and issued, and draws thereon shall be negotiated processed and paid, in accordance with and subject to the terms and procedures of: (i) the Continuing Letter of Credit Agreement and/or (ii) the Import Express(SM) Electronic Letter of Credit Service Agreement between First Union and Anthropologie, Inc. dated July 5, 2000 and the Import Express(SM) Electronic Letter of Credit Service Agreement between First Union and Urban dated July 5, 2000.


                                  ARTICLE IV

                            GENERAL LOAN PROVISIONS
                            -----------------------

     Section 4.1.   Interest.
                    --------

                    (a)  Interest Rate Options.
                         ---------------------

                         (i)   Loans. Subject to the provisions of this Section
                                                                        -------
4.1, at the election of the Borrowers, the aggregate principal balance of the
---
Loans or any portion thereof shall bear interest at:

                               (A)  the Base Rate plus the Applicable Margin on
                                                  ----
a per annum basis;

                               (B)  the LIBO Market Index Rate plus the
                                                               ----
Applicable Margin on a per annum basis; or

                               (C)  the LIBOR Rate plus the Applicable Margin on
                                                   ----
a per annum basis;

provided that the LIBOR Rate shall not be available until three (3) Business
--------
Days after the Closing Date. The Borrowers shall select the rate of interest and Interest Period, if any, applicable to any Loan at the time a Notice of Borrowing is given pursuant to Section 2.2(a) hereof or at the time a Notice of
                               --------------
Conversion/Continuation is given pursuant to Section 4.2 hereof.  Each Loan or
                                             -----------
portion thereof bearing interest based on: (x) the Base Rate shall be a "Base Rate Loan;" (y) the LIBO Market Index Rate shall be a "LIBO Market Index Rate Loan;" and (z) LIBOR Rate shall be a "LIBOR Rate Loan." Any Loan or any portion thereof as to which the Borrowers have not duly specified an interest rate as provided herein shall be deemed a Base Rate Loan.

                         (ii)   Alternate Currency Loans. Any Alternate Currency
                                ------------------------
Loan shall bear interest at the applicable Eurocurrency Rate plus the Applicable
                                                             ----
Margin on a per annum basis. Each Alternate Currency Loan bearing interest based on the Eurocurrency Rate shall be a "Eurocurrency Loan."

                    (b)  Interest Periods. In connection with each LIBOR Rate
                         ----------------
Loan, the Borrowers, by giving notice at the times described in Section 4.1(a)
                                                                --------------
hereof, shall elect an interest period (each, an "Interest Period") to be applicable to such Loan or Alternate Currency Loan, which Interest Period shall be a period of one (1), two (2) or three (3) months with respect to each LIBOR Rate Loan or Eurocurrency Loan; provided that:
                                --------

                         (i)   the Interest Period shall commence on the date of
advance of or conversion to any LIBOR Rate Loan or Eurocurrency Loan and, in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the date on which the next preceding Interest Period expires;

                         (ii)  if any Interest Period would otherwise expire on
a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided, that if any Interest Period with respect to a
                         --------
LIBOR Rate Loan would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

                         (iii) any Interest Period with respect to a LIBOR Rate
Loan or Eurocurrency Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month at the end of such Interest Period;

                         (iv)  no Interest Period shall extend beyond the
Termination Date; and

                         (v)   there shall be no more than six (6) Interest
Periods outstanding at any time.

                    (c)  Default Rate. Subject to Section 11.3 hereof, at the
                         ------------             ------------
discretion of the Administrative Agent and the Required Lenders, upon the occurrence and during the continuance of an Event of Default: (i) the Borrowers shall no longer have the option to request LIBOR Rate Loans, Eurocurrency Loans or LIBO Market Index Rate Loans; (ii) all outstanding LIBOR Rate Loans and Eurocurrency Loans shall bear interest at a rate per annum two percent (2%) in excess of the rate then applicable to LIBOR Rate Loans and Eurocurrency Loans until the end of the applicable Interest Period and thereafter at a rate equal to two percent (2%) in excess of the rate then applicable to Base Rate Loans;
(iii) all outstanding LIBO Market Index Rate Loans shall automatically convert to Base Rate Loans; (iv) all outstanding Base Rate Loans shall bear interest at a rate per annum equal to two percent (2%) in excess of the rate then applicable to Base Rate Loans and (v) Non-U.S. Borrowers shall no longer have the option to request Alternate Currency Loans. Interest shall continue to accrue on the Notes at the rates set forth above after the filing by or against the Borrowers of any petition seeking any relief in bankruptcy or under any act or law pertaining to insolvency or debtor relief, whether state, federal or foreign, as well as before and after any judgment.

                    (d)  Interest Payment and Computation. Interest on each Base
                         --------------------------------
Rate Loan and each LIBO Market Index Rate Loan shall be payable in arrears on the last Business Day of each calendar quarter commencing September 30, 2001, or earlier, if such Base Rate Loan or LIBO Market Index Rate Loan is repaid by the Borrower prior to the end of any calendar quarter, on the date of such repayment; and interest on each LIBOR Rate Loan and Eurocurrency Loan shall be payable on the last day of each Interest Period applicable thereto. Interest on LIBOR Rate Loans, Eurocurrency Loans, LIBO Market Index Rate Loans and all fees payable hereunder shall be computed on the basis of a 360-day year and assessed for the actual number of days elapsed, and interest on Base Rate Loans shall be computed on the basis of a 365/66-day year and assessed for the actual number of days elapsed.

                    (e)  Maximum Rate. In no contingency or event whatsoever
                         ------------
shall the aggregate of all amounts deemed interest hereunder or under the Notes charged or collected pursuant to the terms of this Agreement or pursuant to the Notes exceed the highest rate permissible under any Applicable Law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto. In the event that such a court determines that the Lenders have charged or received interest hereunder in excess of the highest applicable rate, the rate in effect hereunder shall automatically be reduced to the maximum rate permitted by Applicable Law, and the Lenders shall at the Administrative Agent's option: (i) promptly refund to the Borrowers any interest received by the Lenders in excess of the maximum lawful rate; or (ii) apply such excess to the principal balance of the Obligations. It is the intent hereof that the Borrowers not pay or contract to pay, and that neither the Administrative Agent nor any Lender receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by the Borrowers under Applicable Law.

     Section 4.2.   Notice and Manner of Conversion or Continuation of Loans.
                    --------------------------------------------------------
Provided that no Event of Default has occurred and is then continuing, the Borrowers shall have the option to: (a) convert at any time, but not earlier than the third Business Day after the Closing Date, all or any portion of its outstanding Base Rate Loans or LIBO Market Index Rate Loans in a principal amount equal to $1,000,000 or any whole multiple of $500,000 in excess thereof into one or more LIBOR Rate Loans; and (b) upon the expiration of any Interest Period, (i) convert all or any part of its outstanding LIBOR Rate Loans in a principal amount equal to $250,000 or a whole multiple of $250,000 in excess thereof into Base Rate Loans, (ii) convert all or any part of its outstanding LIBOR Rate Loans in a principal amount equal to $500,000 or a whole multiple of $250,000 in excess thereof into LIBO Market Index Rate Loans, or (iii) continue such LIBOR Rate Loans as LIBOR Rate Loans or Eurocurrency Loans as

Eurocurrency Loans. Whenever the Borrowers desire to convert or continue Loans as provided above, the Borrowers shall give the Administrative Agent irrevocable prior written notice in the form attached hereto as Exhibit D (a "Notice of
                                                    ---------
Conversion/Continuation") not later than 11:00 a.m. (Philadelphia time) three
(3) Business Days before the day on which a proposed conversion or continuation of such Loan is to be effective specifying: (A) the Loans to be converted or continued, and, in the case of any LIBOR Rate Loan to be converted or continued, the last day of the Interest Period therefor; (B) the effective date of such conversion or continuation (which shall be a Business Day); (C) the principal amount of such Loans to be converted or continued; and (D) the Interest Period to be applicable to such converted or continued LIBOR Rate Loan. The Administrative Agent shall promptly notify the Lenders of such Notice of Conversion/Continuation.

     Section 4.3.   Fees.
                    ----

                    (a)  Commitment Fee. The Borrowers shall pay to the
                         --------------
Administrative Agent for the benefit of Lenders on a pro rata basis a non-refundable commitment fee, from and after the Closing Date until the Obligations are paid in full and the Aggregate Commitment is irrevocably terminated, equal to 0.250% on a per annum basis multiplied by the unborrowed Aggregate Commitment. The commitment fee: (a) shall be payable at the Administrative Agent's Office quarterly in arrears on the last Business Day of each calendar quarter ending after the Closing Date and on the Termination Date; (b) shall be computed on the basis of a 360-day year and assessed for the actual number of days elapsed; and (c) shall be calculated by counting outstanding Letters of Credit as usage of the Aggregate Commitment.

                    (b)  Administration Fee. The Borrowers shall pay the
                         ------------------
Administrative Agent an administration fee (the "Administration Fee") equal to $40,000, payable: (i) $15,000 on the Closing Date, and (ii) $25,000 on the earliest to occur of (a) acceleration of the Loans upon the occurrence of an Event of Default, (b) the termination by the Borrowers of the entire Aggregate Commitment pursuant to Section 2.5(a)(i)hereof, and (c) September 11, 2002. If the Administrative Agent renews the Aggregate Commitment pursuant to a Termination Date Extension Request (which extension shall be for at least 364 days beyond September 11, 2002), payment of the $25,000 balance shall constitute full payment and satisfaction of the Administrative Fee for the extension period.

     Section 4.4.   Manner of Payment. Each payment by the Borrowers on account
                    -----------------
of the principal of or interest on the Loans or of any fee, commission or other amounts (including without limitation the Reimbursement Obligation) payable to the Lenders under this Agreement or the Notes shall be made not later than 1:00 p.m. (Philadelphia time) on the date specified for payment under this Agreement to the Administrative Agent at the Administrative Agent's Office for the account of the Lenders (other than as set forth below) pro rata in accordance with their respective Commitment Percentages (except as specified below), in Dollars (except with respect to Alternate Currency Loans, as to which payments will be made in the currency in which such Alternate Currency Loan was made) in immediately available funds and shall be made without any set-off, counterclaim or deduction whatsoever. Any payment received after such time but before 2:00 p.m. (Philadelphia time) on such day shall be deemed a payment on such date for the purposes of Section 11.1 hereof, but for all other purposes shall be deemed
                ------------
to have been made on the next succeeding Business Day. Any payment received after 2:00 p.m. (Philadelphia time) shall be deemed to have been made on the next succeeding Business Day for all purposes. Upon receipt by the Administrative Agent of each such payment, the Administrative Agent shall distribute to each Lender at its address for notices set forth herein its pro
                                                                          ---
rata share of such payment in accordance with such Lender's Commitment
----
Percentage (except as specified below) and shall wire advice of the amount of such credit to each Lender. Each payment to the Administrative Agent of the Issuing Lender's fees or L/C Participants commissions shall be made in like manner, but for the account of the Issuing Lender or the L/C Participants, as the case may be. Each payment to the Administrative Agent of Administrative Agent's fees or expenses shall be made for the account of the Administrative Agent, and any amount payable to any Lender under Sections 4.6, 4.7, 4.8, 4.9 or 13.2 hereof shall be
                            -----------------------------------
paid to the Administrative Agent for the account of the applicable Lender. Subject to Section 4.1(b)(ii) hereof, if any payment under this Agreement or the
           ------------------
Notes shall be specified to be made upon a day which is not a Business Day, it shall be made on the next succeeding day which is a Business Day, and such extension of time shall in such case be included in computing any interest if payable along with such payment.

     Section 4.5.   Credit of Payments and Proceeds. In the event that the
                    -------------------------------
Borrowers shall fail to pay any of the Obligations when due and the Obligations have been accelerated pursuant to Section 11.2 hereof, all payments received by
                                  ------------
the Lenders upon the Notes and the other Obligations and all net proceeds from the enforcement of the Obligations shall be applied first to all expenses then due and payable by the Borrowers hereunder, then to all indemnity obligations then due and payable by the Borrowers hereunder, then to all Administrative Agent's and Issuing Lender's fees then due and payable, then to all commitment and other fees and commissions then due and payable, then to accrued and unpaid interest on the Notes, the Reimbursement Obligations and any termination payments due in respect of any Hedging Agreement with any Lender (pro rata in
                                                                  --- ----
accordance with all such amounts due), then to the principal amount of the Notes and Reimbursement Obligations (pro rata in accordance with all such amounts due)
                               --- ----
and then to the cash collateral account described in Section 11.2(b) hereof to
                                                     ---------------
the extent of any L/C Obligations then outstanding, in that order.

     Section 4.6.   Changed Circumstances.
                    ---------------------

                    (a)  Circumstances Affecting LIBOR Rate and Eurocurrency
                         ---------------------------------------------------
Rate Availability. If with respect to any Interest Period the Administrative
-----------------
Agent or any Lender shall determine that, by reason of circumstances affecting the foreign exchange and interbank markets generally, deposits in Eurodollars in the applicable amounts are not being quoted via Telerate Page 3750 or offered to the Administrative Agent or such Lender for such Interest Period, then the Administrative Agent shall forthwith give notice thereof to the Borrowers. Thereafter, until the Administrative Agent notifies the Borrowers that such circumstances no longer exist, the obligation of the Lenders to make LIBOR Rate Loans, Eurocurrency Loans or LIBO Market Index Rate Loans and the right of the Borrowers to convert any Loan to or continue any Loan as a LIBOR Rate Loan, Eurocurrency Loan or a LIBO Market Index Rate Loan shall be suspended, and the Borrowers shall: (i) repay in full (or cause to be repaid in full) the then outstanding principal amount of each such LIBOR Rate Loan or Eurocurrency Loan, together with accrued interest thereon, on the last day of the then current Interest Period applicable to such LIBOR Rate Loan or Eurocurrency Loan; (ii) repay in full (or cause to be repaid in full) the then outstanding principal amount of each such LIBO Market Index Rate Loan together with accrued interest thereon; or (iii) convert to a Base Rate Loan the then outstanding principal amount of each such LIBO Market Index Rate Loan and, as of the last day of each applicable Interest Period, the then outstanding principal amount of each such LIBOR Rate Loan or Eurocurrency Loan.

                    (b)  Laws Affecting LIBOR Rate, Eurocurrency Rate and LIBO
                         -----------------------------------------------------
Market Index Rate Availability. If, after the date hereof, the introduction of,
------------------------------
or any change in, any Applicable Law or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any of their respective Lending Offices) with any request or directive (whether or not having the force of law) of any such Authority, central bank or comparable agency, shall make it unlawful or impossible for any Lender (or any of their respective Lending Offices) to honor its obligations hereunder to make or maintain any LIBOR Rate Loan, Eurocurrency Loan or LIBO Market Index Rate Loan, such Lender shall promptly give notice thereof to the Administrative Agent, and the Administrative Agent shall promptly give notice to the Borrowers and the other Lenders. Thereafter, until the Administrative Agent notifies the Borrowers that such circumstances no longer exist, (i) the obligations of the Lenders to make LIBOR Rate Loans, Eurocurrency Loans or LIBO Market Index Rate Loans and the right of the Borrowers to convert any Loan or continue any Loan as a LIBOR Rate Loan, Eurocurrency Loan or LIBO Market Index Rate Loan shall be suspended and thereafter the Borrowers may select only Base Rate Loans hereunder, and (ii) if any of the Lenders may not lawfully continue to maintain a LIBO Market Index Rate Loan, LIBOR Rate Loan or Eurocurrency Loan to the end of the then current Interest Period applicable thereto, the applicable LIBO Market Index Rate Loan shall immediately be converted to a Base Rate Loan or the applicable LIBOR Rate Loan or Eurocurrency Loan shall immediately be converted to a Base Rate Loan for the remainder of the Interest Period applicable thereto.

                    (c)  Increased Costs. If, after the date hereof, the
                         ---------------
introduction of, or any change in, any Applicable Law, or in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any of their respective Lending Offices) with any request or directive (whether or not having the force of law) of such Authority, central bank or comparable agency:

                         (i)   shall subject any Lender (or any of their
respective Lending Offices) to any tax, duty or other charge with respect to any Note, any Letter of Credit or any Application or shall change the basis of taxation of payments to any Lender (or any of their respective Lending Offices) of the principal of or interest on any Note, any Letter of Credit or any Application or any other amounts due under this Agreement in respect thereof including MLA Costs (except for changes in the rate of tax on the overall net income of any Lender or any of their respective Lending Offices imposed by the jurisdiction in which such Lender is organized or is or should be qualified to do business or such Lending Office is located); or

                         (ii)  shall impose, modify or deem applicable any
reserve (including without limitation any imposed by the Board of Governors of the Federal Reserve System), special deposit, insurance or capital or similar requirement against assets of, deposits with or for the account of, or credit extended by any Lender (or any of their respective Lending Offices) or shall impose on any Lender (or any of their respective Lending Offices) or the foreign exchange and interbank markets any other condition affecting any Note;

and the result of any of the foregoing is to increase the costs to any Lender of maintaining any LIBOR Rate Loan, Eurocurrency Loan or LIBO Market Index Rate Loan or issuing Letters of Credit or to reduce the yield or amount of any sum received or receivable by any Lender under this Agreement or under the Notes in respect of a LIBOR Rate Loan, Eurocurrency Loan, LIBO Market Index Rate Loan or Letter of Credit or Application, then such Lender shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify the Borrowers of such fact and demand compensation therefor and, within fifteen (15) days after such notice by the Administrative Agent, the Borrowers shall pay to such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction. The Lender will promptly notify the Borrowers of any event of which it has knowledge which will entitle such Lender to compensation pursuant to this Section 4.6(c); provided, that the Administrative
                              --------------  --------
Agent shall incur no liability whatsoever to the Borrowers in the event it fails to do so. The amount of such compensation shall be determined, in the applicable Lender's sole discretion, based upon the assumption that such Lender funded its Commitment Percentage of the LIBOR Rate

Loans, Eurocurrency Loans or the LIBO Market Index Rate Loans in the London interbank market and using any reasonable attribution or averaging methods which such Lender deems appropriate and practical. A certificate of such Lender setting forth the basis for determining such amount or amounts necessary to compensate such Lender shall be forwarded to the Borrowers and shall be conclusively presumed to be correct save for manifest error. The Lenders shall determine the applicability of, and the amount due under, this Section 4.6
                                                               -----------
consistent with the manner in which they apply similar provisions and calculate similar amounts payable to it by other borrowers having in their credit agreements provisions comparable to this Section 4.6.
                                         -----------

                    (d)  Replacement of Defaulting Lenders. Any Lender that: (i)
                         ---------------------------------
is unable to or is prohibited from making LIBOR Rate Loans, Eurocurrency Loans or LIBO Market Index Rate Loans to the Borrowers as set forth in Sections 4.6(a)
                                                                 ---------------
or (b) above or (ii) incurs increased costs and demands compensation therefor as
------
set forth in Section 4.6(c) above, shall be referred to hereafter as a
             --------------
"Defaulting Lender." If any Lender is a Defaulting Lender, then Borrowers may elect to remove such Defaulting Lender from this Agreement, and notwithstanding the provisions of Section 13.12 hereof to the contrary, the consent of the
                  -------------
Remaining Lenders shall not be required for such removal, and so long as no Default or Event of Default has occurred and is continuing, the consent of solely the Borrowers and the Administrative Agent shall be required for the replacement bank, if any, and the requirement that the Defaulting Lender's Commitment must be replaced, and the requisite documentation to effect such removal and replacement, such consent not to be unreasonably withheld or delayed.

     Section 4.7.   Indemnity. The Borrowers hereby indemnify each of the
                    ---------
Lenders against any loss or expense which may arise or be attributable to each Lender's obtaining, liquidating or employing deposits or other funds acquired to effect, fund or maintain any Loan: (a) as a consequence of any failure by the Borrowers to make any payment when due of any amount due hereunder in connection with a LIBOR Rate Loan, Eurocurrency Loan or LIBO Market Index Rate Loan; (b) due to any failure of the Borrowers to borrow on a date specified therefor in a Notice of Borrowing or Notice of Continuation/Conversion; or (c) due to any payment, prepayment or conversion of any LIBOR Rate Loan or Eurocurrency Loan on a date other than the last day of the Interest Period therefor or of any LIBO Market Index Rate Loan of a date other than the last day of the term applicable thereto. The amount of such loss or expense shall be determined, in the applicable Lender's sole discretion, based upon the assumption that such Lender funded the LIBOR Rate Loans, Eurocurrency Loans or LIBO Market Interest Rate Loans in the London interbank market and using any reasonable attribution or averaging methods which such Lender deems appropriate and practical. A certificate of such Lender setting forth the basis for determining such amount or amounts necessary to compensate the Lender shall be forwarded to the Borrowers through the Administrative Agent and shall be conclusively presumed to be correct save for manifest error.

     Section 4.8.   Capital Requirements. If either (a) the introduction of, or
                    --------------------
any change in, or in the interpretation of, any Applicable Law or (b) compliance with any guideline or request from any central bank or comparable agency or other Governmental Authority (whether or not having the force of law), has or would have the effect of reducing the rate of return on the capital of, or has affected or would affect the amount of capital required to be maintained by, any Lender or any corporation controlling such Lender as a consequence of, or with reference to the Commitments and other commitments of this type, below the rate which the Lender or such other corporation could have achieved but for such introduction, change or compliance, then within five (5) Business Days after written demand by such Lender, the Borrowers shall pay to such Lender from time to time as specified by such Lender additional amounts sufficient to compensate such Lender or other corporation for such reduction. A certificate as to such amounts submitted to the Borrowers and the Administrative Agent by such Lender, shall, in the absence of manifest error, be presumed to be correct and binding for all purposes. Lenders shall determine the applicability of, and the amount due under, this Section 4.8 consistent with the manner in which it
                           -----------
applies similar provisions and calculates similar amounts payable to it by other borrowers having in their credit agreements provisions comparable to this
Section 4.8.
-----------

     Section 4.9.   Taxes.
                    -----

                    (a)  Payments Free and Clear. Any and all payments by the
                         -----------------------
Borrowers hereunder or under the Notes or the Letters of Credit shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholding, and all liabilities with respect thereto excluding, (i) in the case of each Lender and the Administrative Agent, income and franchise taxes imposed by the jurisdiction under the laws of which such Lender and the Administrative Agent (as the case may be)is organized or is or should be qualified to do business or any political subdivision thereof and (ii) in the case of each Lender, income and franchise taxes imposed by the jurisdiction of such Lender's Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrowers shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under any Note or Letter of Credit to any Lender or the Administrative Agent: (A) the sum payable shall be increased as may be necessary so that after making all required deductions (including without limitation deductions applicable to additional sums payable under this Section 4.9(d) such
                                                            --------------
Lender or the Administrative Agent (as the case may be) receives an amount equal to the amount it would have received had no such deductions been made; (B) the Borrowers shall make such deductions; (C) the Borrowers shall pay the full amount deducted to the relevant taxing authority or other authority in accordance with applicable law; and (D) the Borrowers shall deliver to the Administrative Agent evidence of such payment to the relevant taxing authority or other authority in the manner provided in Section 4.9(d) hereof.
                                             --------------

                    (b)  Stamp and Other Taxes. In addition, the Borrowers shall
                         ---------------------
pay any present or future stamp, registration, recordation or documentary taxes or any other similar fees or charges or excise or property taxes, levies of the United States or any state or political subdivision thereof or any applicable foreign jurisdiction which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the Loans, the Letters of Credit, the other Loan Documents, or the perfection of any rights or security interest in respect thereto (hereinafter referred to as "Other Taxes").

                    (c)  Indemnity. The Borrowers shall indemnify each Lender
                         ---------
and the Administrative Agent for the full amount of Taxes and Other Taxes (including without limitation any Taxes and Other Taxes imposed by any jurisdiction on amounts payable under this Section 4.9) paid by such Lender or
                                           -----------
the Administrative Agent (as the case may be) and any liability (including without limitation penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. Such indemnification shall be made within thirty (30) days from the date such Lender or the Administrative Agent (as the case may be) makes written demand therefor.

                    (d)  Evidence of Payment. Within thirty (30) days after the
                         -------------------
date of any payment of Taxes or Other Taxes, the Borrowers shall furnish to the Administrative Agent, at its address referred to in Section 13.1 hereof, the
                                                    ------------
original or a certified copy of a receipt evidencing payment thereof or other evidence of payment satisfactory to the Administrative Agent.

                    (e)  Survival. Without prejudice to the survival of any
                         --------
other agreement of the Borrowers hereunder, the agreements and obligations of each Borrower contained in this Section 4.9 shall survive the payment in full of
                                -----------
the Obligations and the termination of the Commitments.

                    (f)  Delivery of Tax Forms. Each Lender organized under the
                         ---------------------
laws of a jurisdiction other than the United States or any state thereof shall deliver to the Borrower, with a copy to the Administrative Agent, on the Closing Date or concurrently with the delivery of the relevant Assignment and Acceptance, as applicable, (i) two United States Internal Revenue Service Forms W-8ECI or Forms W-8BEN, as applicable (or successor forms), properly completed and certifying in each case that such Lender is entitled to a complete exemption from withholding or deduction for or on account of any United States federal income taxes, and (ii) an Internal Revenue Service Form W-8 or W-9 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding taxes. Each such Lender further agrees to deliver to the Borrower, with a copy to the Administrative Agent, a Form W-8ECI or W-8BEN and Form W-8 or W-9, or successor applicable forms or manner of certification, as the case may be, on or before the date that any such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower, certifying in the case of a Form W-8ECI or W-8BEN that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes (unless in any such case an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders such forms inapplicable or the exemption to which such forms relate unavailable and such Lender notifies the Borrower and the Administrative Agent that it is not entitled to receive payments without deduction or withholding of United States federal income taxes) and, in the case of a Form W-8 or W-9, establishing an exemption from United States backup withholding tax.

     Section 4.10.  Guaranty. The Obligations of the Borrowers shall be
                    --------
guaranteed by the Guarantors as provided in the Guaranty Agreement.

     Section 4.11.  Adjustments. If any Lender (a "Benefitted Lender") shall at
                    -----------
any time receive any payment of all or part of the Obligations owing to it, or interest thereon, or if any Lender shall at any time receive any collateral in respect to the Obligations owing to it (whether voluntarily or involuntarily, by set-off or otherwise) in a greater proportion than any such payment to and collateral received by any other Lender, if any, in respect of the Obligations owing to such other Lender, or interest thereon, such Benefitted Lender shall purchase for cash from the other Lenders such portion of each such other Lender's Extensions of Credit, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefitted Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefitted Lender, such purchase shall be rescinded, and the purchase price and benefits returned to the extent of such recovery, but without interest. The Borrowers agree that each Lender so purchasing a portion of another Lender's Extensions of Credit may exercise all rights of payment (including without limitation rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

     Section 4.12.  Nature of Obligations of Lenders Regarding Extensions of
                    --------------------------------------------------------
Credit; Assumption by the Administrative Agent. The obligations of the Lenders
----------------------------------------------
under this Agreement to make the Loans and issue or participate in Letters of Credit are several and are not joint or joint and several. Unless the Administrative Agent shall have received notice from a Lender prior to a proposed borrowing date that such Lender will not make available to the Administrative Agent such Lender's ratable portion of the amount to be borrowed on such date (which notice shall not release such Lender of its obligations hereunder), the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the proposed borrowing date in accordance with Section 2.2(c) hereof, and the
                                           --------------
Administrative Agent may, in reliance upon such assumption, make available to the Borrowers on such date a corresponding amount. If such amount is made available to the Administrative Agent on a date after such borrowing date, such Lender shall pay to the Administrative Agent on demand an amount, until paid, equal to the product of (a) the amount not made available by such Lender in accordance with the terms hereof, times (b) the daily average Federal Funds Rate
                                  -----
during such period as determined by the Administrative Agent, times (c) a
                                                              -----
fraction the numerator of which is the number of days that elapse from and including such borrowing date to the date on which such amount not made available by such Lender in accordance with the terms hereof shall have become immediately available to the Administrative Agent and the denominator of which is 360. A certificate of the Administrative Agent with respect to any amounts owing under this Section 4.12 shall be conclusive, absent manifest error. If
                 ------------
such Lender's Commitment Percentage of such borrowing is not made available to the Administrative Agent by such Lender within three (3) Business Days of such borrowing date, the Administrative Agent shall be entitled to recover such amount made available by the Administrative Agent with interest thereon at the rate per annum applicable to Base Rate Loans hereunder, on demand, from the Borrowers. The failure of any Lender to make available its Commitment Percentage of any Loan requested by the Borrowers shall not relieve it or any other Lender of its obligation, if any, hereunder to make its Commitment Percentage of such Loan available on the borrowing date, but no Lender shall be responsible for the failure of any other Lender to make its Commitment Percentage of such Loan available on the borrowing date.

     Section 4.13.  European Economic and Monetary Union.
                    -------------------------------------

                    (a)  Effectiveness of Provisions. The provisions of
                         ---------------------------
paragraphs (b) to (i) below (inclusive) shall be effective at and from the date of execution of this Agreement, provided, that if and to the extent that any
                                --------
such provision relates to any state (or the currency of such state) that is not a Participating Member State on the commencement of the Third Stage of EMU, such provision shall become effective in relation to such state (and the currency of such state) at and from the date on which such state becomes a Participating Member State.

                    (b)  Continuity of Contract. Lenders and Borrowers agree
                         ----------------------
that the occurrence of EMU, any event or events associated with the EMU and/or the introduction of the euro in all or any part of the European Union will not result in the discharge, cancellation, rescission or termination in whole or in part of any agreement between Administrative Agent, Lenders and the Borrowers or give any of Administrative Agent, Lenders or Borrowers the right to cancel, rescind, terminate or vary any agreement, other than as specifically provided in this Agreement.

                    (c)  Redenomination and Alternate Currencies. Each
                         ---------------------------------------
obligation of any party under this Agreement which has been denominated in the fixed national currency unit of a Participating Member State shall be redenominated into the euro unit at the Fixed Exchange Rate, provided, that: (i) if and to the extent that any EMU Legislation provides that following the beginning of the Third Stage of EMU an amount denominated either in the euro unit or in the national currency unit of a Participating Member State and payable within the Participating Member State by crediting an account of a creditor can be paid by a debtor either in the euro unit or in that national currency unit, each party to this Agreement shall be entitled to pay or repay any such amount either in the euro unit or in such national currency unit; and
(ii) any amount paid in a national currency unit shall equal, at the Fixed Exchange Rate for that national currency unit, the required amount stated to be due in euro units.

                    (d)  Loans.  Any portion of an Alternate Currency Loan in
                         -----
the currency of a Participating Member State shall be made in the euro unit, provided that any portion of such Alternate Currency Loan may, if so requested by Borrowers, be made in the national currency unit (based upon the Fixed Exchange Rate) of any Participating Member State so long as such national currency unit continues to be available as legal tender for obligations of the same type or character as the obligations set forth in this Agreement, is freely convertible and is not subject to exchange controls.

                    (e)  Payments by Borrowers.  Those Sections of this
                         ---------------------
Agreement providing for payment or repayment in a national currency unit shall be construed so that, in relation to the payment of any amount of euro units or national currency units, such amount shall be made available to the Lenders in immediately available, freely transferable, cleared funds to such account with Lenders (in such principal financial center) as Lenders may from time to time in good faith nominate for this purpose.

                    (f)  Payments by Lenders Generally.  With respect to the
                         -----------------------------
payment of any amount denominated in the euro unit or in a national currency unit, no Lender shall be liable to the Borrowers in any way whatsoever for any delay, or the consequences of any delay, in the crediting to any account of any amount required by this Agreement to be paid by a Lender if such Lender has made reasonable effort to effect all relevant steps to achieve, on the date required by the Agreement, the payment of such amount in immediately available, freely transferable, cleared funds (in the euro unit or, as the case may be, in a national currency unit) to the account with such Lender in the principal financial center in the Participating Member State which the Borrowers shall have specified for such purpose. In this paragraph, "all relevant steps" means all such steps as may be prescribed from time to time by the regulations or operating procedures of such clearing or settlement system as the Lender may from time to time reasonably believe to be in effect for the purpose of clearing or settling payment in the euro.

                    (g)  Basis of Accrual.  If the basis of accrual of interest
                         ----------------
or fees expressed in this Agreement with respect to the currency of any state that becomes a Participating State Member, in Administrative Agent's judgment, shall not be available because interest rate quotes for a national currency unit are no longer provided, or shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest or fees in respect of the euro, such convention or practice shall replace such expressed basis effective as of and from the date on which such state becomes a Participating Member State; provided, however, if any or all of an Alternate Currency Loan in the currency of such state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such portion of the Alternate Currency Loan, on the last day of the current Interest Period.

                    (h)  Rounding and Other Consequential Changes.  Without
                         ----------------------------------------
prejudice and in addition to any method of conversion or rounding prescribed by any EMU Legislation, and without prejudice to the respective liabilities for indebtedness of the Borrowers to Lenders and the Lenders to the Borrowers under or pursuant to this Agreement:

                         (i)  each reference in this Agreement to a minimum
amount (or an integral multiple thereof) in a national currency unit to be paid to or by Lenders shall be replaced by a reference to such reasonably comparable amount (or an integral multiple thereof) in the euro unit as Administrative Agent may from time to time specify; and

                         (ii) except as expressly provided in this Agreement,
each provision of this Agreement, including, without limitation, the right to combine currencies to effect a set off, shall be subject to such reasonable changes of interpretation as Administrative Agent, as applicable, may from time to time specify to be necessary or appropriate to reflect the introduction of or change over to the euro in Participating Member States.

                         (iii)  Exchange Indemnification and Increased Costs.
                                --------------------------------------------
The Borrowers shall, upon demand from Administrative Agent, pay to Lenders the amount of: (i) any loss or cost or increased cost incurred by any Lender, (ii) any reduction in any amount payable to or in the effective return on its capital to any Lender, (iii) interest or other return, including principal, foregone by any Lender as a result of the introduction of, change over to or operation of the euro in any Participating Member State, or (iv) any currency exchange loss that any Lender sustains as a result of the Borrowers' election to borrow in national currency units and repay in euro units or to borrow in euro units and repay in national currency units. A certificate of a Lender setting forth the basis for determining such additional amount or amounts necessary to compensate such Lender shall be conclusively presumed to be correct save for manifest error.

                                   ARTICLE V
                 CLOSING; CONDITIONS OF CLOSING AND BORROWING
                 --------------------------------------------

     Section 5.1.   Closing.  The closing shall take place at the offices of
                    -------
Pepper Hamilton LLP at 10:00 a.m. on September 7, 2001, or on such other date and in such other manner as the parties hereto shall mutually agree.

     Section 5.2.   Conditions to Closing and Initial Extensions of Credit.  The
                    ------------------------------------------------------
obligation of the Administrative Agent and the Lenders to close this Agreement and to make the initial Loan or to issue the initial Letter of Credit is subject to the satisfaction of each of the following conditions:

                    (a)  Executed Loan Documents.  This Agreement, the Notes
                         -----------------------
and the Guaranty Agreement shall have been duly authorized, executed and delivered to the Administrative Agent by the parties thereto, shall be in full force and effect and no Default or Event of Default shall exist thereunder, and the Borrowers and Guarantors, as applicable, shall have delivered original counterparts thereof to the Administrative Agent.

                    (b)  Closing Certificates; etc.
                         --------------------------

                         (i)  Certificate of the Secretary of each Borrower and
                              -------------------------------------------------
Guarantor. The Administrative Agent shall have received a certificate of the
---------
secretary or assistant secretary of each Borrower and each Guarantor certifying as to the incumbency and genuineness of the signature of each officer of such Borrower (including without limitation the Non-U.S. Borrowers) or Guarantor executing Loan Documents to which it is a party and certifying that attached thereto is a true, correct and complete copy of: (A) the articles or certificate of incorporation of such Borrower and Guarantor and all amendments thereto; (B) the bylaws of such Borrower or Guarantor as in effect on the date of such certifications; and (C) resolutions duly adopted by the board of directors of such Borrower or Guarantor authorizing the borrowings contemplated hereunder and the execution, delivery and performance of this Agreement and the other Loan Documents to which it is a party.

                         (ii) Certificates of Good Standing.  The Administrative
                              -----------------------------
Agent shall have received certificates as of a recent date of the good standing of each Borrower (including without limitation the Non-U.S. Borrowers) and each Guarantor under the laws of its jurisdiction of organization.

                         (iii)  Opinions of Counsel.  The Administrative Agent
                                -------------------
shall have received favorable opinions of counsel to the Borrowers and the Guarantors addressed to the Administrative Agent and the Lenders with respect to such matters as the Lenders shall request.

                    (c)  Lien Searches.  The Administrative Agent shall have
                         -------------
received the results of Lien searches (including without limitation a search as to judgments, pending litigation and tax matters) made against each Borrower under the Uniform Commercial Code (or applicable judicial docket) as in effect in any state in which any of its assets are located, indicating among other things that its assets are free and clear of any Lien except for Liens permitted hereunder.

                    (d)  Hazard and Liability Insurance.  The Administrative
                         ------------------------------
Agent shall have received certificates of current hazard, business interruption and liability insurance, and, if requested by the Administrative Agent, evidence of payment of all insurance premiums for the current policy period of each and copies (certified by a Responsible Officer) of insurance policies in form and substance reasonably satisfactory to the Administrative Agent.

                    (e)  Consents; Defaults.
                         ------------------

                         (i)    Governmental and Third Party Approvals.  The
                                --------------------------------------
Borrowers shall have obtained all necessary approvals, authorizations and consents of any Person and of all Governmental Authorities and courts having jurisdiction with respect to the transactions contemplated by this Agreement and the other Loan Documents.

                         (ii)   No Injunction, Etc.  No action, proceeding,
                                -------------------
investigation, regulation or legislation shall have been instituted, threatened or proposed before any Governmental Authority to enjoin, restrain, or prohibit, or to obtain substantial damages in respect of, or which is related to or arises out of this Agreement or the other Loan Documents or the consummation of the transactions contemplated hereby or thereby, or which, in the Administrative Agent's sole discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement and such other Loan Documents.


                         (iii)  No Event of Default.  No Default or Event of
                                -------------------
Default shall have occurred and be continuing.

                    (f)  Financial Matters.
                         -----------------

                         (i)    Financial Statements.  The Administrative Agent
                                --------------------
shall have received the most recent audited Consolidated financial statements of Urban and its Consolidated Subsidiaries, all in form and substance satisfactory to the Administrative Agent.

                         (ii)   Financial Condition Certificate.  The Borrowers
                                -------------------------------
shall have delivered to the Administrative Agent a certificate, in form and substance satisfactory to the Administrative Agent, and certified as accurate by a Responsible Officer of Urban, that: (A) each Borrower and each Subsidiary is Solvent; (B) each Borrower's uncontested payables are current and not past due in excess of sixty (60) days; (C) attached thereto are the quarterly financial statements for the second quarter of the current fiscal year, ending July 31, 2001, setting forth the financial condition of the Borrowers and their Consolidated Subsidiaries on a Consolidated basis as of that date, and evidencing compliance with the covenants contained in Articles IX and X of the Credit Agreement and (D) attached thereto are the financial projections previously delivered to the Administrative Agent representing the good faith opinions of the Borrowers and senior management thereof as to the projected results contained therein.

                         (iii)  Payments at Closing.  The Borrowers shall have
                                -------------------
paid the fees due to Lenders under Section 4.3 hereof and any other accrued and
                                   -----------
unpaid fees or commissions due hereunder (including without limitation legal fees and expenses to the Administrative Agent), and to any other Person such amount as may be due thereto in connection with the transactions contemplated hereby, including without limitation all taxes, fees and other charges in connection with the execution, delivery, recording, filing and registration of any of the Loan Documents.

                    (g)  Intercreditor Agreement. The Administrative Agent shall
                         -----------------------
have received an intercreditor agreement duly executed by PNC Bank, National Association, in form and substance acceptable to Administrative Agent.

                    (h)  Miscellaneous.
                         -------------

                         (i)    Notice of Account Designation.  The
                                -----------------------------
Administrative Agent shall have received a Notice of Account Designation specifying the account or accounts to which the proceeds of any Loans are to be disbursed.

                         (ii)   Proceedings and Documents.  All opinions,
                                -------------------------
certificates and other instruments and all proceedings in connection with the transactions contemplated by this Agreement shall be satisfactory in form and substance to the Administrative Agent. The Administrative Agent shall have received copies of all other instruments and other evidence as the Administrative Agent may reasonably request, in form and substance satisfactory to the Administrative Agent, with respect to the transactions contemplated by this Agreement and the taking of all actions in connection therewith.

                         (iii)  Due Diligence and Other Documents.  The
                                ---------------------------------
Borrowers shall have delivered to the Administrative Agent documentation evidencing the Existing PNC Facility and such other documents, certificates and opinions as the Administrative Agent may reasonably request.

                         (iv)   Tax Forms.  Lenders shall have delivered to
                                ---------
Administrative Agent any U.S. Internal Revenue Service tax forms required under
Section 4.9(f).
--------------

     Section 5.3.   Conditions to All Extensions of Credit.  The obligation of
                    --------------------------------------
the Administrative Agent and the Lenders to make any Extension of Credit is subject to the satisfaction of the following conditions precedent on the relevant borrowing or issue date, as applicable:

                    (a)  Continuation of Representations and Warranties.  The
                         ----------------------------------------------
representations and warranties contained in Article VI hereof shall be true and
                                            ----------
correct on and as of such borrowing or issuance date with the same effect as if made on and as of such date; except for any representation and warranty made as of an earlier date, which representation and warranty shall remain true and correct as of such earlier date.

                    (b)  No Existing Default.  No Default or Event of Default
                         -------------------
shall have occurred and be continuing hereunder (i) on the borrowing date with respect to such Loan or after giving effect to the Loans to be made on such date or (ii) on the issue date with respect to such Letter of Credit or after giving effect to such Letters of Credit on such date.

                    (c)  Officer's Compliance Certificate; Additional Documents.
                         ------------------------------------------------------
The Administrative Agent shall have received the current Officer's Compliance Certificate and each additional document, instrument, legal opinion or other item of information, as reasonably requested by the Administrative Agent.

                    (d)  Conditions.  Each borrowing by the Borrowers or request
                         ----------
for the issuance of a Letter of Credit shall constitute a representation and warranty by the Borrowers as of the date of such Loan or issuance of such Letter of Credit that the conditions of this Section 5.3 hereof have been satisfied.
                                      -----------


                                  ARTICLE VI

                REPRESENTATIONS AND WARRANTIES OF THE BORROWERS
                -----------------------------------------------

     Section 6.1.   Representations and Warranties.  To induce the
                    ------------------------------
Administrative Agent and the Lenders to enter into this Agreement and to induce the Lenders to make Extensions of Credit, the Borrowers hereby represent and warrant to the Administrative Agent and the Lenders both before and after giving effect to the transactions contemplated hereunder that:

                    (a)  Organization; Power; Qualification.  Each Borrower and
                         ----------------------------------
each Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, has the power and authority to own its properties and to carry on its business as now being and hereafter proposed to be conducted and is duly qualified and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification and authorization, except where the failure to obtain such qualification or authorization would not have a Material Adverse Effect. The jurisdictions in which each Borrower and each Subsidiary are organized and qualified to do business as of the Closing Date are described on Schedule 6.1(a) hereto.
             ---------------

                    (b)  Ownership.  Each Subsidiary of any Borrower and each
                         ---------
of their respective Subsidiaries, as of the Closing Date, is listed on Schedule
                                                                       --------
6.1(b) hereto. As of the Closing Date, the capitalization of each Borrower and
------
each Subsidiary consists of the number of shares, authorized, issued and outstanding, of such classes and series, with or without par value, described on
Schedule 6.1(b) hereto.  All outstanding shares have been duly authorized and
---------------
validly issued and are fully paid and nonassessable. The shareholders of each Borrower and each Subsidiary and the number of shares owned by each as of the Closing Date are described on Schedule 6.1(b) hereto. As of the Closing Date,
                              ---------------
there are no outstanding stock purchase warrants, subscriptions, options, securities, instruments or other rights of any type or nature whatsoever, which are convertible into, exchangeable for or otherwise provide for or permit the issuance of capital stock of any Borrower, except as described on Schedule
                                                                  --------
6.1(b) hereto.
------

                    (c)  Authorization of Agreement, Loan Documents and
                         ----------------------------------------------
Borrowing.  Each Borrower, each Subsidiary and each Guarantor has the right,
---------
power and authority and has taken all necessary corporate and other action to authorize the execution, delivery and performance of this Agreement and each of the other Loan Documents to which it is a party in accordance with their respective terms. This Agreement and each of the other Loan Documents have been duly executed and delivered by the duly authorized officers of each Borrower, each Subsidiary and each Guarantor party thereto, and each such document constitutes the legal, valid and binding obligation of each Borrower, each Subsidiary and each Guarantor party thereto, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar state or federal debtor relief laws from time to time in effect which affect the enforcement of creditors rights in general and the availability of equitable remedies.

                    (d)  Compliance of Agreement, Loan Documents and Borrowing
                         -----------------------------------------------------
with Laws, Etc.  The execution, delivery and performance by each Borrower, each
---------------
Subsidiary and each Guarantor of the Loan Documents to which each such Person is a party, in accordance with their respective terms, the borrowings hereunder and the transactions contemplated hereby do not and will not, by the passage of time, the giving of notice or otherwise, (i) require any Governmental Approval or violate any Applicable Law relating to any Borrower, any Subsidiary or any Guarantor, (ii) conflict with, result in a breach of or constitute a default under the articles or certificate of incorporation, bylaws or other organizational documents of any Borrower, any Subsidiary or any Guarantor or any indenture, agreement or other instrument to which such Person is a party or by which any of its properties may be bound or any Governmental Approval relating to such Person, or (iii) result in or require the creation or imposition of any Lien upon or with respect to any property now owned or hereafter acquired by such Person other than Liens (if any) arising under the Loan Documents.

                    (e)  Compliance with Law; Governmental Approvals.  Each
                         -------------------------------------------
Borrower, each Subsidiary and each Guarantor: (i) has all Governmental Approvals required by any Applicable Law for it to conduct its business, each of which is in full force and effect, is final and not subject to review on appeal and is not the subject of any pending or, to the best of its knowledge, threatened attack by direct or collateral proceeding, except where the failure to obtain any such Governmental Approvals or the existence of any potential appeals or threatened attacks in connection therewith would not, singly or in the aggregate, have a Material Adverse Effect, and (ii) is in compliance with each Governmental Approval applicable to it and in compliance with all other Applicable Laws relating to it or any of its respective properties, except for such failures to comply that would not, singly or in the aggregate, have a Material Adverse Effect.

                    (f)  Tax Returns and Payments.  Each Borrower, each
                         ------------------------
Subsidiary and each Guarantor has duly filed or caused to be filed all federal, state, local and other tax returns required by Applicable Law to be filed, and has paid, or made adequate provision for the payment of, all federal, state, local and other taxes, assessments and governmental charges or levies upon it and its property, income, profits and assets which are due and payable, except such taxes that are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. No Governmental Authority has asserted any Lien or other claim against any Borrower, any Subsidiary or any Guarantor with respect to unpaid taxes which has not been discharged or resolved. The charges, accruals and reserves on the books of each Borrower, each Subsidiary and each Guarantor in respect of federal, state, local and other taxes for all Fiscal Years and portions thereof since the organization of each Borrower, each Subsidiary and each Guarantor are in the judgment of the Borrowers adequate, and the Borrowers do not anticipate any additional taxes or assessments for any of such years.

                    (g)  Intellectual Property Matters.  Each Borrower, each
                         -----------------------------
Subsidiary and each Guarantor owns or possesses rights to use all franchises, licenses, copyrights, copyright applications, patents, patent rights or licenses, patent applications, trademarks, trademark rights, trade names, trade name rights, copyrights and rights with respect to the foregoing which are required to conduct its business. No event has occurred which permits, or after notice or lapse of time or both would permit, the revocation or termination of any such rights, and no Borrower nor any Subsidiary is liable to any Person for infringement under Applicable Law with respect to any such rights as a result of its business operations, except to the extent any such event or liability, either singly or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

                    (h)  Environmental Matters.
                         ---------------------

                         (i)    To the knowledge of each Borrower, each
Subsidiary and each Guarantor, the properties owned, leased or operated by each Borrower, each Subsidiary and each Guarantor do not contain, and to their knowledge have not previously contained, any Hazardous Materials in amounts or concentrations which (A) constitute or constituted a violation of applicable Environmental Laws or (B) could give rise to Borrower liability under applicable Environmental Laws which, either singly or in the aggregate, could reasonably be expected to cause a Material Adverse Effect;

                         (ii)   Each Borrower, each Subsidiary, each Guarantor
and their properties and all operations conducted in connection therewith are in compliance, and have been in compliance (other than such instances which have been cured), with all applicable Environmental Laws, except to the extent any instances of noncompliance, either singly or in the aggregate, could not reasonably be expected to cause a Material Adverse Effect;

                         (iii)  No Borrower, Subsidiary or Guarantor has
received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters, Hazardous Materials, or compliance with Environmental Laws, nor does any Borrower, any Subsidiary or any Guarantor have knowledge or reason to believe that any such notice will be received or is being threatened, except to the extent any such notices, either singly or in the aggregate, could not reasonably be expected to cause a Material Adverse Effect;

                         (iv)   To the knowledge of each Borrower, Subsidiary or
Guarantor, Hazardous Materials have not been transported or disposed of to or from the properties owned, leased or operated by any Borrower, any Subsidiary or any Guarantor in violation of, or in a manner or to a location which could give rise to liability under Environmental Laws which, either singly or in the aggregate, could reasonably be expected to cause a Material Adverse Effect, nor have any Hazardous Materials been generated, treated, stored or disposed of at, on or under any of such properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Laws which, either singly or in the aggregate, could reasonably be expected to cause a Material Adverse Effect;

                         (v)    No judicial proceedings or governmental or
administrative action is pending, or, to the knowledge of any Borrower, any Subsidiary or any Guarantor, threatened, under any Environmental Law to which any Borrower, any Subsidiary or any Guarantor is or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to any Borrower, any Subsidiary, any Guarantor or such properties owned (or, to the knowledge of any Borrower, Subsidiary or Guarantor, leased) by any Borrower, Subsidiary or Guarantor, or operations conducted by any Borrower, Subsidiary or Guarantor, except to the extent any such proceedings, actions, decrees, orders or requirements, either singly or in the aggregate, could not reasonably be expected to cause a Material Adverse Effect; and

                         (vi)   To the knowledge of each Borrower, each
Subsidiary and each Guarantor, there has been no release or threat of release of Hazardous Materials at or from properties owned, leased or operated by any Borrower, any Subsidiary or any Guarantor, now or in the past, in violation of or in amounts or in a manner that could give rise to liability to any Borrower, any Subsidiary, any Guarantor or to any assignee thereof under Environmental Laws which, either singly or in the aggregate, could reasonably be expected to cause a Material Adverse Effect.

                    (i)  ERISA.
                         -----

                         (i)    As of the Closing Date, no Borrower, Subsidiary,
Guarantor or ERISA Affiliate maintains or contributes to, or has any obligation under, any Employee Benefit Plans other than those identified on Schedule 6.1(i)
                                                                 ---------------
hereto;

                         (ii)   Each Borrower, Subsidiary, Guarantor and ERISA
Affiliate is in compliance with all applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans except for any required amendments for which the remedial amendment period as defined in Section 401(b) of the Code has not yet expired. Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified, and each trust related to such plan has been determined to be exempt under Section 501(a) of the Code. No liability has been incurred by any Borrower, any Subsidiary, any Guarantor or any ERISA Affiliate which remains unsatisfied for any taxes or penalties with respect to any Employee Benefit Plan or any Multiemployer Plan;

                         (iii)  No Pension Plan has been terminated, nor has any
accumulated funding deficiency (as defined in Section 412 of the Code) been incurred (without regard to any waiver granted under Section 412 of the Code), nor has any funding waiver from the Internal Revenue Service been received or requested with respect to any Pension Plan, nor has any Borrower, any Subsidiary, any Guarantor or any ERISA Affiliate failed to make any contributions or to pay any amounts due and owing as required by Section 412 of the Code, Section 302 of ERISA or the terms of any Pension Plan prior to the due dates of such contributions under Section 412 of the Code or Section 302 of ERISA, nor has there been any event requiring any disclosure under Section 4041(c)(3)(C) or 4063(a) of ERISA with respect to any Pension Plan;

                         (iv)   No Borrower, Subsidiary, Guarantor or ERISA
Affiliate has: (A) engaged in a nonexempt prohibited transaction described in
Section 406 of the ERISA or Section 4975 of the Code; (B) incurred any liability to the PBGC which remains outstanding other than the payment of premiums and there are no premium payments which are due and unpaid; (C) failed to make a required contribution or payment to a Multiemployer Plan; or (D) failed to make a required installment or other required payment under Section 412 of the Code;

                         (v)    No Termination Event has occurred or is
reasonably expected to occur; and

                         (vi)   No proceeding, claim, lawsuit and/or
investigation is existing or, to the best knowledge of each Borrower, each Subsidiary and each Guarantor after due inquiry, threatened, concerning or involving any (A) employee welfare benefit plan (as defined in Section 3(1) of ERISA) currently maintained or contributed to by any Borrower, any Subsidiary, any Guarantor or any ERISA Affiliate, (B) Pension Plan or (C) Multiemployer Plan.

                    (j)  Margin Stock.  No Borrower, Subsidiary or Guarantor is
                         ------------
engaged principally or as one of its activities in the business of extending credit for the purpose of purchasing or carrying any margin stock (as each such term is defined or used in Regulation U of the Board of Governors of the Federal Reserve System). No part of the proceeds of any of the Loans or Letters of Credit will be used for purchasing or carrying margin stock or for any purpose which violates, or which would be inconsistent with, the provisions of Regulation T, U or X of such Board of Governors.

                    (k)  Government Regulation.  No Borrower, Subsidiary or
                         ---------------------
Guarantor is an investment company or a company controlled by an investment company (as each such term is defined or used in the Investment Company Act of 1940, as amended), and no Borrower, Subsidiary or Guarantor is, or after giving effect to any Extension of Credit will be, subject to regulation under the Public Utility Holding Company Act of 1935 or the Interstate Commerce Act, each as amended, or any other Applicable Law which limits its ability to incur or consummate the transactions contemplated hereby.

                    (l)  Material Contracts.  Schedule 6.1(l) hereto sets forth
                         ------------------   ---------------
a complete and accurate list of all Material Contracts of each Borrower, each Subsidiary and each Guarantor in effect as of the Closing Date not listed on any other Schedule hereto; other than as set forth in Schedule 6.1(l) hereto, each
                                                  ---------------
such Material Contract is, and after giving effect to the consummation of the transactions contemplated by the Loan Documents will be, in full force and effect in accordance with the terms thereof.

                    (m)  Employee Relations.  Each Borrower, each Subsidiary and
                         ------------------
each Guarantor enjoys good employee relations and is not, as of the Closing Date, party to any collective bargaining agreement nor has any labor union been recognized as the representative of its employees except as set forth on
Schedule 6.1(m) hereto.  No Borrower, Subsidiary or Guarantor knows of any
---------------
pending, threatened or contemplated strikes, work stoppage or other collective labor disputes involving its employees or those of any Subsidiary.

                    (n)  Burdensome Provisions.  No Borrower, Subsidiary or
                         ---------------------
Guarantor is a party to any indenture, agreement, lease or other instrument, or subject to any corporate or partnership restriction, Governmental Approval or Applicable Law which is so unusual or burdensome as in the foreseeable future could be reasonably expected to have a Material Adverse Effect. No Borrower, Subsidiary or Guarantor presently anticipates that future expenditures needed to meet the provisions of any statutes, orders, rules or regulations of a Governmental Authority will be so burdensome as to have a Material Adverse Effect.

                    (o)  Financial Statements.  The Consolidated balance sheets
                         --------------------
of Urban and its Consolidated Subsidiaries as of January 31, 2001 and the related statements of income and retained earnings and cash flows for the Fiscal Years then ended, copies of which have been furnished to the Lenders, are complete and correct and fairly present the assets, liabilities and financial position of the Borrowers, their Subsidiaries and the Guarantors as at such dates, and the results of the operations and changes of financial position for the periods then ended. All such financial statements, including without limitation the related schedules and notes thereto, have been prepared in accordance with GAAP. No Borrower, Subsidiary or Guarantor has any Debt, obligation or other unusual forward or long-term commitment which is not fairly reflected in the foregoing financial statements or in the notes thereto in accordance with GAAP.

                    (p)  No Material Adverse Change.  Since January 31, 2001,
                         --------------------------
there has been no material adverse change in the properties, business, operations, prospects, or condition (financial or otherwise) of any Borrower, any Subsidiary or any Guarantor, and no event, including without limitation any material pending or threatened litigation, bankruptcy or other proceeding, has occurred or condition arisen that could reasonably be expected to have a Material Adverse Effect.

                    (q)  Solvency.  As of the Closing Date and after giving
                         --------
effect to each Extension of Credit made hereunder, each Borrower, each Subsidiary and each Guarantor will be Solvent.

                    (r)  Titles to Properties.  Each Borrower, each Subsidiary
                         --------------------
and each Guarantor has such title to the real property owned or leased by it as is necessary or desirable to the conduct of its business and valid and legal title to all of its personal property and assets, including without limitation those reflected on the balance sheets of Urban and its Consolidated Subsidiaries delivered pursuant to Section 6.1(o) hereof, except those which have been
                      --------------
disposed of by any Borrower, any Subsidiary or any Guarantor subsequent to such date which dispositions have been in the ordinary course of business or as otherwise expressly permitted hereunder.

                    (s)  Liens.  None of the properties and assets of any
                         -----
Borrower, any Subsidiary or any Guarantor is subject to any Lien, except Liens permitted pursuant to Section 10.3 hereof. No financing statement under the
                      ------------
Uniform Commercial Code of any state which names any Borrower, any Subsidiary, any Guarantor or any of their respective trade names or divisions as debtor and which has not been terminated, has been filed in any state or other jurisdiction, and no Borrower, Subsidiary or Guarantor has signed any such financing statement or any security agreement authorizing any secured party thereunder to file any such financing statement, except to perfect those Liens permitted by Section 10.3 hereof.
             ------------

                    (t)  Debt and Guaranty Obligations.  Schedule 6.1(t) hereto
                         -----------------------------   ---------------
is a complete and correct listing of all Debt and Guaranty Obligations of each Borrower, each Subsidiary and each Guarantor as of the Closing Date in excess of $1,000,000. Each Borrower, each Subsidiary and each Guarantor has performed and is in compliance with all of the terms of such Debt and Guaranty Obligations and all instruments and agreements relating thereto, and no default or event of default, or event or condition which with notice or lapse of time or both would constitute such a default or event of default on the part of any Borrower, any Subsidiary or any Guarantor exists with respect to any such Debt or Guaranty Obligation.

                    (u)  Litigation.  Except for matters existing on the Closing
                         ----------
Date and set forth on Schedule 6.1(u) hereto and those as to which the insurer
                      ---------------
has not disclaimed liability coverage, there are no actions, suits or proceedings pending nor, to the knowledge of any Borrower, any Subsidiary or any Guarantor, threatened, against or in any other way relating adversely to or affecting any Borrower, any Subsidiary, any Guarantor or any of their respective properties in any court or before any arbitrator of any kind or before or by any Governmental Authority, which, either singly or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

                    (v)  Absence of Defaults.  No event has occurred or is
                         -------------------
continuing which constitutes a Default or an Event of Default, or which constitutes, or which with the passage of time or giving of notice or both would constitute, a default or event of default by any Borrower, any Subsidiary or any Guarantor under any Material Contract or judgment, decree or order to which any Borrower, any Subsidiary or any Guarantor is a party or by which any Borrower, any Subsidiary, any Guarantor or any of their respective properties may be bound or which would require any Borrower, any Subsidiary or any Guarantor to make any payment thereunder prior to the scheduled maturity date therefor.

                    (w)  Accuracy and Completeness of Information.  All written
                         ----------------------------------------
information, reports and other papers and data produced by or on behalf of each Borrower, each Subsidiary and each Guarantor and furnished to the Lenders were, at the time the same were so furnished, complete and correct in all respects to the extent necessary to give the recipient a true and accurate knowledge of the subject matter. No document, including without limitation any financial statement, furnished or written statement made to the Lenders by any Borrower, any Subsidiary and any Guarantor in connection with the negotiation, preparation or execution of this Agreement or any of the Loan Documents contains or will contain any untrue statement of a fact material to the creditworthiness of any Borrower, any Subsidiary or any Guarantor or omits or will omit to state a fact necessary in order to make the statements contained therein not misleading. No Borrower is aware of any facts which it has not disclosed in writing to the Lenders having a Material Adverse Effect, or insofar as such Borrower can now foresee, could reasonably be expected to have a Material Adverse Effect.

                    (x)  Fees and Commissions.  No Borrower owes any fees or
                         --------------------
commissions of any kind, and no Borrower knows of any claim for any fees or commissions, in connection with the Borrowers' obtaining the Commitments or the Loans from the Lenders, except those provided herein.

                    (y)  Foreign Assets Control Regulations.  Neither the
                         ----------------------------------
borrowing by the Borrowers nor their use of the proceeds thereof will violate the Foreign Assets Control Regulations, the Foreign Funds Control Regulations, the Transactions Control Regulations, the Cuban Assets Control Regulations, the Iranian Assets Control Regulations, the Libyan Sanctions Regulations, the Nicaraguan Trade Control Regulations or the South African Transactions Regulations of the United States Treasury Department (31 C.F.R. Subtitle B, Chapter V, as amended).

                    (z)  Public Utility Holding Company Act.  No Borrower is a
                         ----------------------------------
"public utility holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended (the "1935 Act"), nor does the execution, delivery and performance of this Agreement and the Note require any filing, authorization or consent under the 1935 Act.

     Section 6.2.   Survival of Representations and Warranties, Etc.  All
                    -----------------------------------------------
representations and warranties set forth in this Article VI and all
                                                 ----------
representations and warranties contained in any certificate, or any of the Loan Documents (including without limitation any such representation or warranty made in or in connection with any amendment thereto) shall constitute representations and warranties made under this Agreement. All representations and warranties made under this Agreement shall be made or deemed to be made at and as of the Closing Date, shall survive the Closing Date and shall not be waived by the execution and delivery of this Agreement, any investigation made by or on behalf of the Administrative Agent or the Lenders or any borrowing hereunder.


                                  ARTICLE VII

                       FINANCIAL INFORMATION AND NOTICES
                       ---------------------------------

     Until all the Obligations have been paid and satisfied in full and the Commitments terminated, unless consent has been obtained in the manner set forth in Section 13.12 hereof, the Borrowers will furnish or cause to be furnished to
   -------------
the Administrative Agent and the Lenders at the Administrative

Agent's Office, or such other office as may be designated by the Administrative Agent and the Lenders from time to time:

     Section 7.1.   Financial Statements and Projections.
                    ------------------------------------

                    (a)  Monthly Statements of Operations.  As soon as
                         --------------------------------
practicable and in any event within twenty (20) days after the end of each calendar month, for Urban and its Consolidated Subsidiaries, a report detailing, for the month then-ended, sales and inventory levels as of the end of such month, and any adjustments made to previously reported levels, and certified by a Responsible Officer of Urban.

                    (b)  Quarterly Financial Statements.  As soon as practicable
                         ------------------------------
and in any event within forty-five (45) days after the end of the first three
(3) fiscal quarters of each Fiscal Year, an unaudited Consolidated balance sheet of Urban and its Consolidated Subsidiaries as of the close of such fiscal quarter and unaudited Consolidated statements of income, retained earnings and cash flows for the fiscal quarter then ended and that portion of the Fiscal Year then ended, including without limitation the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures for the preceding Fiscal Year and prepared by Urban in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during the period, and certified by a Responsible Officer of Urban to present fairly in all material respects the financial condition of Urban and its Consolidated Subsidiaries as of their respective dates and the results of operations of Urban and its Consolidated Subsidiaries for the respective periods then ended, subject to normal year end adjustments.

                    (c)  Annual Financial Statements.  As soon as practicable
                         ---------------------------
and in any event within ninety (90) days after the end of each Fiscal Year, an audited Consolidated balance sheet of Urban and its Consolidated Subsidiaries as of the close of such Fiscal Year and audited Consolidated statements of income, retained earnings and cash flows for the Fiscal Year then ended, including without limitation the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures for the preceding Fiscal Year and examined by an independent certified public accounting firm acceptable to the Administrative Agent in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operation of any change in the application of accounting principles and practices during the year, and accompanied by a report thereon by such certified public accountants that is not qualified with respect to scope limitations imposed by any Borrower, any Subsidiary or any Guarantor or with respect to accounting principles followed by any Borrower, any Subsidiary or any Guarantor not in accordance with GAAP.

                    (d)  Annual Business Plan and Financial Projections.  If the
                         ----------------------------------------------
Borrowers submit a Termination Date Extension Request pursuant to Section 2.6
                                                                  -----------
hereof, then as soon as practicable but not less than forty-five (45) days prior to the Termination Date, a business plan of Urban and its Consolidated Subsidiaries for the ensuing six (6) fiscal quarters, such plan to be prepared in accordance with GAAP and to include, on a quarterly basis, the following: a quarterly operating and capital budget, a projected income statement, statement of cash flows and balance sheet and a report containing management's discussion and analysis of such projections, accompanied by a certificate from a Responsible Officer of Urban to the effect that, to the best of such Responsible Officer's knowledge, such projections are good faith estimates of the financial condition and operations of Urban and its Consolidated Subsidiaries for such six
(6) quarter period.

     Section 7.2.   Officer's Compliance Certificate.  At each time financial
                    --------------------------------
statements are delivered pursuant to Sections 7.1(b) or 7.1(c) hereof and at
                                     -------------------------
such other times as the Administrative Agent shall reasonably request, a certificate of the chief financial officer or the treasurer of Urban in the form of Exhibit E attached hereto (an "Officer's Compliance Certificate").
   ---------

     Section 7.3.   Accountants' Certificate.  At each time financial statements
                    ------------------------
are delivered pursuant to Section 7.1(c) hereof, a certificate of the
                          --------------
independent public accountants certifying such financial statements addressed to the Administrative Agent:

                    (a) stating that in making the examination necessary to issue the report of independent public accountants of such financial statements, nothing came to their attention that caused them to believe that Urban and its Consolidated Subsidiaries were not in compliance with any of the terms, covenants, provisions or conditions of Article IX of the Agreement as they
                                       ----------
relate to accounting matters; and

                    (b) attaching the calculations prepared by Urban and its Consolidated Subsidiaries that were provided to the accountants in connection with Section 7.3(a) hereof.
     --------------

     Section 7.4.   Other Reports.
                    -------------

                    (a) Promptly upon receipt thereof, copies of all Management Reports, if any, submitted to any Borrower, any Subsidiary or any Guarantor or to its respective board of directors by its independent public accountants in connection with their auditing function, and copies of any management responses thereto; and

                    (b) Such other information regarding the operations, business affairs and financial condition of any Borrower, any Subsidiary or any Guarantor as the Administrative Agent may reasonably request.

     Section 7.5.   Notice of Litigation and Other Matters.  Prompt (but in no
                    --------------------------------------
event later than ten (10) Business Days after an officer of any Borrower or any Subsidiary obtains knowledge thereof) telephonic and written notice of:

                    (a) the commencement of all proceedings and investigations by or before any Governmental Authority and all actions and proceedings in any court or before any arbitrator against or involving any Borrower or any Subsidiary or any of their respective properties, assets or businesses, which in any such case could reasonably be expected to have a Material Adverse Effect;

                    (b) any notice of any violation received by any Borrower or any Subsidiary from any Governmental Authority including without limitation any notice of violation of Environmental Laws, which in any such case could reasonably be expected to have a Material Adverse Effect;

                    (c) any labor controversy that has resulted in, or threatens to result in, a strike or other work action against any Borrower or any Subsidiary, which in any such case could reasonably be expected to have a Material Adverse Effect;

                    (d) any attachment, judgment, levy or order exceeding $1,000,000 (in any such case, which is not covered by insurance, or as to which the insurer has disclaimed insurance coverage, or which is not stayed or bonded) that may be assessed against any Borrower or any Subsidiary;

                    (e) any Default or Event of Default, or any event which constitutes or which with the passage of time or giving of notice or both would constitute a default or event of default under any Material Contract to which any Borrower or any Subsidiary is a party or by which any Borrower or any Subsidiary or any of their respective properties may be bound;

                    (f) (i) any unfavorable determination letter from the Internal Revenue Service regarding the qualification of an Employee Benefit Plan under Section 401(a) of the Code (along with a copy thereof), (ii) all notices received by any Borrower, any Subsidiary or any ERISA Affiliate of the PBGC's intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan, (iii) all notices received by any Borrower, any Subsidiary or any ERISA Affiliate from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA and (iv) any Borrower obtaining knowledge or reason to know that any Borrower, any Subsidiary or any ERISA Affiliate has filed or intends to file a notice of intent to terminate any Pension Plan under a distress termination within the meaning of Section 4041(c) of ERISA; and

                    (g) any event which makes any of the representations set forth in Section 6.1 hereof inaccurate in any material respect.
         -----------


     Section 7.6.   Accuracy of Information.  All written information, reports,
                    -----------------------
statements and other papers and data furnished by or on behalf of any Borrower, any Subsidiary or any Guarantor to the Administrative Agent (other than financial forecasts), whether pursuant to this Article VII, any other provision
                                               ------------
of this Agreement or the Guaranty Agreement, shall be, at the time the same is so furnished, complete and correct in all material respects to the extent necessary to give the Lenders complete, true and accurate knowledge of the subject matter based on the Borrowers' knowledge thereof.


                                 ARTICLE VIII

                             AFFIRMATIVE COVENANTS
                             ---------------------

     Until all of the Obligations have been paid and satisfied in full and the Commitments terminated, unless consent has been obtained in the manner provided for in Section 13.12 hereof, each Borrower will, and will cause each Subsidiary
       -------------
and each Guarantor to:

     Section 8.1.   Preservation of Corporate Existence and Related Matters.
                    -------------------------------------------------------
Except as permitted by Section 10.5 hereof, preserve and maintain its separate
                       ------------
corporate existence and all rights, franchises, licenses and privileges necessary to the conduct of its business, and qualify and remain qualified as a foreign corporation and authorized to do business in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

     Section 8.2.   Maintenance of Property.  Protect and preserve all
                    -----------------------
properties useful in and material to its business, including without limitation copyrights, patents, trade names and trademarks; maintain in good working order and condition all buildings, equipment and other tangible real and personal property; and from time to time make or cause to be made all renewals, replacements and additions to such property necessary for the conduct of its business, so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

     Section 8.3.   Insurance.  Maintain insurance with financially sound and
                    ---------
reputable insurance companies against such risks and in such amounts as are customarily maintained by similar businesses and as may be required by Applicable Law, and on the Closing Date and from time to time thereafter deliver to the Administrative Agent upon its request a detailed list of the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby.

     Section 8.4.   Accounting Methods and Financial Records.  Maintain a system
                    ----------------------------------------
of accounting, and keep such books, records and accounts (which shall be true and complete in all material respects) as may be required or as may be necessary to permit the preparation of financial statements in accordance with GAAP and in compliance with the regulations of any Governmental Authority having jurisdiction over it or any of its properties.

     Section 8.5.   Payment and Performance of Obligations.  Pay and perform all
                    --------------------------------------
Obligations under this Agreement and the other Loan Documents, and pay or perform (a) all taxes, assessments and other governmental charges that may be levied or assessed upon it or any of its property, and (b) all other indebtedness, obligations and liabilities in accordance with customary trade practices; provided, that a Borrower or Subsidiary may contest any item
           --------
described in clauses (a) or (b) of this Section 8.5 in good faith so long as
                                        -----------
adequate reserves are maintained with respect thereto in accordance with GAAP.

     Section 8.6.   Compliance With Laws and Approvals.  Observe and remain in
                    ----------------------------------
compliance with all Applicable Laws and maintain in full force and effect all Governmental Approvals, in each case applicable to the conduct of its business, except where the failure to do so would not have a Material Adverse Effect.

     Section 8.7.   Environmental Laws.  In addition to and without limiting the
                    ------------------
generality of Section 8.6 hereof, (a) comply with, and ensure such compliance by
              -----------
all tenants and subtenants with all applicable Environmental Laws and obtain and comply with and maintain, and ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, (b) conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws, and promptly comply with all lawful orders and directives of any Governmental Authority regarding Environmental Laws, and (c) defend, indemnify and hold harmless the Lenders, and their respective parents, Subsidiaries, Affiliates, employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the presence of Hazardous Materials, or the violation of, noncompliance with or liability under any Environmental Laws applicable to the operations of such Borrower or such Subsidiary, or any orders, requirements or demands of Governmental Authorities related thereto, including without limitation reasonable attorney's and consultant's fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing directly result from the gross negligence or willful misconduct of the party seeking indemnification therefor.

     Section 8.8.   Compliance with ERISA.  In addition to and without limiting
                    ---------------------
the generality of Section 8.6 hereof, (a) comply with all applicable provisions
                  -----------
of ERISA and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans, (b) not take any action or fail to take action the result of which could be a liability to the PBGC or to a Multiemployer Plan, (c) not participate in any prohibited transaction that could result in any civil penalty under ERISA or tax under the Code, (d) operate each Employee Benefit Plan in such a manner that will not incur any tax liability under Section 4980B of the Code or any liability to any qualified beneficiary as defined in Section 4980B of the Code and (e) furnish to the Administrative Agent upon the Administrative Agent's request such additional information about any Employee Benefit Plan as may be reasonably requested by the Administrative Agent.

     Section 8.9.   Compliance With Agreements.  Comply with each term,
                    --------------------------
condition and provision of all leases, agreements and other instruments entered into in the conduct of its business, except to the extent any failure to comply, either singly or in the aggregate, would not have a Material Adverse Effect; provided, that a Borrower or Subsidiary may: (a) contest any such lease,
--------
agreement or other instrument in good faith through applicable actions or proceedings so long as adequate reserves are maintained in accordance with GAAP; or (b) cancel any Material Contract so long as written notice thereof is provided to the Administrative Agent not more than twenty-five (25) Business Days thereafter.

     Section 8.10.  Conduct of Business.  Engage only in businesses in
                    -------------------
substantially the same fields as the businesses conducted by the Borrowers and their Subsidiaries on the Closing Date and in lines of business reasonably related thereto.

     Section 8.11.  Visits and Inspections.  Permit representatives of the
                    ----------------------
Administrative Agent, from time to time, to visit and inspect its properties; inspect, audit and make extracts from its books, records and files, including without limitation management letters prepared by independent accountants; and discuss with its principal officers, and its independent accountants, its business, assets, liabilities, financial condition, results of operations and business prospects.

     Section 8.12.  Additional Guarantors.  Within ten (10) days after any
                    ---------------------
Subsidiary of any Borrower is created or acquired after the Closing Date, give notice thereof to the Administrative Agent of such creation or acquisition and whether such Subsidiary shall be formed under a jurisdiction outside of the United States, and cause to be executed and delivered to the Administrative
Agent: (a) a duly executed Guaranty Agreement or supplement thereto, with such changes as the Administrative Agent may reasonably request, and (b) favorable legal opinions addressed to the Administrative Agent and the Lenders in form and substance satisfactory thereto with respect to such Guaranty Agreement and such other documents and closing certificates as may be requested by the Administrative Agent.

     Section 8.13.  Maintain Cash Collateral Account.  On the Termination Date,
                    --------------------------------
establish and maintain with the Issuing Lender an account and deposit in such account cash collateral for Letters of Credit as required under Section 3.4(b)
                                                                --------------
hereof.

     Section 8.14.  Subsequent Credit Terms.
                    -----------------------

                    (a) Notify the Administrative Agent in writing not less than ten (10) Business Days prior to its entering into any amendment or modification of any credit arrangement, whether now in effect or hereafter incurred, pursuant to which any Borrower or any Subsidiary agrees to financial covenants or events of default which are more restrictive to such Borrower or Subsidiary than those contained in this Agreement. Upon entering into any such amendment or modification, and with respect to the covenants and events of default in this Agreement, the corresponding covenants, terms and conditions of this Agreement are and shall be deemed to be automatically and immediately amended to conform with and to include the applicable covenants, terms and/or conditions of such other agreement;

provided, however, that the foregoing shall not be applicable to or be deemed to
--------  -------
affect any provision of this Agreement to the extent that any amendment or modification is less restrictive than the corresponding provisions of this Agreement.

                    (b) Each Borrower and Subsidiary hereby agrees promptly to execute and deliver any and all such documents and instruments and to take all such further actions as Administrative Agent may, in its sole discretion, deem necessary or appropriate to effectuate the provisions of this Section 8.14.
                                                              ------------

     Section 8.15.  Opinions of Counsel to Non-U.S. Borrowers.  Deliver to
                    -----------------------------------------
Administrative Agent, within 30 days of the Closing Date, favorable opinions of counsel to the Non-U.S. Borrowers addressed to the Administrative Agent and the Lenders with respect to such matters as the Lenders shall request.

     Section 8.16.  Further Assurances.  Make, execute and deliver all such
                    ------------------
additional and further acts, things, deeds and instruments as the Administrative Agent may reasonably require to document and consummate the transactions contemplated hereby and to vest completely in and insure the Lenders their rights under this Agreement, the Notes, the Letters of Credit and the other Loan Documents.


                                  ARTICLE IX

                              FINANCIAL COVENANTS
                              -------------------

     Until all of the Obligations have been paid and satisfied in full and the Commitments terminated, unless consent has been obtained in the manner set forth in Section 13.12 hereof, no Borrower or Subsidiary will:
   -------------

     Section 9.1.   Fixed Charge Coverage Ratio.  As of any fiscal quarter end,
                    ---------------------------
permit the Fixed Charge Coverage Ratio of Urban and its Consolidated Subsidiaries to be less than 1.40 to 1.00.

     Section 9.2.   Adjusted Debt to EBITDAR Ratio.  As of any fiscal quarter
                    ------------------------------
end, permit the Adjusted Debt to EBITDAR Ratio of Urban and its Consolidated Subsidiaries to be more than 5.00 to 1.00.

     Section 9.3.   Minimum Tangible Net Worth.   Maintain:  (i) as of the last
                    --------------------------
day of each fiscal quarter during the fiscal year ending January 31, 2002, a minimum Tangible Net Worth of Urban and its Consolidated Subsidiaries of not less than Closing Adjusted Tangible Net Worth, and (ii) as of the last day of each fiscal quarter ending after January 31, 2002, a minimum Tangible Net Worth of no less than Closing Adjusted Tangible Net Worth plus fifty percent (50%) of net income for Urban and its Consolidated Subsidiaries for each fiscal quarter ending after the Closing Date, without adjustment for losses.


                                   ARTICLE X

                              NEGATIVE COVENANTS
                              ------------------

     Until all of the Obligations have been paid and satisfied in full and the Commitments terminated, unless consent has been obtained in the manner set forth in Section 13.12 hereof, no Borrower has or will, and no Borrower will permit
   -------------
any Subsidiary to:

     Section 10.1.  Limitations on Debt.  Create, incur, assume or suffer to
                    -------------------
exist any Debt except:

                    (a)  the Obligations;

                    (b) Debt incurred in connection with a Hedging Agreement with a counterparty and upon terms and conditions (including without limitation interest rate) reasonably satisfactory to the Administrative Agent;

                    (c)  Subordinated Debt;

                    (d) Debt existing on the Closing Date and not otherwise permitted under this Section 10.1 hereof, as set forth on Schedule 6.1(t) hereto
                     ------------                         ---------------
and the renewal and refinancing (but not the increase at the Aggregate principal amount therof) thereof

                    (e) purchase money Debt of the Borrowers and their Subsidiaries and Debt of the Borrowers and their Subsidiaries incurred in connection with Capitalized Leases in an aggregate principal amount not to exceed $2,000,000 outstanding on any date of determination;

                    (f)  Debt consisting of Guaranty Obligations permitted by
Section 10.2 hereof;
------------

                    (g) Debt of the Non-U.S. Borrowers to Borrowers under loans and advances permitted by Section 10.4(d); and
                          ---------------

                    (h) Debt under the Existing PNC Facility not to exceed Ten Million Dollars ($10,000,000), provided, that (i) such Existing PNC Facility is repaid in full no later than December 31, 2001, unless extended by PNC Bank, National Association in writing and (ii) the ability of the Borrowers to borrow or request letters of credit under the Existing PNC Facility shall be irrevocably terminated no later than December 31, 2001, unless extended by PNC Bank, National Association in writing.

provided that no agreement or instrument with respect to Debt permitted to be
--------
incurred by this Section 10.1 shall restrict, limit or otherwise encumber (by
                 ------------
covenant or otherwise) the ability of any Subsidiary of any Borrower to make any payment to any Borrower or any other Subsidiary (in the form of dividends, intercompany advances or otherwise) for the purpose of enabling the Borrowers to pay the Obligations.

     Section 10.2.  Limitations on Guaranty Obligations.  Create, incur, assume
                    -----------------------------------
or suffer to exist any Guaranty Obligations except:

                    (a)  Guaranty Obligations in favor of the Lenders; and

                    (b) Guaranty Obligations of Urban for the benefit of any Subsidiary of Debt permitted by Sections 10.1(a), (b), (c), (d), (e) and (g)
                                --------------------------------------------
hereof.

     Section 10.3   Limitations on Liens.  Create, incur, assume or suffer to
                    --------------------
exist, any Lien on or with respect to any of its assets or properties (including without limitation shares of capital stock or other ownership interests or commercial tort claims), real or personal, whether now owned or hereafter acquired, except:

                    (a) Liens for taxes, assessments and other governmental charges or levies (excluding any Lien imposed pursuant to any of the provisions of ERISA or Environmental Laws) not yet due or as to which the period of grace (not to exceed thirty (30) days), if any, related thereto has not expired or which are being contested in good faith and by appropriate proceedings if adequate reserves are maintained to the extent required by GAAP;

                    (b) the claims of materialmen, mechanics, carriers, warehousemen, processors or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business: (i) each of which, as to the underlying indebtedness thereof, is not overdue for a period of more than sixty
(60) days; or (ii) which claims are being contested in good faith and by appropriate actions or proceedings or are stayed or bonded;

                    (c) Liens consisting of deposits or pledges made in the ordinary course of business in connection with, or to secure payment of, obligations under workers compensation, unemployment insurance or similar legislation or obligations under customer service contracts;

                    (d) Liens constituting encumbrances in the nature of zoning restrictions, easements and rights or restrictions of record on the use of real property, which in the aggregate are not substantial in amount and which do not, in any case, detract from the value of such property or impair the use thereof in the ordinary conduct of business;

                    (e)  Liens of the Lenders;

                    (f) Liens on goods covered by documentary letters of credit issued under the Existing PNC Facility to the extent permitted under Section
                                                                     -------
10.1(h) hereof;
-------

                    (g)  Liens not otherwise permitted by this Section 10.3 and
                                                               ------------
in existence on the Closing Date and described on Schedule 10.3 hereto; and
                                                  -------------

                    (h)  Liens securing Debt permitted under Section 10.1(e)
                                                             -----------
hereof; provided that (i) such Liens shall be created substantially
        --------
simultaneously with the acquisition of the related asset, (ii) such Liens do not at any time encumber any property other than the property financed by such Debt,
(iii) the amount of Debt secured thereby is not increased and (iv) the principal amount of Debt secured by any such Lien shall at no time exceed eighty-five percent (85%) of the original purchase price of such property at the time it was acquired.

     Section 10.4.  Limitations on Loans, Advances, Investments and
                    -----------------------------------------------
Acquisitions.  Purchase, own, invest in or otherwise acquire, directly or
------------
indirectly, any capital stock, interests in any partnership or joint venture (including without limitation the creation or capitalization of any Subsidiary), evidence of Debt or other obligation or security, substantially all or a portion of the business or assets of any other Person or any other investment or interest whatsoever in any other Person, or make or permit to exist, directly or indirectly, any loans, advances or extensions of credit to, or any investment in cash or by delivery of property in, any Person except:

                    (a)  investments not otherwise permitted by this Section
                                                                     -------
10.4 in Subsidiaries existing on the Closing Date and the other existing loans,
----
advances and investments not otherwise permitted by this Section 10.4 described
                                                         ------------
on Schedule 10.4 hereto;
   -------------
                    (b) investments in (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency thereof maturing within 120 days from the date of acquisition thereof, (ii) commercial paper maturing no more than 120 days from the date of creation thereof and currently having the highest rating obtainable from either Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. or Moody's Investors Service, Inc., (iii) certificates of deposit maturing no more than 120 days from the date of creation thereof issued by commercial banks incorporated under the laws of the United States of America, each having combined capital, surplus and undivided profits of not less than $500,000,000 and having a rating of A or better by a nationally recognized rating agency; provided, that the aggregate amount invested in such certificates of deposit
--------
shall not at any time exceed $5,000,000 for any one such certificate of deposit and $10,000,000 for any one such bank, (iv) time deposits maturing no more than 30 days from the date of creation thereof with commercial banks or savings banks or savings and loan associations each having membership either in the FDIC or the deposits of which are insured by the FDIC and in amounts not exceeding the maximum amounts of insurance thereunder, or (v) municipal bonds having a rating of A or better by a nationally recognized rating agency;

                    (c) investments by any Borrower or any Subsidiary in the form of acquisitions of all or substantially all of the business or a line of business (whether by the acquisition of capital stock, assets or any combination thereof) of any other Person if such acquisition has been previously approved in writing by the Required Lenders;

                    (d) the making by any Borrower or any Guarantor of loans or advances to or investments in any Subsidiary, provided that such Subsidiary is
                                              --------
joined as a Guarantor pursuant to Section 8.12 hereof, and provided, further,
                                  ------------             --------- -------
that: (i) the aggregate principal amount of intercompany loans to Non-U.S. Borrowers may not exceed the Non-U.S. Sublimit less: (A) the amount of L/C Obligations for Letters of Credit issued for the account of Non-U.S. Borrowers and (B) the aggregate principal amount of outstanding Loans borrowed by or on behalf of any Non-U.S. Borrower and (ii) intercompany loans and advances to Non-U.S. Borrowers from U.S. Borrowers together with investments by U.S. Borrowers in Non-U.S. Borrowers shall not exceed, in the aggregate, without duplication, $22,000,000 at any time outstanding.

                    (e) the creation of accounts receivable in the ordinary course of business; and

                    (f) the making of loans and advances to employees in the ordinary course of business, which loans and advances: (i) shall not exceed $1,000,000 in the aggregate outstanding at any one time, (ii) shall not remain outstanding in excess of 366 days, and (iii) shall otherwise be in compliance with Section 10.9 hereof.
     ------------

     Section 10.5.  Limitations on Mergers and Liquidation.  Merge, consolidate
                    --------------------------------------
or enter into any similar combination with any other Person or liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution) except:

                    (a) any Wholly-Owned Subsidiary of any Borrower may merge with any other Wholly-Owned Subsidiary of any Borrower;

                    (b) any Wholly-Owned Subsidiary may merge into the Person such Wholly-Owned Subsidiary was formed to acquire in connection with an acquisition permitted by Section 10.4(c) hereof; and
                         ---------------

                    (c) any Wholly-Owned Subsidiary of any Borrower may wind-up into any Borrower or any other Wholly-Owned Subsidiary of any Borrower.

     Section 10.6.   Limitations on Sale of Assets.  Convey, sell, lease,
                     -----------------------------
assign, transfer or otherwise dispose of any of its property, business or assets (including without limitation the sale of any receivables and leasehold interests and any sale-leaseback or similar transaction), whether now owned or hereafter acquired except:

                    (a) the sale of inventory in the ordinary course of business;

                    (b) the sale of obsolete assets no longer used or usable in the business of any Borrower or any Subsidiary;

                    (c) the transfer of assets to any Borrower or any Wholly-Owned Subsidiary of any Borrower pursuant to Section 10.5(c) hereof;
                                             ---------------

                    (d)  the transfer of assets to any Guarantor pursuant to
Section 10.4(d) hereof; and
---------------

                    (e) the sale or discount without recourse of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof.

     Section 10.7.   Limitations on Dividends and Distributions.  Declare or pay
                     ------------------------------------------
any dividends upon any of its capital stock; purchase, redeem, retire or otherwise acquire, directly or indirectly, any shares of its capital stock, or make any distribution of cash, property or assets among the holders of shares of its capital stock, or make any change in its capital structure that could reasonably be expected to have a Material Adverse Effect; provided that:
                                                          --------

                    (a) any Borrower or any Subsidiary may pay dividends in shares of its own capital stock;

                    (b)  any Subsidiary may pay cash dividends to any Borrower;
and

                    (c) with the approval of the board of directors of Urban, Urban may repurchase shares of its capital stock, provided that the Fixed Charge
                                                  --------
Coverage Ratio of Urban and its Consolidated Subsidiaries as of the most recently ended fiscal quarter is not less than 2.00 to 1.00, and that each such repurchase of shares of capital stock would not cause the Fixed Charge Coverage Ratio to be less than the minimum required to be maintained for the next succeeding fiscal quarter.

     Section 10.8.  Limitations on Exchange and Issuance of Capital Stock.
                    -----------------------------------------------------
Issue, sell or otherwise dispose of any class or series of capital stock that, by its terms or by the terms of any security into which it is convertible or exchangeable, is, or upon the happening of an event or passage of time would be,
(a) convertible or exchangeable into Debt or (b) required to be redeemed or repurchased, including without limitation at the option of the holder, in whole or in part, or has, or upon the happening of an event or passage of time would have, a redemption or similar payment due.

     Section 10.9.  Transactions with Affiliates.  Directly or indirectly: (a)
                    ----------------------------
make any loan or advance to, or purchase or assume any note or other obligation to or from, any of its officers, directors, shareholders or other Affiliates, or to or from any member of the immediate family of any of its officers, directors, shareholders or other Affiliates, or subcontract any operations to any of its Affiliates, or (b) enter into, or be a party to, any other transaction with any of its Affiliates, except pursuant to the reasonable requirements of its business and upon fair and reasonable terms that are fully disclosed to and approved in writing by the Administrative Agent prior to the consummation thereof and are no less favorable to it than it would obtain in a comparable arm's length transaction with a Person not its Affiliate; provided, however,
                                                          --------  -------
that this Section 10.9 shall not be construed to prohibit or limit the terms of
          ------------
employee compensation provided in the ordinary course of business, including without limitation salaries and benefits, relocation packages and, subject to
Section 10.4(f) hereof, loans and advances to employees.
---------------

     Section 10.10. Certain Accounting Changes.  Change its Fiscal Year end, or
                    --------------------------
make any change in its accounting treatment and reporting practices except as required by GAAP.

     Section 10.11. Amendments; Payments and Prepayments of Subordinated Debt.
                    ---------------------------------------------------------
Amend or modify (or permit the modification or amendment of) any of the terms or provisions of any Subordinated Debt, or cancel or forgive, make any voluntary or optional payment or prepayment on, or redeem or acquire for value (including without limitation by way of depositing with any trustee with respect thereto money or securities before due for the purpose of paying when due) any Subordinated Debt.

     Section 10.12. Restrictive Agreements.  Enter into any Debt which contains
                    ----------------------
any negative pledge on assets or any covenants more restrictive than the provisions of Articles VIII, IX and X hereof, or which restricts, limits or
              -----------------------
otherwise encumbers its ability to incur Liens on or with respect to any of its assets or properties other than the assets or properties securing such Debt.

     Section 10.13. Capital Expenditures.  Make Capital Expenditure Payments  in
                    --------------------
any fiscal year exceeding: (i) $30,000,000 in the aggregate during the Fiscal Year ending January 31, 2002 or (ii) $40,000,000 in the aggregate during the Fiscal Year ending January 31, 2003.


                                  ARTICLE XI

                             DEFAULT AND REMEDIES
                             --------------------

     Section 11.1.  Events of Default.  Each of the following shall constitute
                    -----------------
an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any Governmental Authority or otherwise:

                    (a)  Default in Payment of Principal of Loans and
                         --------------------------------------------
Reimbursement Obligations. The Borrowers shall default in any payment of
-------------------------
principal of any Loan, Note or Reimbursement Obligation when and as due (whether at maturity, by reason of acceleration or otherwise).

                    (b)  Other Payment Default.  The Borrowers shall default in
                         ---------------------
the payment when and as due (whether at maturity, by reason of acceleration or otherwise) of interest on any Loan, Note or Reimbursement Obligation or the payment of any other Obligation, and such default shall continue unremedied for three (3) Business Days.

                    (c)  Misrepresentation.  Any representation or warranty made
                         -----------------
or deemed to be made by any Borrower or any Subsidiary under this Agreement, any Loan Document or any amendment hereto or thereto, shall at any time prove to have been incorrect or misleading in any material respect when made or deemed made.

                    (d)  Default in Performance of Certain Covenants. Any
                         -------------------------------------------
Borrower shall default in the performance or observance of any covenant or agreement contained in Sections 7.1, 7.2 or 7.5(e) or Articles IX or X of this
                       ---------------------------    ----------------
Agreement.

                    (e)  Default in Performance of Other Covenants and
                         ---------------------------------------------
Conditions. Any Borrower or any Subsidiary shall default in the performance or
----------
observance of any term, covenant, condition or agreement contained in this Agreement (other than as specifically provided for otherwise in this Section
                                                                     -------
11.1) or any other Loan Document and such default shall continue for a period of
-----
thirty (30) days after written notice thereof has been given to the Borrowers by the Administrative Agent.

                    (f)  Hedging Agreement.  Any termination payment shall be
                         -----------------
due by any Borrower under any Hedging Agreement and such amount is not paid by the due date thereof.

                    (g)  Debt Cross-Default.  Any Borrower or any Subsidiary
                         ------------------
shall (i) default in the payment of any Debt (other than any Note or any Reimbursement Obligation) the aggregate outstanding amount of which Debt is in excess of $2,000,000 or any of such Debt in excess of $2,000,000 shall be accelerated or demanded or declared due and payable, or (ii) default in the observance or performance of any other agreement or condition relating to any Debt (other than any Note or any Reimbursement Obligation) the aggregate outstanding amount of which Debt is in excess of $2,000,000 or contained in any instrument or agreement evidencing, securing or relating thereto or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or holders of such Debt (or a trustee or agent on behalf of such holder or holders) to cause, with the giving of notice if required, any such Debt to become due prior to its stated maturity (any applicable grace period having expired).

                    (h)  Other Cross-Defaults.  Any Borrower or any Subsidiary
                         --------------------
shall default in the payment when due, or in the performance or observance, of any material obligation or condition of any Material Contract unless, but only as long as, the existence of any such default is being contested by such Borrower or such Subsidiary in good faith by appropriate actions or proceedings and adequate reserves in respect thereof have been established on the books of such Borrower or such Subsidiary to the extent required by GAAP.

                    (i)  Change in Control.  The occurrence of any of the
                         -----------------
following events: (i) Richard A. Hayne ("Hayne") shall cease to own twenty-five percent (25%) or more of Urban's total shares of capital stock outstanding; (ii) any person or group of persons (within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended) shall own more of Urban's shares of capital stock outstanding than are owned by Hayne at any one time; (iii) Hayne shall retire or be removed from active management of Urban; (iv) any person or group of persons (within the meaning of Section 13(d) of the Securities Exchange Act of 1934, as amended), other than Hayne, shall obtain ownership or control in one or more series of transactions of more than fifty percent (50%) of the common stock or fifty percent (50%) of the voting power of Urban entitled to vote in the election of members of the board of directors of Urban; or (v) there shall have occurred under any indenture or other instrument evidencing any Debt in excess of $2,000,000 any change in control (as defined in such indenture or other evidence of Debt) obligating any Borrower to repurchase, redeem or repay all or any part of the Debt or capital stock provided for therein (any such event set forth in this Section 11.1(i), a "Change in Control").
                        ----------------

                    (j)  Voluntary Bankruptcy Proceeding.  Any Borrower or any
                         -------------------------------
Subsidiary shall: (i) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect); (ii) file a petition seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition for adjustment of debts;
(iii) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under such bankruptcy laws or other laws; (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of a substantial part of its property, domestic or foreign; (v) admit in writing its inability to pay its debts as they become due; (vi) make a general assignment for the benefit of creditors; or (vii) take any corporate action for the purpose of authorizing any of the foregoing.

                    (k)  Involuntary Bankruptcy Proceeding.  A case or other
                         ---------------------------------
proceeding shall be commenced against any Borrower or any Subsidiary in any court of competent jurisdiction seeking: (i) relief under the federal bankruptcy laws (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts; or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like for such Borrower or Subsidiary or for all or any substantial part of their respective assets, domestic or foreign, and such case or proceeding shall continue without dismissal or stay for a period of sixty
(60) consecutive days, or an order granting the relief requested in such case or proceeding (including without limitation an order for relief under such federal bankruptcy laws) shall be entered.

                    (l)  Termination Event.  The occurrence of any of the
                         -----------------
following events: (i) any Borrower, any Subsidiary or any ERISA Affiliate fails to make full payment when due of all amounts which, under the provisions of any Pension Plan or Section 412 of the Code, such Borrower, Subsidiary or ERISA Affiliate is required to pay as contributions thereto; (ii) an accumulated funding deficiency in excess of $100,000 occurs or exists, whether or not waived, with respect to any Pension Plan, (iii) a Termination Event or (iv) any Borrower, any Subsidiary or any ERISA Affiliate as employers under one or more Multiemployer Plan makes a complete or partial withdrawal from any such Multiemployer Plan and the plan sponsor of such Multiemployer Plans notifies such withdrawing employer that such employer has incurred a withdrawal liability requiring payments in an amount exceeding $100,000.

                    (m)  Judgment.  A judgment or order for the payment of money
                         --------
which causes the aggregate amount of all such judgments to exceed $2,000,000 in any Fiscal Year shall be entered against any Borrower or any Subsidiary by any court and such judgment or order shall continue without discharge or stay for a period of thirty (30) days; provided, however, that any such judgment or order
                            --------  -------
shall not constitute an Event of Default if bonded or if otherwise covered by insurance which shall have not been disclaimed by the insurer.

     Section 11.2.  Remedies.  Upon the occurrence of an Event of Default, with
                    --------
the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrowers:

                    (a)  Acceleration; Termination of Facilities.  Declare the
                         ---------------------------------------
principal of and interest on the Loans, the Notes and the Reimbursement Obligations at the time outstanding, and all other amounts owed to the Lenders and the Administrative Agent under this Agreement or any of the other Loan Documents (other than any Hedging Agreement) (including without limitation all L/C Obligations, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented the documents required thereunder) and all other Obligations (other than obligations owing under any Hedging Agreement), to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement or the other Loan Documents to the contrary notwithstanding, and terminate the Aggregate Commitment and Commitments and any right of the Borrowers to request borrowings or Letters of Credit thereunder; provided, that
                                                                 --------
upon the occurrence of an Event of Default specified in Sections11.1(j) or
                                                        ---------------
11.1(k) hereof, the Aggregate Commitment and Commitments shall be automatically
-------
terminated and all Obligations (other than obligations owing under any Hedging Agreement) shall automatically become due and payable.

                    (b)  Letters of Credit.  With respect to all Letters of
                         -----------------
Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding paragraph, require the Borrowers at such time to deposit in a cash collateral account opened by the Issuing Lender an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Issuing Lender to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay the other Obligations. After all such Letters of Credit shall have expired or been fully drawn upon, the Reimbursement Obligation shall have been satisfied and all other Obligations shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrowers.

                    (c)  Rights of Collection.  Exercise on behalf of the
                         --------------------
Lenders of all of their other rights and remedies under this Agreement, the other Loan Documents and Applicable Law, in order to satisfy all of the Borrowers' Obligations.

     Section 11.3.  Rights and Remedies Cumulative; Non-Waiver, etc.  The
                    -----------------------------------------------
enumeration of the rights and remedies of the Administrative Agent and the Lenders set forth in this Agreement is not intended to be exhaustive, and the exercise by the Administrative Agent and the Lenders of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or under the Loan Documents or that may now or hereafter exist in law or in equity or by suit or otherwise. No delay or failure to take action on the part of the Administrative Agent or the Lenders in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default. No course of dealing between the Borrowers, the Administrative Agent and the Lenders or their respective agents or employees shall be effective to change, modify or discharge any provision of this Agreement or any of the other Loan Documents or to constitute a waiver of any Event of Default.

                                  ARTICLE XII

                           THE ADMINISTRATIVE AGENT
                           ------------------------

     Section 12.1.   Appointment.  Each of the Lenders hereby irrevocably
                     -----------
designates and appoints First Union as Administrative Agent of such Lender under this Agreement and the other Loan Documents for the term hereof, and each such Lender irrevocably authorizes First Union as Administrative Agent for such Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and such other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement or such other Loan Documents, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein and therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or the other Loan Documents or otherwise exist against the Administrative Agent. Any reference to the Administrative Agent in this Article XII shall be deemed to refer to the
                             -----------
Administrative Agent solely in its capacity as Administrative Agent and not in its capacity as a Lender.

     Section 12.2.   Delegation of Duties.  The Administrative Agent may execute
                     --------------------
any of its respective duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by the Administrative Agent with reasonable care.

     Section 12.3.   Exculpatory Provisions.  Neither the Administrative Agent
                     ----------------------
nor any of its officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or Affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or the other Loan Documents (except for actions occasioned solely by its or such Person's own gross negligence or willful misconduct), or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Borrower or any Subsidiary or any officer thereof contained in this Agreement or the other Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or the other Loan Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or the other Loan Documents or for any failure of any Borrower to perform its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement, or to inspect the properties, books or records of any.

     Section 12.4.   Reliance by the Administrative Agent.  The Administrative
                     ------------------------------------
Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including without limitation counsel to the Borrowers), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless such Note shall have been transferred in accordance with Section 13.10 hereof. The Administrative Agent
                               -------------
shall be fully justified in failing or refusing to take any action under this Agreement and the other Loan Documents unless it shall first receive such advice or concurrence of the Required Lenders (or, when expressly required hereby or by the relevant other Loan Document, all the Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action except for its own gross negligence or willful misconduct. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the Notes in accordance with a request of the Required Lenders (or, when expressly required hereby, all the Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Notes.

     Section 12.5.   Notice of Default.  The Administrative Agent shall not be
                     -----------------
deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless it has received notice from a Lender or the Borrowers referring to this Agreement, describing such Default or Event of Default and stating that such notice is a notice of default. In the event that the Administrative Agent receives such a notice, it shall promptly give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that unless and until the Administrative Agent
                      --------
shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders, except to the extent that other provisions of
                               ------
this Agreement expressly require that any such action be taken or not be taken only with the consent and authorization or the request of the Lenders or Required Lenders, as applicable.

     Section 12.6.   Non-Reliance on the Administrative Agent and Other Lenders.
                     ----------------------------------------------------------
Each Lender expressly acknowledges that neither the Administrative Agent nor any of its respective officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including without limitation any review of the affairs of the Borrowers, shall be deemed to constitute any representation or warranty by the Administrative Agent to any Lender. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrowers and made its own decision to make its Loans and issue or participate in Letters of Credit hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrowers. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder or by the other Loan Documents, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Borrowers which may come into the possession of the Administrative Agent or any of its respective officers, directors, employees, agents, attorneys-in-fact, Subsidiaries or Affiliates.

     Section 12.7.   Indemnification.  The Lenders agree to indemnify the
                     ---------------
Administrative Agent in its capacity as such and (to the extent not reimbursed by the Borrowers and without limiting the obligation of the Borrowers to do so), ratably according to the respective amounts of their Commitment Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including without limitation at any time following the payment of the Notes or any Reimbursement Obligation) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or the other Loan Documents, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any
           --------
portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Administrative Agent's bad faith, gross negligence or willful misconduct. The agreements in this Section 12.7 shall survive the payment of the Notes, any
                   ------------
Reimbursement Obligation and all other amounts payable hereunder and the termination of this Agreement.

     Section 12.8.   The Administrative Agent in Its Individual Capacity.  The
                    ---------------------------------------------------
Administrative Agent and its respective Subsidiaries and Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Borrowers as though the Administrative Agent were not an Administrative Agent hereunder. With respect to any Loans made or renewed by it and any Note issued to it and with respect to any Letter of Credit issued by it or participated in by it, the Administrative Agent shall have the same rights and powers under this Agreement and the other Loan Documents as any Lender and may exercise the same as though it were not an Administrative Agent, and the terms "Lender" and "Lenders" shall include the Administrative Agent in its individual capacity.

     Section 12.9.   Resignation of the Administrative Agent; Successor
                    --------------------------------------------------
Administrative Agent.  Subject to the appointment and acceptance of a successor
--------------------
as provided below, the Administrative Agent may resign at any time by giving notice thereof to the Lenders and the Borrowers. Upon any such resignation, the Required Lenders shall have the right to appoint a successor Administrative Agent, which successor shall be an Eligible Assignee. If no successor Administrative Agent shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the Administrative Agent's giving of notice of resignation, then the Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which successor shall have minimum capital and surplus of at least $500,000,000. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Section 12.9 shall continue in effect for its benefit in
                       ------------
respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.


                                 ARTICLE XIII

                                 MISCELLANEOUS
                                 -------------

     Section 13.1.   Notices.
                     -------

                     (a)  Method of Communication. Except as otherwise provided
                          -----------------------
in this Agreement, all notices and communications hereunder shall be in writing, or by telephone subsequently confirmed in writing. Any notice shall be effective if delivered by hand delivery or sent via telecopy, recognized overnight courier service or certified mail, return receipt requested, and shall be presumed to be received by a party hereto (i) on the date of delivery if delivered by hand or sent by telecopy, (ii) on the next Business Day if sent by recognized overnight courier service and (iii) on the third Business Day following the date sent by certified mail, return receipt requested. A telephonic notice to the Administrative Agent as understood by the Administrative Agent will be deemed to be the controlling and proper notice in the event of a discrepancy with or failure to receive a confirming written notice.

               (b)  Addresses for Notices. Notices to any party shall be sent to
                    ---------------------
it at the following addresses, or any other address as to which all the other parties are notified in writing.


     If to the Borrowers:      Urban Outfitters, Inc.
                               1809 Walnut Street
                               Philadelphia, PA 19103-4997
          Attention:           President
          Telephone No.:       (215) 564-2313
          Telecopy No.:        (215) 568-1549

     With copies to:           Urban Outfitters, Inc.
                               1809 Walnut Street
                               Philadelphia, PA 19103-4997
          Attention:           General Counsel
          Telephone No.:       (215) 564-2313
          Telecopy No.:        (215) 564-1549

     If to First Union:        First Union Securities, Inc.
                               One South Penn Square
                               Philadelphia, Pennsylvania 19107-7618
                               Attention: Susan Vitale, Assistant Vice President
                               Telephone: (215) 973-3847
                               Telecopy No.: (215) 973-1887

     With copies to:           First Union Securities, Inc.
                               One South Penn Square
                               Philadelphia, Pennsylvania 19107-7618
                               Attention: Thomas Harper, Director
                               Telephone No.: (215) 786-5213
                               Telecopy No.: (215) 973-1887

     and to:                   Pepper Hamilton LLP
                               3000 Two Logan Square
                               Philadelphia, Pennsylvania 19107-2799
                               Attention: Lisa D. Kabnick, Esquire
                               Telephone No.: (215) 981-4814
                               Telecopy No.: (215) 981-4750

If to any Lender:              To the Address set forth on Schedule 2 hereto
                                                           ----------

               (c)  Administrative Agent's Office. The Administrative Agent
                    -----------------------------
hereby designates its office located at the address set forth above, or any subsequent office which shall have been specified for such purpose by written notice to the Borrowers, as the Administrative Agent's Office referred to herein, to which payments due are to be made and at which Loans will be disbursed and Letters of Credit issued.

     Section 13.2.   Expenses; Indemnity.  The Borrowers will: (a) pay all
     ------------
reasonable out-of-pocket expenses of the Administrative Agent in connection with
(i) the preparation, execution and delivery of this Agreement and each other Loan Document, whenever the same shall be executed and delivered, including without limitation all out-of-pocket due diligence expenses and reasonable fees and disbursements of counsel for the Administrative Agent and (ii) the preparation, execution and delivery of any waiver, amendment or consent by the Administrative Agent relating to this Agreement or any other Loan Document, including without limitation reasonable fees and disbursements of counsel for the Administrative Agent; (b) pay all reasonable out-of-pocket expenses of the Administrative Agent and each Lender actually incurred in connection with the administration and enforcement of any rights and remedies of the Administrative Agent and each Lender under the Aggregate Commitment, including without limitation consulting with appraisers, accountants, engineers, attorneys and other Persons concerning the nature, scope or value of any right or remedy of the Administrative Agent or any Lender hereunder or under any other Loan Document or any factual matters in connection therewith, which expenses shall include without limitation the reasonable fees and disbursements of such Persons; and (c) defend, indemnify and hold harmless the Administrative Agent and any Lender and its parents, Subsidiaries, Affiliates, employees, agents, officers and directors, from and against any losses, penalties, fines, liabilities, settlements, damages, costs and expenses, suffered by any such Person in connection with any claim, investigation, litigation or other proceeding (whether or not the Administrative Agent or any Lender is a party thereto) and the prosecution and defense thereof, arising out of or in any way connected with the Agreement, any other Loan Document or the Loans, including without limitation reasonable attorney's and consultant's fees, except to the extent that any of the foregoing directly result from the gross negligence or willful misconduct of the party seeking indemnification therefor.

     Section 13.3.   Set-off. In addition to any rights now or hereafter granted
                     -------
under Applicable Law and not by way of limitation of any such rights, upon and after the occurrence of any Event of Default and during the continuance thereof, the Lenders and any assignee or participant of a Lender in accordance with
Section 13.10 hereof are hereby authorized by the Borrowers at any time or from
-------------
time to time, without notice to the Borrowers or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, time or demand, including without limitation indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by the Lenders, or any such assignee or participant to or for the credit or the account of any Borrower against and on account of the Obligations irrespective of whether or not (a) the Lenders shall have made any demand under this Agreement or any of the other Loan Documents or (b) the Administrative Agent shall have declared any or all of the Obligations to be due and payable as permitted by Section 11.2
                                                                ------------
hereof and although such Obligations shall be contingent or unmatured.

     Section 13.4.   Governing Law. This Agreement, the Notes and the other Loan
                     -------------
Documents, unless otherwise expressly set forth therein, shall be governed by, construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania, without reference to the conflicts or choice of law principles thereof.

     Section 13.5.   Consent to Jurisdiction; Service of Process.
                     -------------------------------------------

                     (a) Each Borrower hereby irrevocably consents to the personal jurisdiction of the state and federal courts located in Philadelphia County, Pennsylvania, in any action, claim or other proceeding arising out of any dispute in connection with this Agreement, the Notes and the other Loan Documents, any rights or obligations hereunder or thereunder, or the performance of such rights and obligations. Each Borrower hereby irrevocably appoints each and every officer of Urban as its attorney upon whom may be served any summons, complaint or other process or pleading in any action, claim or proceeding brought by the Administrative Agent or any Lender in connection with this Agreement, the Notes or the other Loan Documents, any rights or obligations hereunder or thereunder, or the performance of such rights and obligations, on behalf of itself or its property, in the manner specified in Section 13.1
                                                             ------------
hereof, and irrevocably consents to the service of a summons and complaint in any action or proceeding brought by the

Administrative Agent or any Lender by mailing copies thereof by registered or certified mail, posted paid, to the address specified for delivery of notices herein. Nothing in this Section 13.5 shall affect the right of the Lender to
                        ------------
serve legal process in any other manner permitted by Applicable Law or affect the right Administrative Agent or any Lender to bring any action or proceeding against any Borrower or its properties any other jurisdictions.

               (b) To the extent that any Borrower has or hereafter may acquire: (i) any immunity from jurisdiction of the state or federal courts located in Philadelphia County, Pennsylvania or from any legal process out of any such court (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, or (ii) any objection to the laying of the venue or of an inconvenient forum or any suit, action or proceeding brought in a state or federal court located in Philadelphia County, Pennsylvania under process served in accordance with this Agreement or any Loan Document, each Borrower hereby irrevocably waives such immunity or objection in respect of any suit, action or proceeding arising out of or relating to this Agreement, any other Loan Document or the rights and obligations of the parties hereunder.

     Section 13.6.   Binding Arbitration; Waiver of Jury Trial; Preservation of
                     ----------------------------------------------------------
Remedies.
--------

                     (a) Binding Arbitration. Upon demand of any party, whether
                         -------------------
made before or after institution of any judicial proceeding, any dispute, claim or controversy arising out of, connected with or relating to any Note or any other Loan Document ("Disputes"), between or among parties to any Note or any other Loan Document shall be resolved by binding arbitration as provided herein. Institution of a judicial proceeding by a party does not waive the right of that party to demand arbitration hereunder. Disputes may include, without limitation, tort claims, counterclaims, claims brought as class actions, claims arising from Loan Documents executed in the future, disputes as to whether a matter is subject to arbitration, or claims concerning any aspect of the past, present or future relationships arising out of or connected with the Loan Documents. Arbitration shall be conducted under and governed by the Commercial Financial Disputes Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association (the "AAA") and the Federal Arbitration Act. All arbitration hearings shall be conducted in Philadelphia, Pennsylvania. The expedited procedures set forth in Rule 51, et seq. of the Arbitration Rules shall be
                                 -- ----
applicable to claims of less than $1,000,000. All applicable statutes of limitation shall apply to any Dispute. A judgment upon the award may be entered in any court having jurisdiction. Notwithstanding anything foregoing to the contrary, any arbitration proceeding demanded hereunder shall begin within ninety (90) days after such demand thereof and shall be concluded within one-hundred and twenty (120) days after such demand. These time limitations may not be extended unless a party hereto shows cause for extension and then such extension shall not exceed a total of sixty (60) days. The panel from which all arbitrators are selected shall be comprised of licensed attorneys selected from the Commercial Financial Dispute Arbitration Panel of the AAA. The single arbitrator selected for expedited procedure shall be a retired judge from the highest court of general jurisdiction, state or federal, of the state where the hearing will be conducted. The parties hereto do not waive any applicable Federal or state substantive law except as provided herein. Notwithstanding the foregoing, this paragraph shall not apply to any Hedging Agreement.

                     (b) Jury Trial. THE ADMINISTRATIVE AGENT, EACH LENDER AND
                         ----------
EACH BORROWER HEREBY ACKNOWLEDGE THAT BY AGREEING TO BINDING ARBITRATION THEY HAVE IRREVOCABLY WAIVED THEIR RESPECTIVE RIGHTS TO A JURY TRIAL WITH RESPECT TO ANY ACTION, CLAIM OR OTHER PROCEEDING ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, THE NOTES OR THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER, OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS.

                    (c)  Preservation of Certain Remedies. Notwithstanding the
                         --------------------------------
preceding binding arbitration provisions, the parties hereto and the other Loan Documents preserve, without diminution, certain remedies that such Persons may employ or exercise freely, either alone, in conjunction with or during a Dispute. Each such Person shall have and hereby reserves the right to proceed in any court of proper jurisdiction or by self help to exercise or prosecute the following remedies: (i) all rights to foreclose against any real or personal property or other security by exercising a power of sale granted in the Loan Documents or under applicable law or by judicial foreclosure and sale; (ii) all rights of self help including without limitation peaceful occupation of property and collection of rents, set off, and peaceful possession of property; (iii) obtaining provisional or ancillary remedies including without limitation injunctive relief, sequestration, garnishment, attachment, appointment of receiver and in filing an involuntary bankruptcy proceeding; and (iv) when applicable, a judgment by confession of judgment. Preservation of these remedies does not limit the power of an arbitrator to grant similar remedies that may be requested by a party in a Dispute.

     Section 13.7.  Reversal of Payments.  To the extent the Borrowers make a
                    --------------------
payment or payments to the Administrative Agent for the ratable benefit of the Lenders or the Administrative Agent receives any payment or proceeds of the collateral which payments or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds repaid, the Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect as if such payment or proceeds had not been received by the Administrative Agent.

     Section 13.8.  Injunctive Relief; Punitive Damages.
                    -----------------------------------

                    (a) The Borrowers recognize that, in the event the Borrowers fail to perform, observe or discharge any of their obligations or liabilities under this Agreement, any remedy of law may prove to be inadequate relief to the Lenders. Therefore, the Borrowers agree that the Lenders, at the Lenders' option, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

                    (b) The Administrative Agent, Lenders and the Borrowers (on behalf of themselves and each Subsidiary) hereby agree that no such Person shall have a remedy of punitive or exemplary damages against any other party to a Loan Document and each such Person hereby waives any right or claim to punitive or exemplary damages that they may now have or may arise in the future in connection with any Dispute, whether such Dispute is resolved through arbitration or judicially.

                    (c) The parties agree that they shall not have a remedy of punitive or exemplary damages against any other party in any Dispute and hereby waive any right or claim to punitive or exemplary damages they have now or which may arise in the future in connection with any Dispute whether the Dispute is resolved by arbitration or judicially.

     Section 13.19. Accounting Matters.  All financial and accounting
                    ------------------
calculations, measurements and computations made for any purpose relating to this Agreement, including without limitation all computations utilized by any Borrower or any Subsidiary to determine compliance with any covenant contained herein, shall, except as otherwise expressly contemplated hereby or unless there is an express written direction by the Administrative Agent to the contrary agreed to by the Borrowers, be performed in accordance with GAAP as in effect on the Closing Date. In the event that changes in GAAP shall be mandated by the Financial

Accounting Standards Board, or any similar accounting body of comparable standing, or shall be recommended by the Borrowers' certified public accountants, to the extent that such changes would modify such accounting terms or the interpretation or computation thereof, such changes shall be followed in defining such accounting terms only from and after the date the Borrowers and the Lenders shall have amended this Agreement to the extent necessary to reflect any such changes in the financial covenants and other terms and conditions of this Agreement.

     Section 13.10. Successors and Assigns; Participations.
                    --------------------------------------

                    (a) Benefit of Agreement. This Agreement shall be binding upon and inure to the benefit of the Borrowers, the Administrative Agent and the Lenders, all future holders of the Notes, and their respective successors and assigns, except that the Borrowers shall not assign or transfer any of their rights or obligations under this Agreement or any other Loan Document without the prior written consent of each Lender.

                    (b)  Assignments and Participations by the Lenders.
                         ---------------------------------------------

                         (i)   Assignments by the Lenders. The Borrowers hereby
                               --------------------------
acknowledge and agree that each Lender may at any time with the consent of the Borrowers (so long as no Default or Event of Default has occurred and is continuing) and the consent of the Administrative Agent, which consents shall not be unreasonably withheld, assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including without limitation all or a portion of the Extensions of Credit at the time owing to it and the Notes held by it); provided that (A) each such assignment
                                       --------
shall be of a constant, and not a varying percentage, of all such assigning Lender's rights and obligations under this Agreement; (B) if less than all of the assigning Lender's Commitment is to be assigned, the Commitment so assigned shall not be less than $5,000,000; (C) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording, an assignment agreement (an "Assignment Agreement") in the form of Exhibit G hereto, together with any Note or Notes subject to such assignment;
(D) such assignment shall not, without the consent of the Borrowers, require the Borrowers to file a registration statement with the Securities and Exchange Commission or apply to or qualify the Loans or any Note under the blue sky laws of any state; (E) the assigning Lender shall pay to the Administrative Agent an assignment fee of $3,000 upon the execution by such Lender of the Assignment Agreement; provided that no such fee shall be payable upon any assignment by a
           --------
Lender to an Affiliate thereof; (F) the assignee thereunder shall be a party to this Agreement and, to the extent provided in such Assignment Agreement, have the rights and obligations of a Lender hereunder; (G) the assigning Lender thereunder shall, to the extent provided in such Assignment Agreement, be released from its obligations under this Agreement; and (H) upon receipt of an Assignment Agreement from an assigning Lender and an Eligible Assignee, the Administrative Agent shall promptly deliver a copy of such Assignment Agreement to the Borrowers. Within five (5) Business Days after receipt of notice, the Borrowers shall execute and deliver to the Lender, in exchange for the Note or Notes to be surrendered in the manner set forth below, a new Note or Notes payable to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it pursuant to such Assignment Agreement and a new Note payable to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Note, shall be dated the effective date of such Assignment Agreement and shall otherwise be in substantially the form of the surrendered Note. Each surrendered Note shall be canceled and returned to the Borrowers concurrent with the Borrowers' delivery of the new Note or Notes .

                         (ii)    Participations by the Lenders. The Borrowers
                                 -----------------------------
hereby acknowledge and agree that each Lender may at any time grant participations in all or any portion the Commitment, the Loans, the Notes, the Extensions of Credit or of its right, title and interest therein or in or to this Agreement (collectively, "Participations") to any other lending office or to any other bank, lending institution or other entity which has the requisite sophistication to evaluate the merits and risks of investments in Participations ("Participants"); provided, however, that: (A) each such participation shall be
                  --------  -------
in an amount not less than $5,000,000; (B) all amounts payable by the Borrowers hereunder shall be determined as if Lenders had not granted such Participation;
(C) such Lender's obligations under this Agreement (including without limitation its Commitment) shall remain unchanged); (D) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations;
(E) such Lender shall remain the holder of the Notes held by it for purposes of this Agreement; (F) the Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and
(G) any agreement pursuant to which a Lender may grant a Participation (x) shall provide that such Lender shall retain the sole right and responsibility to enforce the obligations of Borrowers hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provisions of this Agreement, (y) such participation agreement may provide that such Lender will not agree to any modification, amendment or waiver of this Agreement without the consent of the Participant if such modification, amendment or waiver would reduce the principal of or rate of interest on any Loan or postpone the date fixed for any payment of principal of or interest on any Loan, and (z) shall not relieve such Lender from its obligations, which shall remain absolute, to make Loans and to issue Letters of Credit hereunder.

                         (iii)   Notwithstanding anything herein to the
contrary, Lenders may pledge or grant a security interest in any Note, right to payment or other benefit hereunder to any Federal Reserve Bank without the consent or any party, without notice to any party, and without payment of any fees in accordance with Applicable Law.

     Section 13.11. Disclosure of Information; Confidentiality. Lenders shall
                    ------------------------------------------
hold all non-public information with respect to the Borrowers obtained pursuant to the Loan Documents in accordance with their customary procedures for handling confidential information; provided, that the Administrative Agent and Lenders
                          --------
may disclose any such information: (a) to the extent such disclosure is required by law or requested by any regulatory authority, or (b) in any suit, action or proceeding for the purpose of the Administrative Agent or any Lender defending itself, reducing its liability, or protecting or exercising any of its claims, rights, remedies or interests under or in connection with any of the Loan Documents or any Hedging Agreement. Any Lender may, in connection with any assignment, proposed assignment, participation or proposed participation pursuant to Sections 13.10 hereof, disclose to the assignee, participant,
            --------------
proposed assignee or proposed participant, any information relating to any Borrower, any Subsidiary or any Guarantor furnished to such Lender by or on behalf of the Borrowers, their Subsidiaries or the Guarantors; provided, that
                                                               --------
prior to any such disclosure, each such assignee, proposed assignee, participant or proposed participant shall agree with the Borrowers or such Lender to preserve the confidentiality of any confidential information relating to any Borrower, any Subsidiary or any Guarantor received from such Lender.

     Section 13.12. Amendments, Waivers and Consents. Except as set forth below,
                    --------------------------------
any term, covenant, agreement or condition of this Agreement or any of the other Loan Documents (other than any Hedging Agreement, the terms and conditions of which may be amended, modified or waived by the parties thereto) may be amended or waived by the Lenders, and any consent given by the Lenders, if, but only if, such amendment, waiver or consent is in writing signed by the Required Lenders (or by the Administrative Agent with the consent of the Required Lenders) and delivered to the Administrative Agent and, in the case of an amendment, signed by the Borrowers; provided, that no amendment, waiver or consent shall: (a)
                  --------
increase
the amount or extend the time of the obligation of the Lenders to make Loans or issue or participate in Letters of Credit (including without limitation pursuant to Section 3.7 hereof), (b) extend the originally scheduled time or times of
   -----------
payment of the principal of any Loan or Reimbursement Obligation or the time or times of payment of interest on any Loan or Reimbursement Obligation, (c) reduce the rate of interest or fees payable on any Loan or Reimbursement Obligation,
(d) reduce the principal amount of any Loan or Reimbursement Obligation, (e) permit any subordination of the principal or interest on any Loan or Reimbursement Obligation, (f) permit any assignment (other than as specifically permitted or contemplated in this Agreement) of any of the Borrowers' rights and obligations hereunder, (g) release any Guarantor, (h) consent to a replacement bank or agree to reduce the Aggregate Commitment in connection with the replacement of a Defaulting Lender under Section 4.6(d) hereof or (i) amend the
                                         --------------
provisions of this Section 13.12 or the definition of Required Lenders, without
                   -------------
the prior written consent of each Lender. In addition, no amendment, waiver or consent to the provisions of (a) Article XIII hereof shall be made without the
                                 ------------
written consent of the Administrative Agent and (b) Article III hereof without
                                                    -----------
the written consent of the Issuing Lender.

     Section 13.13. Agreement Controls.  In the event there is a conflict or
                    ------------------
inconsistency between this Agreement and any other Loan Document, the terms of this Agreement shall control; provided, that any provision of the Guaranty Agreement which imposes additional burdens on any Borrower or any Subsidiary or further restricts the rights of any Borrower or any Subsidiary or gives the Administrative Agent or the Lenders additional rights shall not be deemed to be in conflict or inconsistent with this Agreement and shall be given full force and effect.

     Section 13.14. Covenants Independent.  The Borrowers expressly acknowledge
                    ---------------------
and agree that each covenant contained in Articles VIII, IX, or X hereof shall
                                          -----------------------
be given independent effect. Accordingly, the Borrowers shall not engage in any transaction or other act otherwise permitted under any covenant contained in Articles VIII, IX, or X hereof if, before or after giving effect to such
-----------------------
transaction or act, the Borrowers shall or would be in breach of any other covenant contained in Articles VIII, IX, or X hereof.
                      -----------------------

     Section 13.15. Survival. Notwithstanding any termination of this Agreement,
                    --------
the indemnities to which the Administrative Agent and the Lenders are entitled under the provisions of this Article XIII and any other provision of this
                             ------------
Agreement and the Loan Documents shall continue in full force and effect and shall protect the Administrative Agent and the Lenders against events arising after such termination as well as before.

     Section 13.16. Counterparts. This Agreement may be executed in any number
                    ------------
of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same agreement.

     Section 13.17. Headings.  Titles and captions of Articles, Sections and
                    --------
subsections in this Agreement are for convenience only, and neither limit nor amplify the provisions of this Agreement.

     Section 13.18. Severability. Any provision of this Agreement or any other
                    ------------
Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     Section 13.19.   Entirety. This Agreement together with the other Loan
                      --------
Documents represents the entire agreement of the parties hereto and thereto, and supersedes all prior agreements and understandings, oral and written, if any, including any commitment letters or correspondence relating to the Loan Documents or the transactions contemplated herein or therein, except those obligations which survive under the commitment letter between the Borrowers and the Administrative Agent dated March 30, 2001.

     Section 13.20.   Termination. This Agreement shall remain in effect from
                      -----------
the Closing Date through and including the date upon which all Obligations shall have been indefeasibly and irrevocably paid and satisfied in full. No termination of this Agreement shall affect the rights and obligations of the parties hereto arising prior to such termination.

     Section 13.21.   Payment of Borrowers' Obligations. The Borrowers'
                      ---------------------------------
Obligations under this Agreement and each of the Loan Documents shall be performed by the Borrowers at their sole cost and expense.

     Section 13.22.   Powers of Attorney and Authorizations Irrevocable. All
                      -------------------------------------------------
powers of attorney and other authorizations granted to the Administrative Agent, the Lenders and any Persons designated by the Administrative Agent or any Lender pursuant to any provisions of this Agreement or any of the other Loan Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Obligations remain unpaid or unsatisfied or the Aggregate Commitment has not been terminated.

     Section 13.23.   Register. The Administrative Agent shall maintain a copy
                      --------
of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders and the amount of the Extensions of Credit with respect to each Lender from time to time (the "Register"). The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, the Administrative Agent and the Lenders may treat each person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers or Lenders at any reasonable time and from time to time upon reasonable prior notice.

     Section 13.24.   Judgment Currency.
                      -----------------

                      (a) The Borrowers' obligations under this Agreement to make payments in Dollars (the "Obligation Currency") shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the Lenders of the full amount of the Obligation Currency expressed to be payable to the Lenders under this Agreement. If for the purpose of obtaining or enforcing judgment against any Borrowers in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the "Judgment Currency") an amount due in the Obligation Currency, the conversion shall be made at the rate of exchange (as quoted by the Administrative Agent or if the Administrative Agent does not quote a rate of exchange on such currency, by a known dealer in such currency designated by the Administrative Agent) determined, in each case, as of the day immediately preceding the day on which the judgment is given (such business day being hereinafter referred to as the "Judgment Currency Conversion Date").

                      (b) If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the Borrowers covenant and agree to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount), as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.

          (c)   For purposes of determining any rate of exchange for this
Section 13.24, such amounts shall include any premium and costs payable in
-------------
connection with the purchase of the Obligation Currency.



              [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal by their duly authorized officers, all as of the day and year first written above.

                              BORROWERS:

[CORPORATE SEAL]              URBAN OUTFITTERS, INC.,
                              as a Borrower

                              By:   /s/ Richard A. Hayne
                                    ---------------------------------
                                    Name:  Richard A. Hayne
                                    Title: President

[CORPORATE SEAL]              UO FENWICK, INC.,
                              as a Borrower

                              By:   /s/ Kenneth J. Kubacki
                                    ---------------------------------
                                    Name:  Kenneth J. Kubacki
                                    Title: President

[CORPORATE SEAL]              INTER-URBAN, INC.,
                              as a Borrower

                              By:   /s/ Kenneth J. Kubacki
                                    ---------------------------------
                                    Name:  Kenneth J. Kubacki
                                    Title: President

[CORPORATE SEAL]              URBAN OUTFITTERS (DELAWARE), INC.,
                              as a Borrower

                              By:   /s/ Kenneth R. Bull
                                    ---------------------------------
                                    Name:  Kenneth R. Bull
                                    Title: Treasurer

[CORPORATE SEAL]              ANTHROPOLOGIE (DELAWARE), INC.,
                              as a Borrower

                              By:   /s/ Kenneth R. Bull
                                    ---------------------------------
                                    Name:  Kenneth R. Bull
                                    Title: Treasurer



                            [Executions Continued]

[CORPORATE SEAL]              URBAN OUTFITTERS UK LIMITED,
                              as a Borrower

                              By:   /s/ Richard A. Hayne
                                    ------------------------------------
                                    Name:  Richard A. Hayne
                                    Title: Director


[CORPORATE SEAL]              URBAN OUTFITTERS UK LIMITED,
                              as a Borrower

                              By:   /s/ Stephen A. Feldman
                                    ------------------------------------
                                    Name:  Stephen A. Feldman
                                    Title: Director


[CORPORATE SEAL]              URBAN OUTFITTERS IRELAND LIMITED,
                              as a Borrower

                              By:   /s/ Stephen A. Feldman
                                    ------------------------------------
                                    Name:  Stephen A. Feldman
                                    Title: Director


[CORPORATE SEAL]              URBAN OUTFITTERS IRELAND LIMITED,
                              as a Borrower

                              By:   /s/ Glen A. Bodzy
                                    ------------------------------------
                                    Name:  Glen A. Bodzy
                                    Title: Director


                              LENDERS:

                              FIRST UNION NATIONAL BANK,
                              as a Lender and as Administrative Agent

                              By:   /s/ Mark S. Supple
                                    ------------------------------------
                                    Name:  Mark S. Supple
                                    Title: Vice President

EXHIBITS
--------

Exhibit A      -    Form of Note
Exhibit B      -    Form of Notice of Borrowing
Exhibit C      -    Form of Notice of Account Designation
Exhibit D      -    Form of Notice of Conversion/Continuation
Exhibit E      -    Form of Officer's Compliance Certificate
Exhibit F      -    Form of Termination Date Extension Request
Exhibit G      -    Form of Assignment Agreement
Exhibit H      -    MLA Costs
Exhibit I      -    Form of Continuing Letter of Credit Agreement

                                   EXHIBIT A
                                   ---------

                                 FORM OF NOTE
                                 ------------



$___________                                                September __, 2001



     FOR VALUE RECEIVED, the undersigned, URBAN OUTFITTERS, INC., a corporation organized under the laws of Pennsylvania ("Urban"), and each Subsidiary of Urban listed on Schedule 1 to the Credit Agreement referred to below (Urban and each such Subsidiary, each a "Borrower" and collectively, the "Borrowers"), jointly and severally, promise to pay to the order of ________________________ (the "Lender"), at the office of the Administrative Agent and times provided in the Credit Agreement referred to below, the principal sum of______________________ ($__________) or, if less, the principal amount of all Loans made by the Lender from time to time pursuant to that certain Credit Agreement dated of even date herewith (as may be amended, restated or otherwise modified from time to time, the "Credit Agreement") by and among the Borrowers, the Lender, the other lenders referred to therein, and First Union National Bank, as Administrative Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

     The unpaid principal amount of this Note from time to time outstanding is subject to repayment from time to time as provided in the Credit Agreement and shall bear interest as provided in Section 4.1 of the Credit Agreement. All payments of principal and interest on this Note shall be payable in lawful currency of the United States of America in immediately available funds to the account designated in the Credit Agreement.

     This Note is entitled to the benefits of, and evidences Obligations incurred under, the Credit Agreement, to which reference is made for a description of the collateral for this Note, if any, and for a statement of the terms and conditions on which the Borrowers are permitted and required to make prepayments and repayments of principal of the Obligations evidenced by this Note and on which such Obligations may be declared to be immediately due and payable.

     THIS NOTE SHALL BE GOVERNED, CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA, WITHOUT REFERENCE TO THE CONFLICTS OF LAW PRINCIPLES THEREOF.

                                     A-1-1

     The Borrowers hereby waive all requirements as to diligence, presentment, demand of payment, protest and (except as required by the Credit Agreement) notice of any kind with respect to this Note.

     IN WITNESS WHEREOF, the undersigned have executed this Note under seal as of the day and year first written above.

[CORPORATE SEAL]              URBAN OUTFITTERS, INC.,
                              as a Borrower

                              By:   ________________________
                                    Name:
                                    Title:


[CORPORATE SEAL]              U.O. FENWICK, INC.,
                              as a Borrower

                              By:   ________________________
                                    Name:
                                    Title:


[CORPORATE SEAL]              INTER-URBAN, INC.,
                              as a Borrower

                              By:   ________________________
                                    Name:
                                    Title:


[CORPORATE SEAL]              URBAN OUTFITTERS (DELAWARE), INC.,
                              as a Borrower

                              By:   ________________________
                                    Name:
                                    Title:



                             [Executions Continued]

                                     A-1-2

[CORPORATE SEAL]              ANTHROPOLOGIE (DELAWARE), INC.,
                              as a Borrower

                              By:   ________________________
                                    Name:
                                    Title:


[CORPORATE SEAL]              URBAN OUTFITTERS UK LIMITED,
                              as a Borrower

                              By:   ________________________
                                    Name:
                                    Title:


[CORPORATE SEAL]              URBAN OUTFITTERS IRELAND LIMITED,
                              as a Borrower

                              By:   ________________________
                                    Name:
                                    Title:

                                     A-1-3

                                   EXHIBIT B
                                   ---------

                          FORM OF NOTICE OF BORROWING
                          ---------------------------

                             Dated: ______________

First Union National Bank, as
Administrative Agent
One South Penn Square
10th Floor Widener Building
Philadelphia, PA  19107
Phone:    215-786-4363
Fax: 215-786-7721
Attention:  Lisa Johnson-Keys

Ladies and Gentlemen:

     This irrevocable Notice of Borrowing is delivered to you under Section 2.2(a) of that certain Credit Agreement dated September __, 2001 (as may be amended, restated or otherwise modified from time to time, the "Credit Agreement"), by and among URBAN OUTFITTERS, INC., a corporation organized under the laws of Pennsylvania ("Urban"), and each Subsidiary of Urban set forth on
Schedule 1 to the Credit Agreement (Urban and each such Subsidiary, each a "Borrower" and collectively, the "Borrowers"), the Lenders referred to therein and First Union National Bank, as Administrative Agent.

     1. The Borrowers hereby request that the Lenders make [a Loan] [Loans] to the Borrowers in the aggregate principal amount of $_______________ [(Pounds) ________] [(Euro)________]. (Complete with an amount in accordance with Section 2.2(a) of the Credit Agreement.)

     2. The Borrowers hereby request that such Loan[s] be made on the following Business Day[s]: _____________________. (Complete with a Business Day in accordance with Section 2.2(a) of the Credit Agreement.)

     3. The Borrowers hereby request that such Loan[s] bear interest in accordance with Section 4.1(a) of the Credit Agreement as [Base Rate Loans, LIBOR Rate Loans, Eurocurrency

Loans or LIBO Market Index Rate Loans, or a combination thereof], as set forth below:

                                                 Interest Period
                                                 (LIBOR
                                                 Rate Loans and         Expiration date for
                                                 Eurocurrency Loans     Interest Period
Component of Loan[s]    Interest Rate            only)                  (if applicable)
--------------------    ----------------------   -------------------    -------------------
                        [Base Rate]

                        [LIBOR Rate plus
                        1.75% per annum]

                        [LIBO Market Index
                        Rate plus 1.875% per
                        annum]

                        [Eurocurrency Rate
                        plus 1.75% per annum]

     4. The principal amount of all Loans and L/C Obligations outstanding as of the date hereof (including the requested Loan[s]) does not exceed the maximum amount permitted to be outstanding pursuant to the terms of the Credit Agreement.

     5. All of the conditions applicable to the Loan[s] requested herein as set forth in the Credit Agreement have been satisfied on the date hereof and will remain satisfied to the date[s] of such Loan[s].

     6. The representations and warranties contained in Article VI of the Credit Agreement are true and correct on the date of this Notice of Borrowing with the same effect as if made on and as of such date; except for any representation and warranty made as of an earlier date, which representation and warranty remains true and correct as of such earlier date.

     7. No Default or Event of Default has occurred or is continuing under the Credit Agreement on the borrowing date with respect to such Loan[s] or after giving effect to the Loan[s] to be made on such date.

     8. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

     IN WITNESS WHEREOF, the undersigned has executed this Notice of Borrowing on behalf of the Borrowers this ____ day of _________, 200__.


                              URBAN OUTFITTERS, INC.,
                              for itself as a Borrower and for each other
                              Borrower


                              By:   ________________________
                                    Name:
                                    Title:

                                   EXHIBIT C
                                   ---------

                     FORM OF NOTICE OF ACCOUNT DESIGNATION
                     -------------------------------------

                                Dated: _________

First Union National Bank, as
Administrative Agent
One South Penn Square
10th Floor Widener Building
Philadelphia, PA 19107
Phone:    215-786-4363
Fax: 215-786-7721
Attention:  Lisa Johnson-Keys

Ladies and Gentlemen:

     This Notice of Account Designation is delivered to you under Section 2.2(c) of that certain Credit Agreement dated September __, 2001 (as may be amended, restated or otherwise modified from time to time, the "Credit Agreement"), by and among URBAN OUTFITTERS, INC., a corporation organized under the laws of Pennsylvania ("Urban"), and each Subsidiary of Urban set forth on Schedule 1 to the Credit Agreement (Urban and each such Subsidiary, each a "Borrower" and collectively, the "Borrowers"), the Lenders referred to therein and First Union National Bank, as Administrative Agent.

     1. The Administrative Agent is hereby authorized to disburse all Loan proceeds into the following account(s):

                         _____________________________
                         ABA Routing Number: _________
                         Account Number: _____________

                         _____________________________
                         ABA Routing Number: _________
                         Account Number: _____________

                         _____________________________
                         ABA Routing Number: _________
                         Account Number: _____________

     2. This authorization shall remain in effect until revoked or until a subsequent Notice of Account Designation is provided to the Administrative Agent.

     3. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

     IN WITNESS WHEREOF, the undersigned has executed this Notice of Account Designation this _____ day of _______, 200__.

                              URBAN OUTFITTERS, INC.,
                              for itself as a Borrower and for each other
                              Borrower

                              By:   ________________________
                                    Name:
                                    Title:

                                   EXHIBIT D
                                   ---------

                   FORM OF NOTICE OF CONVERSION/CONTINUATION
                   -----------------------------------------

                             Dated: ______________


First Union National Bank, as
Administrative Agent
One South Penn Square
10th Floor Widener Building
Philadelphia, PA 19107
Phone: 215-786-4363
Fax:   215-786-7721
Attention: Lisa Johnson-Keys

Ladies and Gentlemen:

     This irrevocable Notice of Conversion/Continuation (the "Notice") is delivered to you under Section 4.2 of that certain Credit Agreement dated September __, 2001 (as may be amended, restated or otherwise modified from time to time, the "Credit Agreement"), by and among URBAN OUTFITTERS, INC., a corporation organized under the laws of Pennsylvania ("Urban"), and each Subsidiary of Urban set forth on Schedule 1 to the Credit Agreement (Urban and each such Subsidiary, each a "Borrower" and collectively, the "Borrowers"), the Lenders referred to therein and First Union National Bank, as Administrative Agent.

     1. This Notice is submitted for the purpose of: (Check one and complete applicable information in accordance with the Credit Agreement.)

          ___  (a)  Converting all or part of a Base Rate Loan into a LIBOR Rate
                    ------------------------------------------------------------
                    Loan.
                    ----

                    (i) The aggregate outstanding principal balance of all Base Rate Loans is $_______________.

                    (ii) The principal amount of such Loan to be converted is $______________.


                    (iii) The requested effective date of the conversion of such Loan is _______________.

                    (iv) The requested Interest Period applicable to the converted Loan is _______________.

          ___  (b)  Converting all or part of a LIBO Market Index Rate Loan
                    -------------------------------------------------------
                    into a LIBOR Rate Loan.
                    ----------------------

                    (i) The aggregate outstanding principal balance of all LIBO Market Index Rate Loans is $_______________.

                    (ii) The principal amount of such Loan to be converted is $______________.

                    (iii) The requested effective date of the conversion of such Loan is _______________.

                    (iv) The requested Interest Period applicable to the converted Loan is _______________.

          ___  (c)  Converting all or part of LIBOR Rate Loans into a Base
                    ------------------------------------------------------
                    Rate Loan.
                    ---------

                    (i) The aggregate outstanding principal balance of all LIBOR Rate Loans is $_______________.

                    (ii) The principal amount of such Loan to be converted is $______________.

                    (iii) The last day of the current Interest Period for such Loan is _______________.

                    (iv) The requested effective date of the conversion of such Loan is _______________.

          ___  (d)  Converting all or part of a LIBOR Rate Loan into a LIBO
                    -------------------------------------------------------
                    Market Index Rate Loan.
                    ----------------------

                    (i) The aggregate outstanding principal balance of all LIBOR Rate Loans is $_______________.

                    (ii) The principal amount of such Loan to be converted is $______________.

                    (iii) The last day of the current Interest Period for such Loan is _______________.

                    (iv) The requested effective date of the conversion of such Loan is _______________.

          ___  (e)  Continuing all or a part of a LIBOR Rate Loan as a
                    --------------------------------------------------
                    LIBOR Rate Loan or all or part of a Eurocurrency Loan
                    -----------------------------------------------------
                    as a Eurocurrency Loan.
                    ----------------------

                    (i) The aggregate outstanding principal balance of all LIBOR Rate Loans is $_______________.

                    (ii) The principal amount of such Loan to be continued is $_____________, (Pounds)_________ or Euro __________.

                    (iii) The last day of the current Interest Period for such Loan is _______________.

                    (iv) The requested effective date of the continuation of such Loan is _______________.

                    (v) The requested Interest Period applicable to the continued Loan is _______________.

     2. The principal amount of all Loans and L/C Obligations outstanding as of the date hereof does not exceed the maximum amount permitted to be outstanding pursuant to the terms of the Credit Agreement.

     3. All of the conditions applicable to the conversion or continuation of the Loan[s] requested herein as set forth in the Credit Agreement have been satisfied or waived as of the date hereof and will remain satisfied or waived to the date of conversion or continuation of such Loan[s].

     4. The representations and warranties contained in Article VI of the Credit Agreement are true and correct on the date of this Notice of Conversion/Continuation with the same effect as if made on and as of such date; except for any representation and warranty made as of an earlier date, which representation and warranty shall remain true and correct as of such earlier date.

     5. No Default or Event of Default has occurred or is continuing under the Credit Agreement on the borrowing date with respect to such Loan[s] or after giving effect to the Loan[s] to be converted or continued on such date.

     6. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

     IN WITNESS WHEREOF, the undersigned has executed this Notice of Conversion/Continuation this ____ day of __________, 200__.

                                        URBAN OUTFITTERS, INC.,
                                        for itself as a Borrower and for each
                                        other Borrower


                                        By:  ________________________
                                             Name:
                                             Title:

                                   EXHIBIT E
                                   ---------

                   FORM OF OFFICER'S COMPLIANCE CERTIFICATE
                   ----------------------------------------

     The undersigned, on behalf of URBAN OUTFITTERS, INC., a corporation organized under the laws of Pennsylvania ("Urban"), and each Subsidiary of Urban set forth on Schedule 1 to the Credit Agreement referred to below (Urban and each such Subsidiary, each a "Borrower" and collectively, the "Borrowers"), hereby certifies to the Administrative Agent and the Lenders referred to below, as follows:

     1. This Certificate is delivered to you pursuant to Section 7.2 of that certain Credit Agreement dated September __, 2001 (as may be amended, restated or otherwise modified from time to time, the "Credit Agreement"), by and among the Borrowers, the Lenders referred to therein and First Union National Bank, as Administrative Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

     2. I have reviewed the financial statements of Urban and its Consolidated Subsidiaries dated as of _______________ and for the _______________ period[s] then ended and such statements fairly present in all material respects the financial condition of Urban and its Consolidated Subsidiaries as of the dates indicated and the results of their operations and cash flows for the period[s] indicated.

     3. I have reviewed the terms of the Credit Agreement and the other Loan Documents, and I have made, or caused to be made under my supervision, a review in reasonable detail of the transactions and the condition of Urban and its Consolidated Subsidiaries during the accounting period covered by the financial statements referred to in Paragraph 2 above. Such review has not disclosed the existence during or at the end of such accounting period of any condition or event that constitutes a Default or an Event of Default, nor do I have any knowledge of the existence of any such condition or event as at the date of this Officer's Compliance Certificate [except, if such condition or event existed or exists, describe the nature and period of existence thereof and what action the Borrowers have taken, are taking and propose to take with respect thereto].

     4. Urban and its Consolidated Subsidiaries are in compliance with the financial covenants contained in Article IX of the Credit Agreement as shown on
Schedule 1 hereto and the
----------


                           [Signature Page Follows]

Borrowers, their Subsidiaries and the Guarantors are in compliance with each of the other covenants and restrictions contained in the Credit Agreement and the other Loan Documents.

     IN WITNESS WHEREOF, the undersigned has executed this Officer's Compliance Certificate as of the _____ day of _________, 200__.


                              URBAN OUTFITTERS, INC.,
                              for itself as a Borrower and for each other
                              Borrower


                              By:   ________________________
                                    Name:
                                    Title:

                                  Schedule 1
                                  ----------
                                      to
                       Officer's Compliance Certificate

I. Fixed Charge Coverage Ratio (Section 9.1 of the Credit Agreement)

     A.   EBITDAR for the most recently ended Rolling Period:
          (i)    net income                                          $ _________
          (ii)   Interest Expense
                 (to the extent deducted in determining net income)  $ _________
          (iii)  taxes
                 (to the extent deducted in determining net income)  $ _________
          (iv)   depreciation expense
                 (to the extent deducted in determining net income)  $ _________
          (v)    amortization expense
                 (to the extent deducted in determining net income)  $ _________
          (vi)   Rents
                 (determined on a cash basis)                        $ _________

                         (A = the sum of (i) through (vi) above)     $ _________


     B.   Fixed Charges for the most recently ended Rolling Period:
          (i)    Interest Expense                                    $ _________
          (ii)   Cash Taxes                                          $ _________
          (iii)  Rents                                               $ _________
          (iv)   stock repurchases, dividends
                 and other equity distributions                      $ _________

                         (B = the sum of (i) through (iv) above)     $ _________


     Fixed Charge Coverage Ratio (the ratio of A divided by B): ____ to 1.00

          Covenant: Fixed Charge Coverage Ratio must not be less than 1.40 to 1.00.


          Compliance?    _______YES                     _______NO

II. Adjusted Debt to EBITDAR Ratio (Section 9.2 of the Credit Agreement)

     A.   Adjusted Debt for the most recently ended Rolling Period
          (i)    (a)  Rents                                          $ _________
                                                                              x8
                                                            (i)(a) = $ _________

          (ii)   Funded Debt - principal amount of all Debt for:
                 (a)  borrowed money (including the face amount of
                      Letters of Credit, whether or not drawn)       $ _________
                 (b)  installment purchase of real or personal
                      property                                       $ _________
                 (c)  obligations owing under Capital Leases         $ _________
                 (d)  "synthetic leases" or other similar lease
                      arrangements                                   $ _________
                 (e)  guaranties of Funded Debt of others,
                      without duplication                            $ _________

                  (A = the sum of (i)(a) plus (ii)(a) through (ii)(e)
                  above)                                             $ _________


     B.   EBITDAR for the most recently ended Rolling Period
          (See Section I.A. of this Schedule 1)                  (B) $ _________


     Adjusted Debt to EBITDAR Ratio (the ratio of A divided by B): ____ to 1.00

          Covenant: Adjusted Debt to EBITDAR Ratio must not be greater than 5.00 to 1.00.


          Compliance?    _______YES                     _______NO


III. Minimum Tangible Net Worth (Section 9.3 of the Credit Agreement)

     A.   (i) Closing Adjusted Tangible Net Worth                    $ _________

          (ii) 50% of net income of Urban and Consolidated
          Subsidiaries of each fiscal year ending after
          12/31/01                                                   $ _________

                                   ((A) = sum of (i) and (ii) above) $__________

     B.   Tangible Net Worth for current fiscal quarter         (B)  $__________

          Covenant: Tangible Net Worth must be greater than Closing Adjusted Tangible

          Net Worth plus 50% of net income for each fiscal year ending after 12/31/01 (B must be greater than A):



          Compliance?    _______YES                     _______NO

                                   EXHIBIT F
                                   ---------

                  FORM OF TERMINATION DATE EXTENSION REQUEST
                  ------------------------------------------

                             Dated: ______________


First Union National Bank, as
Administrative Agent
One South Penn Square
10th Floor Widener Building
Philadelphia, PA 19107
Phone: 215-786-4363
Fax:   215-786-7721
Attention: Lisa Johnson-Keys

Ladies and Gentlemen:

     This Termination Date Extension Request (this "Request") is delivered to you under Section 2.6(a) of that certain Credit Agreement dated September __, 2001 (as may be amended, restated or otherwise modified from time to time, the "Credit Agreement"), by and among URBAN OUTFITTERS, INC., a corporation organized under the laws of Pennsylvania ("Urban"), and each Subsidiary of Urban set forth on Schedule 1 to the Credit Agreement (Urban and each such Subsidiary, each a "Borrower" and collectively, the "Borrowers"), the Lenders referred to therein and First Union National Bank, as Administrative Agent.

     1. This Request is being submitted by the Borrowers to the Administrative Agent ______ days prior to the Termination Date. (Complete with an amount which is not less than forty-five (45) days and not more than one hundred fifty (150) days prior to the Termination Date).

     2. The Borrowers hereby request that the each Lender extend the respective Termination Date of their Commitment by an additional three hundred sixty-four (364) day term.

     3. Attached hereto are the annual business plan and financial projections for the ensuing six (6) fiscal quarters which are required to be delivered by the Borrowers under Section 7.1(d) of the Credit Agreement, along with a certificate of a Responsible Officer of Urban certifying that, to the best of such Responsible Officer's knowledge, such financial projections are good faith estimates of the financial condition and operations of Urban and its Consolidated Subsidiaries for such six (6) fiscal quarter period.

     4. The Borrowers hereby expressly acknowledge and agree that each Lender, in its sole discretion, may agree or decline to grant this Request and that
----------------------
such Request may be agreed to by such Lender subject to such additional terms and conditions under the Credit Agreement (including without limitation any additional collateral security) as such Lender, in its sole discretion, may
                                                ----------------------
determine and require.

     4. The principal amount of all Loans and L/C Obligations outstanding as of the date hereof does not exceed the maximum amount permitted to be outstanding pursuant to the terms of the Credit Agreement.

     5. All of the conditions applicable to the Loans outstanding and L/C Obligations as of the date hereof as set forth in the Credit Agreement have been satisfied on the date hereof and will remain satisfied through the Termination Date.

     6. The representations and warranties contained in Article VI of the Credit Agreement are true and correct on the date of this Request with the same effect as if made on and as of such date; except for any representation and warranty made as of an earlier date, which representation and warranty remains true and correct as of such earlier date.

     7. No Default or Event of Default has occurred or is continuing under the Credit Agreement as of the date of this Request.

     8. Capitalized terms used herein and not defined herein shall have the meanings assigned thereto in the Credit Agreement.

     IN WITNESS WHEREOF, the undersigned has executed this Termination Date Extension Request on behalf of the Borrowers this ____ day of _________, 200__.


                            URBAN OUTFITTERS, INC.,
                            for itself as a Borrower and for each other Borrower


                            By:   ________________________
                                  Name:
                                  Title:

                                   EXHIBIT G
                                   ---------

                       FORM OF ASSIGNMENT AND ACCEPTANCE
                       ---------------------------------

                            Dated as of: _________

     Reference is made to the Credit Agreement dated as of September__, 2001, as amended, restated or otherwise modified (the "Credit Agreement") by and among URBAN OUTFITTERS, INC., a corporation organized under the laws of Pennsylvania ("Urban") and each such Subsidiary of Urban set forth on Schedule 1 to the Credit Agreement (Urban and each such Subsidiary, each a "Borrower" and collectively, the "Borrowers"), the lenders party thereto (the "Lenders") and First Union National Bank, as Administrative Agent. Capitalized terms used herein which are not defined herein shall have the meanings assigned thereto in the Credit Agreement.

     _______________ (the "Assignor") and _______________ (the "Assignee") agree
                           --------                             --------
as follows:

     1. The Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, as of the Effective Date (as defined below), a ____% interest in and to all of the Assignor's interest, rights and obligations with respect to its Commitment and Loans [(including such percentage of the outstanding L/C Obligations)] and the Assignor thereby retains ____% of its interest therein. This Assignment and Acceptance is entered pursuant to, and authorized by, Section 13.10 of the Credit Agreement.

     2. The Assignor (i) represents that, as of the date hereof, its Commitment Percentage (without giving effect to assignments thereof which have not yet become effective) under the Credit Agreement is ____%, the outstanding balances of its Loans [(including its Commitment Percentage of the outstanding L/C Obligations)] (unreduced by any assignments thereof which have not yet become effective) under the Credit Agreement is $__________; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto, other than that the Assignor is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers or their Subsidiaries or the performance or observance by the Borrowers or their Subsidiaries of any of their obligations under the Credit Agreement or any other instrument or document furnished or executed pursuant thereto; and (iv) attaches the Note delivered to it under the Credit Agreement and requests that the Borrower exchange such Note for new Notes payable to each of the Assignor and the Assignee as follows:

     Note Payable to
     the Order of:                       Principal Amount of Note:
     -------------                       -------------------------

     _____________                       $_____________

     _____________                       $_____________

     3. The Assignee (i) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (ii) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 7.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (iii) agrees that it will, independently and without reliance upon the Assignor or any other Lender or Administrative Agent and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (iv) confirms that it is an Eligible Assignee; (v) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (vi) agrees that it will perform in accordance with their terms all the obligations which by the terms of the Credit Agreement and the other Loan Documents are required to be performed by it as a Lender;
(vii) agrees to hold all confidential information in a manner consistent with the provisions of Section 13.11 of the Credit Agreement; and (viii) includes herewith for the Administrative Agent the two forms required by Section 4.9(f) of the Credit Agreement (if required and not previously delivered).

     4. The effective date for this Assignment and Acceptance shall be as set forth in Section 1 of Schedule 1 hereto (the "Effective Date"). Following the
                      ----------              --------------
execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for, to the extent required by the Credit Agreement, consent by the Borrowers and the Administrative Agent and acceptance and recording in the Register.

     5. Upon such consents, acceptance and recording, from and after the Effective Date, (i) the Assignee shall be a party to the Credit Agreement and the other Loan Documents to which Lenders are parties and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender under each such agreement, and (ii) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement and the other Loan Documents.

     6. Upon such consents, acceptance and recording, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the interest assigned hereby (including payments of principal, interest, fees and other amounts) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

     7. THIS ASSIGNMENT AND ACCEPTANCE SHALL BE DEEMED TO BE A CONTRACT UNDER SEAL AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA, WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

     WITNESS the following signatures as of the ______ day of _____________,
_____.

                              ASSIGNOR:


                              ______________________

                              By:___________________
                              Title:

                              ASSIGNEE:


                              ______________________

                              By:___________________
                              Title:

Acknowledged and Consented to on behalf of the Borrower:/1/

                              [INSERT NAME OF BORROWER]


                              By:___________________
                              Name:
                              Title:


                              Consented to and Accepted by:

                              FIRST UNION NATIONAL BANK,
                              as Administrative Agent

                              By:___________________
                              Name:
                              Title:


_________________

/1/If applicable pursuant to Section 13.10.

                                  Schedule 1
                                      to
                           Assignment and Acceptance
                           -------------------------


1.   Effective Date         ____________, ____
     --------------

2.   Assignor's Interest
     Prior to Assignment
     -------------------

     (a)  Commitment Percentage                   _____%

     (b)  Outstanding balance of Loans                      $______

     (c)  Outstanding balance of Assignor's Commitment
          Percentage of the L/C Obligations $_____

3.   Assigned Interest (from Section 1) of Loans  _____%

4.   Assignee's Extensions of Credit
     After Effective Date
     --------------------

     (a)  Total outstanding balance of Assignee's
          Loans (line 2(b) times line 3)      $_____
                           -----

     (b)  Total outstanding balance of
          Assignee's Commitment Percentage
          of the L/C Obligations
          (line 2(c) times line 3)  $_____
                     -----

5.   Retained Interest of Assignor after
     Effective Date
     --------------

     (a)  Retained Interest (from Section 1) of
          Commitment Percentage    _____%

     (b)  Outstanding balance of Assignor's Loans
          (line 2(b) times line 5(a))    $_____
                     -----

     (c)  Outstanding balance of Assignor's
          Commitment Percentage of L/C Obligations
          (line 2(c)(i) times line 5(a)) $_____
                        -----

6.   Payment Instructions
     --------------------

                                      1-1

     (a)  If payable to Assignor,
          to the account of Assignor to:

          ______________________________
          ______________________________
          ABA No.: _____________________
          Account Name: ________________
          Account No.: _________________
          Attn: ________________________
          Ref: _________________________

     (b)  If payable to Assignee, to the
          account of Assignee to:

          ______________________________
          ______________________________
          ABA No.: _____________________
          Account Name: ________________
          Account No.: _________________
          Attn: ________________________
          Ref: _________________________

                                      1-2

                                   EXHIBIT H

                           Calculations of MLA Costs
                           -------------------------


The MLA Costs for any advance made in an Alternate Currency by any Lender is calculated in accordance with the following formula:

     BY + L(Y-X) + S(Y-Z) % per annum = MLA Costs
     --------------------------------
           100 - (B+S)

     where on the day of application of the formula:

     B is the percentage of such Lender's eligible liabilities which the Bank of England requires such Lender to hold on a non-interest-bearing deposit account in accordance with its cash ratio requirements;

     Y    is the interest rate applicable to such Alternate Currency Advance;

     L is the percentage of eligible liabilities which the Bank of England requires such Lender to maintain as secured money with members of the London Discount Market Association and/or as secured call money with certain money brokers and gilt-edged primary market makers;

     X is the rate at which secured deposits in the relevant amount may be placed by such Lender with members of the London Discount Market Association and/or as secured call money with certain money brokers and gilt-edged primary market makers at or about 11:00 a.m. on that day for the relevant period;

     S is the percentage of such Lender's eligible liabilities which the Bank of England requires such Lender to place as a special deposit; and

     Z is the interest rate per annum allowed by the Bank of England on special deposits.

For the purposes hereof "eligible liabilities" and "special deposits" have the meanings given to them at the time of application of the formula by the Bank of England.

[LOGO OF FIRST UNION]
                                   EXHIBIT I
                                   ---------

                 FORM OF CONTINUING LETTER OF CREDIT AGREEMENT
                 ---------------------------------------------

In consideration of the Bank (as defined below) in its discretion issuing from time to time letters of credit whether documentary or standby and all amendments thereto (hereinafter each individually, and all collectively called the "Credit") substantially in accordance with an Application (as defined below) for a Credit tendered to the Bank the undersigned (hereinafter, individually and collectively, the "Applicant") agrees:

1. Definitions. As used herein: (A) "Agreement" means each Application by the Applicant for a Credit and this Continuing Letter of Credit Agreement, as each may be modified; (B) "Application" means, if Applicant uses electronic communication facilities to apply for or instruct the Bank as to the contents of a Credit, information sufficient to enable the Bank to prepare and issue or amend a Credit for Applicant's account transmitted by electronic message (which may, but need not, be computer generated), including facsimile, directed to the Bank by Applicant using such identification codes, passwords, and other security procedures as the Bank and Applicant may agree are commercially reasonable from time to time; or a written and signed application with sufficient information delivered to the Bank to enable it to prepare and issue or amend a Credit for Applicant's account; (C) "Bank" means First Union National Bank and all of its branches, whether in the United States or foreign and any of Bank's affiliates that issue letters of credit; Applicant authorizes and directs the Bank to select the branch or affiliate which will issue or process any Credit; and for the purposes of Sections4, 7 and 9, "Bank" includes correspondents of Bank; (D) "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks are authorized or required to close at the place where Bank is obligated to honor a presentation or otherwise act under the Credit or this Agreement; (E) "Collateral" means (i) all Applicant's Property (as hereinafter defined) now or hereafter in possession or control of Bank or its agents, affiliates or representatives (for any purpose) or in transit to or from Bank, (ii) all Property shipped or warehoused under or in connection with any Credit or any Draft; (iii) all documents, Drafts, bills of exchange, certificates of origin, inspection certificates, consular documents, invoices, bills of lading, warehouse receipts and other documents of title, whether negotiable or non-negotiable, respecting such Property or otherwise related to any Credit or any Draft; (iv) all policies and certificates of insurance respecting such Property, or otherwise related to the Credit or any Draft; (v) all other Property which is related to the Credit or any Draft; (vi) other Property described on an Exhibit hereto or in any other security agreement from Applicant to the Bank, if any; and (vii) all proceeds and products of the foregoing, now or later existing; (F) "Draft" means any draft (sight or time), receipt, acceptance, cable, SWIFT or other written demand for payment; (G) "Event of Default" means (i) failure to pay or perform any of the Obligations when due; (ii) termination of Applicant's existence; (iii) institution of any proceeding under any law relating to bankruptcy, insolvency or reorganization by or against Applicant, or the appointment of a receiver or similar official for Applicant or any of Applicant's property; (iv) seizure or forfeiture of Applicant or any of its property; (v) a change in control of Applicant; (vi) attachment or restraint of or other legal process against property in which Applicant has an interest in the control of Bank or any third party on behalf of Bank; (vii) any statement to Bank made by Applicant or on its behalf is incorrect or misleading; (viii) Applicant's failure to provide Bank on request any books and records; (ix) Applicant's failure to withhold, collect or pay any tax when assessed or due; (x) occurrence of any of the above with respect to any guarantor of any Obligations and if there is more than one party as Applicant, the occurrence of any of the foregoing regarding any one, some, or all of such parties; or (xi) any other act or circumstance leading Bank in good faith to deem itself insecure; (H) "Good Faith" means honesty in fact in the conduct or transaction concerned; (I) "ISP 98" means the International Standby Practices, International Chamber of Commerce ("ICC") Publication No. 590, or any subsequent revisions or restatement thereof which may be adopted by the ICC and in use by the Bank; (J) "Jurisdiction" means the state in the United States where the Bank's branch which maintains Applicant's major deposits is located, or if Applicant does not have deposits with the Bank, the Bank's office in a state of the United States where Applicant's major banking relationship with it is conducted; if neither of the foregoing apply, then jurisdiction shall mean New York City, New York; (K) "Obligations" means all obligations of any, some or all of parties comprising the Applicant to Bank now or hereafter existing under the Agreement or otherwise; (L) "Prime Rate" means that changing rate of interest announced publicly from time to time by Bank as its Prime Rate; (M) "Property" means all present and future inventory, equipment, farm products and other goods, documents, policies and certificates of insurance, securities, securities entitlements, securities accounts, financial assets, investment property, instruments, letters-of-credit and letter-of-credit rights, chattel paper, accounts, general intangibles, money, and any and all other types of property (including, but not limited to, deposit accounts and certificates of deposit), together with all cash and non cash proceeds and products thereof, and all Applicant's rights thereto and all documents relative thereto; and (N) "UCP" means the Uniform Customs and Practice for Documentary Credits, ICC Publication Number 500, or any subsequent revision or restatement thereof adopted by the ICC and in use by the Bank. Terms not defined herein will, if defined therein, have the same meaning as given in the Uniform Commercial Code as amended from time to time.

2. Applicant's Reimbursement of Bank: (A) Applicant shall pay Bank on demand in immediately available funds (in United States currency) (i) the amount of each Draft drawn or purporting to be drawn under the Credit (whether drawn before, on or after the expiry date stated in the Credit); provided that if the Credit provides for acceptance of a time draft or incurrence of a deferred payment obligation, reimbursement shall be due sufficiently in advance of its maturity to enable the Bank to arrange for its cover in same day funds to reach the place where it is payable no later than the date of its maturity; (ii) any amount by which Bank's cost of payment under the Credit exceeds the amount paid by Applicant; (iii) interest on all amounts not paid when due at a fluctuating rate per annum equal to the Prime

Rate plus 2%, but in no event at an interest rate exceeding the highest rate permitted by applicable law. (B) Foreign Currency. If the Draft is payable in other than U.S. currency, Applicant will pay Bank the amount in U.S. currency from Bank at Bank's current selling rate of exchange for delivery to the place of payment in the currency and amount in which such Draft was drawn. If there is no current selling rate of exchange generally offered by Bank for effecting such payment, Applicant will pay Bank on demand an amount which Bank deems necessary to pay or provide for the payment of the Obligations, and Applicant shall remain liable for any deficiency which may result if such amount in U.S. currency proves to be insufficient to effect full payment or reimbursement to Bank at the time when such rate of exchange shall again be current. (C) Fees Costs and Expenses. Applicant will pay Bank (i) fees in respect of the Credit at such rates and times as Applicant and Bank may agree in writing or, in the absence of such an agreement, in accordance with Bank's standard fees then in effect (including, if applicable, application fees, issuance fees, maintenance fees, amendment fees, drawing fees, discrepancy fees, acceptance or deferred payment obligation fees, transfer fees and assignment of letter of credit proceeds fees); and (ii) on demand, all costs and expenses that Bank incurs in connection with the Credit or this Agreement, including (a) reasonable attorneys' fees and disbursements and other dispute resolution expenses to protect or enforce Bank's rights or remedies under or in connection with the Credit, this Agreement or any separate security agreement, guaranty or other agreement or undertaking supporting this Agreement or to respond to any notice of forgery, fraud, abuse or illegality in connection with this Agreement, the Credit, any presentation under the Credit or any transaction underlying the Credit (including an active defense by Bank in any action in which an injunction is sought or obtained against presentation or honor), (b) costs and expenses in connection with any requested amendment to or waiver under the Credit or this Agreement, (c) costs and expenses in complying with any governmental exchange, currency control or other laws, rules or regulations of any country now or hereafter applicable to the purchase or sale of, or dealings in, foreign currency, (d) any stamp taxes, recording taxes, or similar taxes or fees payable in connection with the Credit or this Agreement, and (e) any adviser, confirmer, or other nominated person fees and expenses that are chargeable to Applicant or Bank. References in this Agreement to attorneys' fees and disbursements shall include any reasonably allocated costs of internal counsel. (D) Increased Costs and Taxes. Applicant shall pay Bank on demand increased costs or Bank's reduction in yield from any new or changed reserve, capital, special deposit, tax, insurance or other requirement or guideline affecting the Bank's or its parent's contingent or absolute rights or obligations under or in connection with this Agreement or any Credit provided the Bank acts reasonably to avoid or minimize the increased costs or reduction in the yield and computes the same on a reasonable basis. Applicant agrees that all payments hereunder shall be made without withholding, deduction or set-off and shall be made free and clear of taxes other than federal and state income and franchise taxes imposed on the Bank. (E) Automatic Debit for Payment. Applicant authorizes Bank to debit any of Applicant's accounts at Bank for any payments due under this Agreement, Applicant further certifies that it holds legitimate ownership of each of these accounts and preauthorizes this debit as part of its ownership rights.

3. Independence; Applicant Responsibility. Applicant is responsible for preparing or approving the text of the Credit as issued by Bank and as received by any Beneficiary, including responsibility for any terms and conditions thereof that are ineffective, ambiguous, inconsistent, unduly complicated, or reasonably impossible to satisfy. Applicant's ultimate responsibility for the final text shall not be affected by any assistance Bank may provide such as drafting or recommending text or by Bank's use or refusal to use text submitted by Applicant. Bank does not represent or warrant that the Credit will satisfy Applicant's requirements or intentions. Applicant is responsible for the suitability of the Credit for Applicant's purposes. Applicant will examine the copy of the Credit, and any other documents sent by Bank in connection with the Credit, and shall notify Bank of any non-compliance with Applicant's instructions, and of any discrepancy in any document under any presentment or other irregularity, within 3 Business Days after Applicant receives or should have received any of such documents (the "Required Time"); provided, however, if the end of the Required Time falls on a weekend or Bank holiday, the deadline shall be extended to the end of the next Business Day. Applicant's failure to give timely and specific notice during the Required Time of objection shall automatically waive Applicant's objection, authorize or ratify Bank's action or inaction, and preclude Applicant from raising the objection as a defense or claim against Bank

4. Claims Against Bank; Waivers; Exculpations; Limitations of Liability, Ratification; Accounting. (A) Applicant's Obligations shall be irrevocable and unconditional and performed strictly in accordance with the terms of this Agreement, irrespective of: (i) any change or waiver in the time, manner or place of payment of or any other term of the Obligations (including any release) of any other party who, if applicable, has guaranteed or is jointly and severally liable for any of the Obligations or granted any security therefore;
(ii) any exchange, change or release of any Collateral or other collateral (including any failure of Bank to perfect any security interest therein), for any of the Obligations, (iii) any presentation under the Credit being forged, fraudulent or any statement therein being untrue or inaccurate, (iv) any agreement by Bank and any Beneficiary extending or shortening Bank's time after presentation to examine documents or to honor or give notice of discrepancies.
(B) Without limiting the foregoing, it is expressly agreed that the Obligations of Applicant to reimburse or to pay Bank pursuant to this Agreement will not be excused by ordinary negligence, gross negligence, wrongful conduct or willful misconduct of Bank. However, the foregoing shall not excuse Bank from liability to Applicant in any independent action or proceeding brought by Applicant against Bank following such reimbursement or payment by Applicant to the extent of any unavoidable direct damages suffered by Applicant that are caused directly by Bank's gross negligence or willful misconduct; provided that (i) Bank shall be deemed to have acted with due diligence and reasonable care if it acts in accordance with standard letter of credit practice of commercial banks located in the place that the Credit is issued; and (ii) Applicant's aggregate remedies against Bank for wrongfully honoring a presentation or wrongfully retaining honored documents shall in no event exceed the aggregate amount paid by Applicant to Bank with respect to the honored presentation, plus interest. (C) Without limiting any other provision of the Agreement, Bank and, as applicable, its correspondents: (i) may rely upon any oral, telephonic, telegraphic, facsimile, electronic, written or other communication believed in good faith to have been authorized by Applicant, whether or not given or signed by an authorized person; (ii) shall not be responsible for any acts or omissions by, or the solvency of, any Beneficiary, any nominated person or any other person;
(iii) May honor
any presentation or drawing under the Credit that appears on its face substantially to comply with the terms and conditions of the Credit; (iv) (a) may permit partial shipment under the Credit, except as otherwise expressly stated in the Credit, and may honor the relative Drafts without inquiry regardless of any apparent disproportion between the quantity shipped and the amount of the relative Draft and the total amount of the Credit and the total quantity to be shipped under the Credit, and (b) if the Credit specifies shipments in installments within stated periods and the shipper fails to ship in any designated period, shipments of subsequent installments may nevertheless be made in their respective designated periods, and the relative Drafts may be honored; (v)may disregard any requirement of the Credit that presentation be made to it at a particular place or by a particular time of day (but not any requirement for presentation by a particular day) or that notice of dishonor be given in a particular manner, and Bank may amend or specify any such requirement in the Credits; (vi) may accept as a draft any written or electronic demand or request for payment under the Credit, even if nonnegotiable or not in the form of a draft, and may disregard any requirement that such draft, demand or request bear any or adequate reference to the Credit; (vii) may discount or authorize the discount of any accepted draft or deferred payment obligation incurred under any Credit; (viii) may honor, before or after its expiration, a previously dishonored presentation under the Credit, whether pursuant to court order, to settle or compromises any claim that is wrongfully dishonored or otherwise, and shall be entitled to reimbursement to the same extent (if any) as if it had initially honored plus reimbursement of any interest paid by it; (ix) may honor, upon receipt, any drawing that is payable upon presentation of a statement advising negotiation or payment (even if such statement indicates that a draft or other document is being separately delivered) and shall not be liable for any failure of any Draft or document to arrive or to conform with the Draft or document referred to in the statement or any underlying transaction; (x) may retain proceeds of the Credit based on a valid exercise of Bank's set off rights or an apparently applicable attachment order or blocking regulation; (xi) may select any branch or affiliate of Bank or any other bank to act as advising, transferring, confirming and/or nominated bank under the law and practice of the place where it is located; (xii) shall not be responsible for any other action or inaction taken or suffered by Bank or its correspondents under or in connection with the Credit, with any presentation thereunder or with any Collateral, if required or permitted under any applicable domestic or foreign law or letter of credit practice. Examples of laws or practice that may be applicable, depending upon the terms of the Credit and where and when it is issued, include the UCC, the Uniform Rules for Demand Guarantees ("URG") the UCP, the ISP, published rules of practice, applicable standard practice of banks that regularly issue letters of credit, and published statements or interpretations on matters of standard bank practice. (D) Applicant's taking control, possession or retention of any documents presented under or in connection with the Credit (whether or not the documents are genuine) or of any Property for which payment is supported by the Credit, shall ratify Bank's honor of the documents and preclude Applicant from raising a defense, set-off or claim with respect to Bank's honor of the documents. (E) Neither Bank nor any of its correspondents shall be liable in contract, tort, or otherwise, for any punitive, exemplary, consequential, indirect or special damages. Any claim by Applicant under or in connection with this Agreement or the Credit shall be reduced by an amount equal to the sum of (i) the amount (if any) saved by Applicant as a result of the breach or other wrongful conduct complained of; and
(ii) the amount (if any) of the loss that would have been avoided had Applicant taken all reasonable steps to mitigate any loss, including by enforcing its rights in the transaction(s) underlying the Credit, and in case of a claim of wrongful dishonor, by specifically and timely authorizing Bank to effect a cure.

5. Security Agreement. The provisions of this Section shall only supplement, not supersede, provisions of any other security agreement in favor of Bank which are inconsistent herewith. (A) Security Interest. As security for the payment and performance of the Obligations, Applicant assigns, pledges and grants to Bank a security interest in the Collateral. The security interest of Bank in Collateral shall continue until all Obligations are repaid, and shall not be invalidated by reason of the delivery or possession of the Property to Applicant or anyone else. (B) Subrogation. As additional security for the Obligations, Bank shall be subrogated to the Applicant's rights in respect of any transaction in any way related to the Credit or any Drafts, including rights against Beneficiary or any collateral. (C) Additional Collateral. If at any time Bank, in its discretion, requires additional collateral for any Obligations, Applicant will, on demand, provide additional collateral of a type and value satisfactory to Bank, and/or make such cash payment as Bank may require. If Applicant has executed or, at any time, executes another security agreement with Bank, the collateral described therein, unless specifically excluded, shall constitute additional collateral for the Obligations. (D) Actions Regarding Collateral. Applicant will execute and deliver to Bank any documents, and take any action, which Bank deems necessary or desirable to evidence or perfect any security interest in favor of Bank, to acquire possession of any Property, or to protect Bank's interests with respect to any Collateral, including, without limitation, transferring or registering Property in the name of Bank; in order to accomplish any of the foregoing, Bank may, at its option, at any time and without notice to Applicant, transfer to, or register in the name of, Bank or its nominees any Collateral; and further, Bank is irrevocably appointed as attorney-in-fact for Applicant and authorized, without notice to Applicant, to execute and deliver all such documents and to take all such actions on behalf of Applicant, including, without limitation, the execution, delivery and/or filing of collateral control agreements, financing statements and trust receipt statements. This appointment is coupled with an interest. (E) Care of Property; Modification. Bank will exercise care in the preservation of Collateral if such Property is in the custody of Bank; provided, however, its standard of care for Property in its custody is the lesser of that required by applicable law or that requested by Applicant in writing. Applicant shall remain obligated under the terms of the Agreement notwithstanding the release or substitution of any Collateral at any time(s), or any delay, extension of time, renewal, compromise or other indulgence granted by Bank related to any Obligations, or to any promissory note, Draft, bill of exchange or other instrument related to any Obligations. Applicant waives notice of any such delay, extension, release, substitution, renewal, compromise or other indulgence, and consents to be bound thereby as fully as if Applicant had expressly agreed thereto in advance. The proceeds of any Collateral may be applied, in whole or in part, by Bank to pay any matured, or to anticipate the payment of any unmatured, Obligations.

6. Communications. (A) Internet. Applicant may electronically initiate the issuance and amendment of any Credit and retrieve or send information about any outstanding Credit by accessing an internet site maintained by the Bank (the "Web Site") through Applicant's computer equipment and web browser software. Applicant is responsible to provide its own computer equipment and web browser software and shall be responsible for all acquisition, installation, repair and maintenance costs associated therewith. Applicant shall select its own internet service provider. Applicant shall comply promptly with all instructions on the Web Site governing its use and the security measures to be maintained in connection with its use. Applicant authorizes the Bank to receive data and act upon Applicant's requests which Bank receives over the Web Site. Applicant agrees that Bank may rely on the authenticity and accuracy of messages and information received by Bank on the Web Site purporting to be from the Applicant. Applicant agrees: (i) to protect all assigned operator identification passwords and accepts full responsibility for any compromise of security;(ii) to limit access to the Web Site to those persons authorized by Applicant through the use of security procedures implemented and enforced by the Applicant; (iii) accurately to input any data fields necessary to initiate, release or cancel any transaction; (iv) to access the Web Site as often as necessary consistent with Applicant's business activities it conducts on the Web Site, which may be daily, and retrieve and review outstanding Credit detail reports; and (v) to notify the Bank promptly of any error or defect in the report. Applicant acknowledges and understands that the instructions sent by it through the internet to the Bank and the information retrieved by the Applicant from the Web Site through the internet will be encrypted, but that such encryption is not completely secure and is not free from errors, poor transmissions, interception, forgery, viruses, tampering, destruction, deciphering or other delay or casualty. The Bank shall not be liable for any loss, claim or liability, cost or expense except for any loss, claim or liability, cost or expense resulting from its own gross negligence or willful misconduct arising from: (a) any of the foregoing; (b) failure of any internet service provider to provide its services; (c) failure of communications media, legal restrictions; (d) act of God, fire or other catastrophe, computer failure or any other cause or circumstance beyond the Bank's control; (e) any unauthorized person's use of or access to the Web Site; or (f) failure of Applicant to report errors or defects promptly. (B) Electronic Systems. Applicant may desire to transmit and receive by means of facsimile, open internet communication, or other unguarded electronic communications (hereinafter collectively the "electronic systems") Applications and other paper-writings to or from the Bank. To induce the Bank to accept communication via electronic systems, Applicant shall: i) ensure that its officers, agents and employees, will at all times follow and maintain the integrity of any security established by the Applicant and the Bank; ii) immediately notify the Bank in the event that Applicant should have reason to believe that the security established for electronic systems transmission has been breached or compromised in any manner; iii) ensure that only authorized personnel selected and controlled by the Applicant request action(s) by transmittal of document(s) by electronic systems; iv) ensure that any documents transmitted to the Bank by means of electronic systems shall be a complete and accurate copy and if signed be executed by personnel authorized by the Applicant; and v) maintain its software and equipment and any privacy control device within such software or equipment without any reliance on or responsibility by the Bank. The Applicant acknowledges and agrees that the Bank shall, except when acting with gross negligence or willful misconduct,: i) not be responsible to the Applicant for any loss or damage arising from the use of unguarded electronic systems, including access or misuse of Applicant's confidential information, transmission of a virus, or failed, incomplete or inaccurate transmission; ii) not be responsible to assure that, its software and equipment for receiving messages or documents from electronic systems will be compatible with that of Applicant or available at all times for Applicant's use; iii) have absolute discretion but without liability, for any reason whatsoever, not to act upon documentation received by electronic systems; provided, however, that the Bank shall notify the undersigned promptly should it elect to defer action until the original documentation is physically presented to the Bank; iv) without any liability on its part to do so, have the right at its discretion to make further inquiries and demand further verification to determine the validity of any document prior to taking any action; and v) have the right to assume that any reproduction of documentation received by electronic systems constitutes a full, complete and accurate reproduction of the original documentation and that all signatures are authorized and genuine. (C) Indemnity. Separate and independent from any other indemnity set forth in this Agreement, the Applicant hereby indemnifies and holds the Bank harmless against any and all loss, liability, damage or expenses of whatever kind and nature arising from Bank's acceptance and/or delivery of information and Applications over its Web Site or by electronic systems.

7. Two Parties Signing Agreement. (A) Co-Applicants. If the Agreement is signed by two or more Applicants, it shall be the joint and several obligation of each. Bank shall designate in the Credit as account party and as Applicant, who without joinder of the account party shall have the exclusive right to issue all instructions on any matters relating to the Credit. If the foregoing information is left blank or incomplete, the Bank at its discretion may accept an Application, or seek instruction, from any Applicant regarding a Credit, including, without limitation, any amendment thereto or waiver of any discrepancy thereunder, and until Bank at the office at which the relevant Credit is issued actually receives written notice of revocation, each Applicant shall be bound by and hereby affirms the instructions of the other. (B) Financial Institution as Customer. If the Agreement is signed as Applicant or co-Applicant by a bank, trust company or other financial institution for its customer, such Applicant appoints Bank as its agent to issue the Credit. Such Applicant and its customer agree to act in accordance with and be subject to the Agreement. If such Applicant is required (i) to reimburse Bank; (ii) to pay Bank in the Event of Default; (iii) to indemnify Bank; or (iv) to provide collateral, then its customer agrees to reimburse, pay or indemnify Applicant for the full amount of those payments and to provide the requisite collateral. In addition, the customer agrees to obtain such Applicant's consent before agreeing to waive any discrepancy in the documents related to the Credit or to waive or amend any terms of the Agreement or the Credit.

8. Event of Default. On and after any Event of Default: (A) the amount of the Credit, as well as any other Obligations, shall, at Bank's option, become due and payable immediately without demand or notice to Applicant or if contingent, may be treated by Bank as due and payable for its maximum face amount; (B) Bank may set off and apply any deposits or any other indebtedness at any time owing by Bank to or for Applicant's credit or account against any matured or unmatured Obligations, irrespective of whether or not Bank shall have made any demand under the Agreement and although such deposits, indebtedness or Obligations may be unmatured or contingent; (C) Bank may exercise all rights and remedies available to it in law or equity; and (D) in respect of any Collateral, Bank may exercise all the rights and remedies of a secured party under the Uniform Commercial Code or any other applicable law and also may, without notice except as required by law, sell such Property or any part thereof in one or more parcels at public or private sale, for cash, on credit or for future delivery, and on such other terms as Bank may deem commercially reasonable. Written notice mailed or delivered to Applicant at the address specified in the Agreement at least five business days prior to the date of public sale or prior to the date after which private sale is to be made shall be reasonable, adequate notice. Applicant will pay on demand all costs and expenses (including reasonable attorneys fees and legal expenses, incurred prior to or after a bankruptcy filing) related to the custody, preservation or sale of, or collection from, or realization upon, any of such Property and related to the collections of the Obligations and the enforcement of Bank's rights against Property. In the event of sale of or collection from the Collateral, Bank may in its discretion hold the proceeds as Collateral or apply the proceeds as Bank deems appropriate to the payment of costs and expenses or to one or more of the Obligations, whether or not then due.

9. Indemnification. Applicant will indemnify and hold harmless Bank and its officers, directors, affiliates, employees, attorneys and agents (each, an "Indemnified Party") from and against any and all claims, liabilities, losses, damages, costs and expenses (including reasonable attorneys' fees and disbursements and other dispute resolution expenses (including fees and expenses in preparation for a defense of any investigation, litigation or proceeding) and costs of collection) that arise out of or in connection with: (A) the Credit or any pre-advice of its issuance; (B) any payment or action taken or omitted to be taken in connection with the Credit or this Agreement (including any action or proceeding to (i) restrain any presentation, (ii) compel or restrain any payment or the taking of any other action under the Credit, (iii) obtain damages for wrongful dishonor or honor of the Credit or for breach of any other duty arising out of or related to the Credit, (iv) compel or restrain the taking of any action under this Agreement or (v) obtain similar relief (including by way of interpleader, declaratory judgment, attachment or otherwise), regardless of who the prevailing party is in any such action or proceeding); (C) an adviser or a confirmer or other nominated person seeking to be reimbursed, indemnified or compensated, (D) any beneficiary requested to issue its own undertaking seeking to be reimbursed, indemnified or compensated or (E) any third party seeking to enforce the rights of an applicant, beneficiary, nominated person, transferee, assignee of letter of credit proceeds, or holder of an instrument or document;
(F) the enforcement of this Agreement or any rights or remedies under or in connection with this Agreement, the Collateral or the Credit; (G) the release by Applicant of any Credit to any third party prior to its issuance by the Bank; or
(H) any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or governmental authority (including with respect to any document or property received under this Agreement or the Credit ) or any other cause beyond the Bank's control, except to the extent such liability, loss, damage, cost or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted directly from such Indemnified party's gross negligence or willful misconduct. Applicant will pay on demand from time to time all amounts owing under this section. If and to the extent that the obligations of Applicant under this section are unenforceable for any reason, Applicant agrees to make the maximum contribution to the payment of such obligation that is permissible under applicable law.

10. Governing Law; UCP, ISP 98. The UCP or ISP 98 as applicable to each Credit governs this Agreement and is incorporated herein. Subject to the other provisions of the Agreement, the Agreement shall be governed by and construed in accordance with the substantive laws of the Jurisdiction, without regard to conflicts of law principles, except to the extent that such law is inconsistent with the UCP or ISP 98, as applicable. In the event any provision of the UCP or ISP 98, as applicable, is or is construed to vary from or be in conflict with any provision of any applicable law of the Jurisdiction or the federal law of the United States, to the extent permitted by law, the UCP or the ISP 98, as applicable, shall govern or be read to explain the applicable law. Unless Applicant specifies otherwise in its application for the Credit, Applicant agrees that Bank may issue the Credit subject to the UCP or ISP 98 or, at Bank's option, such later revision of either thereof as is in effect at the time of issuance of the Credit. Bank's privileges, rights and remedies under the UCP, ISP 98 or such later revision shall be in addition to, and not in limitation of, its privileges, rights, and remedies expressly provided for herein. The UCP and ISP 98 shall serve, in the absence of proof to the contrary, as evidence of standard practice with respect to the subject matter thereof.

11. Savings Clause. Whenever possible, each provision of the Agreement shall be interpreted in a manner as to be effective and valid under applicable law, but if any provision of the Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of the Agreement.

12. Bankruptcy and Forfeiture Reinstatement. If any consideration transferred to Bank in payment of, or as collateral for, or in satisfaction of the Obligations, shall be voided in whole or in part as a result of (A) a subsequent bankruptcy or insolvency proceeding; (B) any forfeiture or in rem seizure action or remedy; (C) any fraudulent transfer or preference action or remedy; or (D) any other criminal or equitable proceeding or remedy, then Bank may at its option recover the Obligations or the consideration so voided from Applicant. In such event, Bank's claim to recover the voided consideration shall be a new and independent claim arising under the Agreement, and shall be jointly and severally due and payable immediately by Applicant.

13. Miscellaneous. The rights and remedies granted to Bank in the Agreement are in addition to all other rights or remedies afforded to Bank under applicable law, equity or other agreements. The terms of the Agreement may not be waived or amended, unless the parties consent in writing. The Agreement shall be binding on Applicant's heirs, executors, administrators, successors and permitted assigns, and shall inure to the benefit of Bank's successors and assigns. Bank can assign this Agreement and its rights to reimbursement regarding any Credit without Applicant's consent. Applicant shall not assign any rights or remedies related to the Agreement or the Credit without written consent of the Bank. Any notice to Applicant, if mailed, shall be deemed given when mailed, postage paid, addressed to Applicant at the address on the Application or such other address furnished by Applicant to Bank. This Section shall not be deemed to be an exclusive list of each means of notice from one party to the other. The Agreement will continue in full force and effect until the expiration or cancellation of each Credit and all outstanding Obligations have been satisfied in a manner satisfactory to Bank, and Applicant requests termination in writing. Applicant will comply with all laws, regulations and customs now or hereafter applicable to the Agreement or to the transaction related to the Credit, and will furnish evidence of compliance as Bank may require. Applicant shall maintain or cause to be maintained insurance covering any Property for which payment is supported by a Credit in amounts, from insurers, or through parties satisfactory to the Bank and will furnish such evidence of insurance as and when Bank may require. This Agreement contains the final, complete and exclusive understanding of, and supersedes all prior or contemporaneous, oral or written, agreements, understandings, representations and negotiations between, the parties relating to the subject matter of this Agreement.

14. Consent to Jurisdiction and Venue. IN ANY PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER ARISING OUT OF OR RELATED TO THE AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER, APPLICANT IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN ANY COUNTY IN THE JURISDICTION AND AGREES NOT TO RAISE ANY OBJECTION TO THE JURISDICTION OR TO THE LAYING OR MAINTAINING OF THE VENUE OF ANY SUCH PROCEEDING IN THE JURISDICTION. APPLICANT AGREES THAT SERVICE OF PROCESS IN ANY SUCH PROCEEDING MAY BE DULY EFFECTED UPON IT BY MAILING A COPY THEREOF, BY REGISTERED MAIL, POSTAGE PREPAID, TO IT.

15. WAIVER OF JURY TRIAL. TO THE EXTENT PERMITTED BY APPLICABLE LAW, APPLICANT AND WHEN IT ISSUES A CREDIT, BANK KNOWINGLY AND VOLUNTARILY WAIVE ALL RIGHTS TO TRIAL BY JURY WITH RESPECT TO ANY LITIGATION BASED ON, ARISING OUT OF, OR RELATING TO THE AGREEMENT OR THE CREDIT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (ORAL OR WRITTEN) OR ACTIONS OF ANY PARTY WITH RESPECT THERETO . THIS WAIVER IS A MATERIAL INDUCEMENT FOR BANK TO ISSUE THE CREDIT.

16. Effectiveness of Agreement. Applicant agrees that the terms and conditions of this Continuing Letter of Credit Agreement shall be continuing and shall apply to any Credit currently, or in the future, issued by the Bank on Applicant's behalf.

17. Conflict with Credit Agreement. Reference is made to the Credit Agreement dated of even date herewith by and among Urban Outfitters, Inc., and its Subsidiaries listed on Schedule 1 thereto, as Borrowers, the Lenders referred to therein, and First Union National Bank, as Administrative Agent (as it may be amended from time to time, the "Credit Agreement"). Notwithstanding Section 3.12 of the Credit Agreement, to the extent any provisions of this Agreement are inconsistent with the express terms of the Credit Agreement, the terms of the Credit Agreement shall prevail.

                           [Executions on Next Page]

          IN WITNESS WHEREOF, the undersigned have executed this Agreement this ___ day of September, 2001.



                                         URBAN OUTFITTERS, INC.

                                         By:  ___________________________
                                              Name:
                                              Title:

                                         UO FENWICK, INC.

                                         By:  ___________________________
                                              Name:
                                              Title:

                                         INTER-URBAN, INC.

                                         By:  ___________________________
                                              Name:
                                              Title:

                                         URBAN OUTFITTERS (DELAWARE), INC.

                                         By:  __________________________
                                              Name:
                                              Title:

                                         ANTHROPOLOGIE (DELAWARE), INC.

                                         By:  __________________________
                                              Name:
                                              Title:

                                         URBAN OUTFITTERS UK LIMITED

                                         By:  ___________________________
                                              Name:
                                              Title:

                                         URBAN OUTFITTERS IRELAND LIMITED

                                         By:  ___________________________
                                              Name:
                                              Title:

                                         ANTHROPOLOGIE, INC.

                                         By:  ___________________________
                                              Name:
                                              Title:



                             [Executions Continued]

                                         URBAN OUTFITTERS WHOLESALE, INC.

                                         By:  ___________________________
                                              Name:
                                              Title:

                                         URBAN OUTFITTERS DIRECT, LLC

                                         By:  ___________________________
                                              Name:
                                              Title:

                                         ANTHROPOLOGIE DIRECT, LLC

                                         By:  ___________________________
                                              Name:
                                              Title:

                                         U.O.D., INC.

                                         By:  ___________________________
                                              Name:
                                              Title:

                                         U.O.D. SECONDARY, INC.

                                         By:  ___________________________
                                              Name:
                                              Title:

                                         UOGC, INC.

                                         By:  ___________________________
                                              Name:
                                              Title:


Acknowledged and agreed:

FIRST UNION NATIONAL BANK

By:  ____________________________
     Name:
     Title: